Exhibit 99.3

INDEX TO FINANCIAL STATEMENTS

Page
CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

Consolidated Financial Statements

Reports of Independent Registered Public Accounting Firm	I-1
Consolidated Balance Sheets - December 31, 2009 and 2008	I-5
Consolidated Statements of Operations - years ended December 31, 2009, 2008 and 2007	I-7
Consolidated Statements of Stockholders’ Deficiency and Comprehensive Income (Loss) - years ended December 31, 2009, 2008 and 2007	I-8
Consolidated Statements of Cash Flows - years ended December 31, 2009, 2008 and 2007	I-10

CSC HOLDINGS, LLC AND SUBSIDIARIES

Consolidated Financial Statements

Consolidated Balance Sheets - December 31, 2009 and 2008	I-12
Consolidated Statements of Operations - years ended December 31, 2009, 2008 and 2007	I-14
Consolidated Statements of Changes in Total Deficiency and Comprehensive Income (Loss) - years ended December 31, 2009, 2008 and 2007	I-15
Consolidated Statements of Cash Flows - years ended December 31, 2009, 2008 and 2007	I-17

Combined Notes to Consolidated Financial Statements	I-19

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Cablevision Systems Corporation:

We have audited Cablevision Systems Corporation and subsidiaries’ internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Cablevision Systems Corporation’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control Over Financial Reporting in Item 9A.  Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.  Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk.  Our audit also included performing such other procedures as we considered necessary in the circumstances.  We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Cablevision Systems Corporation and subsidiaries maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Cablevision Systems Corporation and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ deficiency and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2009, and our report dated February 25, 2010 expressed an unqualified opinion on those consolidated financial statements.

/s/ KPMG LLP

Melville, New York
February 25, 2010

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Cablevision Systems Corporation:

We have audited the accompanying consolidated balance sheets of Cablevision Systems Corporations and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ deficiency and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2009.  In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule listed in Item 15(a)(2).  These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cablevision Systems Corporation and subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.  Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Cablevision Systems Corporation and subsidiaries’ internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 25, 2010 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ KPMG LLP

Melville, New York
February 25, 2010, except for Notes 1, 2, 4 through 10, 12 through 20 and 22 which are as of May 21, 2010

Report of Independent Registered Public Accounting Firm

The Board of Directors and Sole Member

CSC Holdings, LLC:

We have audited CSC Holdings, LLC and subsidiaries’ internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). CSC Holdings, LLC’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control Over Financial Reporting in Item 9A.  Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.  Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk.  Our audit also included performing such other procedures as we considered necessary in the circumstances.  We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, CSC Holdings, LLC and subsidiaries maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of CSC Holdings, LLC and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in total deficiency and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2009, and our report dated February 25, 2010 expressed an unqualified opinion on those consolidated financial statements.

/s/ KPMG LLP

Melville, New York
February 25, 2010

Report of Independent Registered Public Accounting Firm

The Board of Directors and Sole Member

CSC Holdings, LLC:

We have audited the accompanying consolidated balance sheets of CSC Holdings, LLC and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in total deficiency and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2009. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule listed in Item 15(a)(2).  These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CSC Holdings, LLC and subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.  Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), CSC Holdings, LLC and subsidiaries’ internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 25, 2010 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ KPMG LLP

Melville, New York
February 25, 2010, except for Notes 1, 2, 4 through 10, 12 through 20 and 22 which are as of May 21, 2010

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2009 and 2008

(Dollars in thousands, except share and per share amounts)

	2009	2008
ASSETS

Current Assets:

Cash and cash equivalents	$245,032	$252,029
Restricted cash	—	4,875
Accounts receivable, trade (less allowance for doubtful accounts of $23,500 and $19,762)	484,400	477,634
Prepaid expenses and other current assets	147,445	173,181
Advances to affiliates	14,278	12,136
Program rights, net	162,741	154,468
Deferred tax asset	522,799	288,244
Investment securities pledged as collateral	136,059	181,271
Derivative contracts	37,137	63,574
Assets distributed to shareholders in 2010	530,559	283,494
Total current assets	2,280,450	1,890,906

Property, plant and equipment, net of accumulated depreciation of $8,154,738 and $7,433,581	2,973,581	3,148,134
Other receivables	29,590	28,944
Advances to affiliates	4,920	—
Investment securities pledged as collateral	226,054	181,271
Derivative contracts	8,361	50,163
Other assets	56,790	56,914
Program rights, net	520,565	494,552
Deferred tax asset	—	315,022
Deferred carriage fees, net	91,170	112,228
Affiliation, broadcast and other agreements, net of accumulated amortization of $526,790 and $455,290	416,964	488,464
Other amortizable intangible assets, net of accumulated amortization of $115,803 and $86,758	132,132	156,638
Indefinite-lived cable television franchises	731,848	731,848
Other indefinite-lived intangible assets	90,913	92,913
Goodwill	358,210	357,841
Deferred financing and other costs, net of accumulated amortization of $79,407 and $94,616	111,742	90,918
Assets distributed to shareholders in 2010	1,522,440	1,723,511
	$9,555,730	$9,920,267

See accompanying notes to consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (continued)

December 31, 2009 and 2008

(Dollars in thousands, except share and per share amounts)

	2009	2008
LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current Liabilities:

Accounts payable	$394,243	$378,073
Accrued liabilities:
Interest	162,398	166,269
Employee related costs	254,428	288,020
Other accrued expenses	233,367	266,796
Accounts payable to affiliates	21,088	20,079
Deferred revenue	66,879	61,861
Program rights obligations	118,956	123,405
Liabilities under derivative contracts	9,294	3,327
Bank debt	360,000	310,000
Collateralized indebtedness	171,401	234,264
Capital lease obligations	5,745	4,097
Notes payable	—	6,230
Notes payable to affiliate	190,000	—
Senior notes and debentures	—	148,881
Liabilities distributed to shareholders in 2010	307,526	319,664
Total current liabilities	2,295,325	2,330,966

Defined benefit plan and other postretirement plan obligations	105,461	93,944
Deferred revenue	13,944	13,235
Program rights obligations	316,896	342,373
Liabilities under derivative contracts	211,696	263,240
Notes payable to affiliate	—	190,000
Other liabilities	225,755	154,331
Deferred tax liability	47,197	—
Bank debt	4,938,750	5,343,750
Collateralized indebtedness	204,431	214,474
Capital lease obligations	50,796	50,295
Senior notes and debentures due in 2009	—	1,250,920
Senior notes and debentures due after 2009	5,321,883	4,096,491
Senior subordinated notes	323,817	323,564
Liabilities distributed to shareholders in 2010	643,038	608,330
Total liabilities	14,698,989	15,275,913

Commitments and contingencies

Redeemable noncontrolling interests	12,175	12,012

Stockholders’ Deficiency:
Preferred Stock, $.01 par value, 50,000,000 shares authorized, none issued	—	—
CNYG Class A common stock, $.01 par value, 800,000,000 shares authorized, 274,133,498 and 267,249,234 shares issued and 247,668,143 and 242,258,240 shares outstanding	2,741	2,672
CNYG Class B common stock, $.01 par value, 320,000,000 shares authorized, 54,354,251 and 54,873,351 shares issued and outstanding	544	549
RMG Class A common stock, $.01 par value, 600,000,000 shares authorized, none issued	—	—
RMG Class B common stock, $.01 par value, 160,000,000 shares authorized, none issued	—	—
Paid-in capital	89,741	132,425
Accumulated deficit	(4,749,714)	(5,035,286)
	(4,656,688)	(4,899,640)
Treasury stock, at cost (26,465,355 and 24,990,994 CNYG Class A common shares)	(449,507)	(433,326)
Accumulated other comprehensive loss	(49,760)	(35,025)
Total stockholders’ deficiency	(5,155,955)	(5,367,991)
Noncontrolling interest	521	333
Total deficiency	(5,155,434)	(5,367,658)
	$9,555,730	$9,920,267

See accompanying notes to consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31, 2009, 2008 and 2007

(Dollars in thousands, except per share amounts)

	2009	2008	2007

Revenues, net (including revenues, net from Madison Square Garden of $9,748, $11,635 and $11,102, respectively)	$6,847,301	$6,319,852	$5,598,435

Operating expenses:
Technical and operating (excluding depreciation, amortization and impairments shown below and including charges from Madison Square Garden of $116,483, $112,074 and $98,340, respectively)	2,818,468	2,645,831	2,366,219
Selling, general and administrative (net of charges to Madison Square Garden of $26,625, $24,629 and $26,820, respectively)	1,643,731	1,504,862	1,353,661
Restructuring expense	10,728	49,883	4,512
Depreciation and amortization (including impairments)	1,022,912	1,441,532	1,056,489
	5,495,839	5,642,108	4,780,881

Operating income	1,351,462	677,744	817,554

Other income (expense):
Interest expense	(749,735)	(793,656)	(937,242)
Interest income	4,214	8,863	24,937
Equity in net income of affiliates	—	—	4,467
Gain on sale of programming and affiliate interests, net	2,130	805	183,286
Loss on investments, net	(981)	(136,414)	(213,347)
Gain on equity derivative contracts, net	631	118,219	214,712
Loss on interest rate swap contracts, net	(78,868)	(205,683)	(76,568)
Write-off of deferred financing costs	(3,864)	—	(2,919)
Loss on extinguishment of debt	(69,593)	(2,424)	(19,113)
Miscellaneous, net	734	1,264	2,636
	(895,332)	(1,009,026)	(819,151)
Income (loss) from continuing operations before income taxes	456,130	(331,282)	(1,597)
Income tax benefit (expense)	(206,669)	88,944	(33,512)
Income (loss) from continuing operations	249,461	(242,338)	(35,109)
Income from discontinued operations, net of taxes (including net gain from the sale of Fox Sports Net Bay Area of $186,281 in 2007)	35,838	6,166	253,384
Income (loss) before cumulative effect of a change in accounting principle	285,299	(236,172)	218,275
Cumulative effect of a change in accounting principle, net of taxes	—	—	(443)
Net income (loss)	285,299	(236,172)	217,832
Net loss attributable to noncontrolling interests	273	8,108	321
Net income (loss) attributable to Cablevision Systems Corporation shareholders	$285,572	$(228,064)	$218,153

INCOME (LOSS) PER SHARE:

Basic net income (loss) per share attributable to Cablevision Systems Corporation shareholders:

Income (loss) from continuing operations	$0.86	$(0.81)	$(0.12)

Income from discontinued operations	$0.12	$0.02	$0.88

Cumulative effect of a change in accounting principle	$—	$—	$—

Net income (loss)	$0.98	$(0.79)	$0.76

Basic weighted average common shares (in thousands)	291,759	290,286	288,271

Diluted net income (loss) per share attributable to Cablevision Systems Corporation shareholders:

Income (loss) from continuing operations	$0.84	$(0.81)	$(0.12)

Income from discontinued operations	$0.12	$0.02	$0.88

Cumulative effect of a change in accounting principle	$—	$—	$—

Net income (loss)	$0.96	$(0.79)	$0.76

Diluted weighted average common shares (in thousands)	298,444	290,286	288,271

Amounts attributable to Cablevision Systems Corporation shareholders:
Income (loss) from continuing operations, net of taxes	$249,734	$(234,230)	$(34,788)
Income from discontinued operations, net of taxes	35,838	6,166	253,384
Cumulative effect of a change in accounting principle, net of taxes	—	—	(443)
Net income (loss)	$285,572	$(228,064)	$218,153

See accompanying notes to consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIENCY AND COMPREHENSIVE INCOME (LOSS)

Years ended December 31, 2009, 2008 and 2007

(Dollars in thousands)

	CNYG	CNYG				Accumulated
	Class A	Class B				Other	Total
	Common	Common	Paid-in	Accumulated	Treasury	Comprehensive	Stockholders’	Noncontrolling	Total
	Stock	Stock	Capital	Deficit	Stock	Income (Loss)	Deficiency	Interest	Deficiency

Balance at January 1, 2007	$2,509	$637	$38,982	$(5,027,849)	$(360,059)	$(11,950)	$(5,357,730)	$49,059	$(5,308,671)

Net income	—	—	—	218,153	—	—	218,153	—	218,153
Pension and post-retirement plan liability adjustments, net of taxes	—	—	—	—	—	14,807	14,807	—	14,807
Comprehensive income							232,960		232,960
Proceeds from exercise of options and issuance of restricted shares	43	—	30,751	—	—	—	30,794	—	30,794
Recognition of equity-based stock compensation arrangements	—	—	53,787	—	—	—	53,787	—	53,787
Treasury stock acquired from forfeiture and acquisition of restricted shares	—	—	—	—	(69,025)	—	(69,025)	—	(69,025)
Conversion of CNYG Class B common stock to CNYG Class A common stock	4	(4)	—	—	—	—	—	—	—
Special cash dividends paid in connection with employee stock option exercises	—	—	(10,830)	2,916	—	—	(7,914)	—	(7,914)
Adjustment related to initial application of Accounting Standards Codification Topic 740-10 (Note 2)	—	—	—	(442)	—	—	(442)	—	(442)
Adjustments to noncontrolling interests	—	—	—	—	—	—	—	(48,488)	(48,488)

Balance at December 31, 2007	2,556	633	112,690	(4,807,222)	(429,084)	2,857	(5,117,570)	571	(5,116,999)
Net loss	—	—	—	(228,064)	—	—	(228,064)	—	(228,064)
Pension and post-retirement plan liability adjustments, net of taxes	—	—	—	—	—	(37,882)	(37,882)	—	(37,882)
Comprehensive loss							(265,946)		(265,946)
Proceeds from exercise of options and issuance of restricted shares	32	—	8,254	—	—	—	8,286	—	8,286
Recognition of equity-based stock compensation arrangements	—	—	59,870	—	—	—	59,870	—	59,870
Treasury stock acquired from forfeiture and acquisition of restricted shares	—	—	—	—	(4,242)	—	(4,242)	—	(4,242)
Conversion of CNYG Class B common stock to CNYG Class A common stock	84	(84)	—	—	—	—	—	—	—
Dividends on CNYG Class A and CNYG Class B common stock	—	—	(61,913)	—	—	—	(61,913)	—	(61,913)
Adjustments to noncontrolling interests	—	—	13,524	—	—	—	13,524	(238)	13,286
Balance at December 31, 2008	$2,672	$549	$132,425	$(5,035,286)	$(433,326)	$(35,025)	$(5,367,991)	$333	$(5,367,658)

See accompanying notes to consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIENCY AND COMPREHENSIVE INCOME (LOSS) (continued)

Years ended December 31, 2009, 2008 and 2007

(Dollars in thousands)

	CNYG	CNYG				Accumulated
	Class A	Class B				Other	Total
	Common	Common	Paid-in	Accumulated	Treasury	Comprehensive	Stockholders’	Noncontrolling	Total
	Stock	Stock	Capital	Deficit	Stock	Income (Loss)	Deficiency	Interest	Deficiency

Net income	$—	$—	$—	$285,572	$—	$—	$285,572	$—	$285,572
Pension and post-retirement plan liability adjustments, net of taxes	—	—	—	—	—	(14,735)	(14,735)	—	(14,735)
Comprehensive income							270,837		270,837
Proceeds from exercise of options and issuance of restricted shares	64	—	16,291	—	—	—	16,355	—	16,355
Recognition of equity-based stock compensation arrangements	—	—	65,311	—	—	—	65,311	—	65,311
Treasury stock acquired from forfeiture and acquisition of restricted shares	—	—	6	—	(16,181)	—	(16,175)	—	(16,175)
Conversion of CNYG Class B common stock to CNYG Class A common stock	5	(5)	—	—	—	—	—	—	—
Dividends on CNYG Class A and CNYG Class B common stock	—	—	(123,095)	—	—	—	(123,095)	—	(123,095)
Adjustments to noncontrolling interests	—	—	(1,197)	—	—	—	(1,197)	188	(1,009)
Balance at December 31, 2009	$2,741	$544	$89,741	$(4,749,714)	$(449,507)	$(49,760)	$(5,155,955)	$521	$(5,155,434)

See accompanying notes to consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2009, 2008 and 2007

(Dollars in thousands)

	2009	2008	2007
Cash flows from operating activities:

Income (loss) from continuing operations	$249,461	$(242,338)	$(35,109)

Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization (including impairments)	1,022,912	1,441,532	1,056,489
Non-cash restructuring expense	3,860	42,519	—
Equity in net income of affiliates	—	—	(4,467)
Gain on sale of programming and affiliate interests, net	(2,130)	(805)	(183,286)
Loss on investments, net	981	136,414	213,347
Gain on equity derivative contracts, net	(631)	(118,219)	(214,712)
Write-off of deferred financing costs	3,864	—	2,919
Loss on extinguishment of debt	69,593	2,424	19,113
Amortization of deferred financing costs, discounts on indebtedness and other costs	47,286	42,636	50,151
Amortization of other deferred costs	23,654	22,624	26,514
Share-based compensation expense related to equity classified awards	56,217	51,703	46,998
Deferred income taxes	181,035	(112,449)	6,907
Amortization and write-off of program rights	184,096	168,035	142,518
Provision for doubtful accounts	66,835	61,286	50,978
Change in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable, trade	(70,207)	(74,367)	(81,298)
Other receivables	14,659	10,784	(18,466)
Prepaid expenses and other assets	3,830	(44,174)	(2,798)
Advances/payables to affiliates	485	(3,228)	871
Program rights	(222,111)	(283,725)	(197,857)
Other deferred costs	(593)	(1,811)	(6,680)
Accounts payable	16,170	20,958	(24,534)
Accrued liabilities	(65,053)	28,131	(67,745)
Program rights obligations	(27,816)	38,615	(15,525)
Deferred revenue	7,857	(781)	14,584
Deferred carriage payable	(2,391)	(16,084)	(25,580)
Derivative contracts	(55,105)	153,417	64,844

Net cash provided by operating activities	1,506,758	1,323,097	818,176

Cash flows from investing activities:
Capital expenditures	(750,943)	(853,909)	(732,688)
Payments for acquisitions, net	(372)	(782,590)	—
Proceeds from sale of equipment, net of costs of disposal	2,904	2,452	3,336
Distribution from equity method investees	—	—	24,506
Capital contributions to (distributions from) Madison Square Garden	(148)	176	(9,961)
Proceeds from sale of programming and affiliate interests	2,475	900	212,904
Decrease in other investments	1,131	32	277
Decrease (increase) in restricted cash	4,875	(4,873)	(2)
Additions to other intangible assets	(4,141)	(13,159)	(16,771)

Net cash used in investing activities	(744,219)	(1,650,971)	(518,399)

See accompanying notes to consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

Years ended December 31, 2009, 2008 and 2007

(Dollars in thousands)

	2009	2008	2007
Cash flows from financing activities:
Proceeds from bank debt	155,000	926,000	73,000
Repayment of bank debt	(510,000)	(161,000)	(176,750)
Proceeds from issuance of senior notes	2,138,284	500,000	—
Repayment and repurchase of senior notes and debentures and senior subordinated notes and debentures, including tender premiums and fees	(2,398,740)	(500,000)	(693,158)
Proceeds from collateralized indebtedness	161,358	214,474	—
Repayment of collateralized indebtedness	(161,358)	(579,134)	—
Dividend distributions to common stockholders	(123,499)	(64,854)	(67,319)
Proceeds from note payable to Madison Square Garden	—	60,000	130,000
Proceeds from stock option exercises and settlements	16,355	8,286	30,794
Principal payments on capital lease obligations	(4,389)	(4,418)	(6,379)
Deemed repurchase of restricted stock	(16,175)	(4,242)	(69,025)
Additions to deferred financing costs	(49,775)	(35,939)	—
Distributions to noncontrolling partners	(573)	(1,269)	(13,549)

Net cash provided by (used in) financing activities	(793,512)	357,904	(792,386)

Net increase (decrease) in cash and cash equivalents from continuing operations	(30,973)	30,030	(492,609)
Cash flows of discontinued operations:
Net cash provided by operating activities	131,113	33,595	139,335
Net cash provided by (used in) investing activities	(64,543)	(40,255)	286,019
Net cash used in financing activities	(3,604)	(61,277)	(120,945)
Effect of change in cash related to discontinued operations	(38,990)	84,655	87,105
Net increase in cash and cash equivalents from discontinued operations	23,976	16,718	391,514

Cash and cash equivalents at beginning of year	252,029	205,281	306,376

Cash and cash equivalents at end of year	$245,032	$252,029	$205,281

See accompanying notes to consolidated financial statements.

CSC HOLDINGS, LLC AND SUBSIDIARIES

(a Limited Liability Company — See Note 1)

(a wholly-owned subsidiary of Cablevision Systems Corporation)

CONSOLIDATED BALANCE SHEETS

December 31, 2009 and 2008

(Dollars in thousands)

	2009	2008
ASSETS

Current Assets:

Cash and cash equivalents	$204,040	$224,095
Restricted cash	—	4,875
Accounts receivable, trade (less allowance for doubtful accounts of $23,500 and $19,762)	484,400	477,634
Prepaid expenses and other current assets	147,426	173,145
Advances to affiliates (primarily due from Cablevision)	527,559	528,168
Program rights, net	162,741	154,468
Deferred tax asset	320,840	363,761
Investment securities pledged as collateral	136,059	181,271
Derivative contracts	37,137	63,574
Assets distributed to member in 2010	530,559	283,494
Total current assets	2,550,761	2,454,485

Property, plant and equipment, net of accumulated depreciation of $8,154,738 and $7,433,581	2,973,581	3,148,134
Other receivables	29,590	28,944
Advances to affiliates	4,920	—
Investment securities pledged as collateral	226,054	181,271
Derivative contracts	8,361	50,163
Other assets	56,790	56,914
Program rights, net	520,565	494,552
Deferred carriage fees, net	91,170	112,228
Affiliation, broadcast and other agreements, net of accumulated amortization of $526,790 and $455,290	416,964	488,464
Other amortizable intangible assets, net of accumulated amortization of $115,803 and $86,758	132,132	156,638
Indefinite-lived cable television franchises	731,848	731,848
Other indefinite-lived intangible assets	90,913	92,913
Goodwill	358,210	357,841
Deferred financing and other costs, net of accumulated amortization of $63,803 and $71,623	87,184	81,714
Assets distributed to member in 2010	1,522,440	1,723,511
	$9,801,483	$10,159,620

See accompanying notes to consolidated financial statements.

CSC HOLDINGS, LLC AND SUBSIDIARIES

(a Limited Liability Company — See Note 1)

(a wholly-owned subsidiary of Cablevision Systems Corporation)

CONSOLIDATED BALANCE SHEETS (continued)

December 31, 2009 and 2008

(Dollars in thousands, except share and per share amounts)

	2009	2008
LIABILITIES AND TOTAL DEFICIENCY

Current Liabilities:

Accounts payable	$394,243	$378,073
Accrued liabilities:
Interest	124,377	138,731
Employee related costs	253,338	284,086
Other accrued expenses	228,940	264,882
Accounts payable affiliates	21,088	20,079
Deferred revenue	66,879	61,861
Program rights obligations	118,956	123,405
Liabilities under derivative contracts	9,294	3,327
Bank debt	360,000	310,000
Collateralized indebtedness	171,401	234,264
Capital lease obligations	5,745	4,097
Notes payable	—	6,230
Notes payable to affiliate	190,000	—
Senior notes and debentures	—	148,881
Liabilities distributed to member in 2010	307,526	319,664
Total current liabilities	2,251,787	2,297,580

Defined benefit plan and other postretirement plan obligations	105,461	93,944
Deferred revenue	13,944	13,235
Program rights obligations	316,896	342,373
Liabilities under derivative contracts	211,696	263,240
Notes payable to affiliate	—	190,000
Other liabilities	222,440	153,455
Deferred tax liability	161,691	9,406
Bank debt	4,938,750	5,343,750
Collateralized indebtedness	204,431	214,474
Capital lease obligations	50,796	50,295
Senior notes and debentures due in 2009	—	750,920
Senior notes and debentures due after 2009	3,434,192	3,096,491
Senior subordinated notes	323,817	323,564
Liabilities distributed to member in 2010	643,038	608,330
Total liabilities	12,878,939	13,751,057

Commitments and contingencies

Redeemable noncontrolling interests	12,175	12,012

Total Deficiency:
CSC Holdings, Inc.:
Series A Cumulative Convertible Preferred Stock, 200,000 shares authorized, none issued	—	—
Series B Cumulative Convertible Preferred Stock, 200,000 shares authorized, none issued	—	—
8% Series D Cumulative Preferred Stock, $.01 par value, 112,500 shares authorized, none issued ($100 per share liquidation preference)	—	—
Common stock, $.01 par value, 20,000,000 shares authorized, 12,825,631 shares issued and outstanding at December 31, 2008	—	128
Paid-in capital	—	839,135
Accumulated deficit	—	(3,754,905)
8% Senior notes due from Cablevision	—	(653,115)
CSC Holdings, LLC:
Accumulated deficit	(3,363,682)	—
8% Senior notes due from Cablevision	(660,951)	—
Other member’s equity (14,432,750 membership units issued and outstanding at December 31, 2009)	984,241	—
	(3,040,392)	(3,568,757)
Accumulated other comprehensive loss	(49,760)	(35,025)

	(3,090,152)	(3,603,782)
Noncontrolling interest	521	333
Total deficiency	(3,089,631)	(3,603,449)
	$9,801,483	$10,159,620

See accompanying notes to consolidated financial statements.

CSC HOLDINGS, LLC AND SUBSIDIARIES

(a Limited Liability Company — See Note 1)

(a wholly-owned subsidiary of Cablevision Systems Corporation)

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31, 2009, 2008 and 2007

(Dollars in thousands)

	2009	2008	2007

Revenues, net (including revenues, net from Madison Square Garden of $9,748, $11,635 and $11,102, respectively)	$6,847,301	$6,319,852	$5,598,435

Operating expenses:

Technical and operating (excluding depreciation, amortization and impairments shown below and including charges from Madison Square Garden of $116,483, $112,074 and $98,340, respectively)	2,818,468	2,645,831	2,366,219
Selling, general and administrative (net of charges to Madison Square Garden of $26,625, $24,629 and $26,820, respectively)	1,643,731	1,504,862	1,353,661
Restructuring expense	10,728	49,883	4,512
Depreciation and amortization (including impairments)	1,022,912	1,441,532	1,056,489
	5,495,839	5,642,108	4,780,881

Operating income	1,351,462	677,744	817,554

Other income (expense):
Interest expense	(635,615)	(667,782)	(802,796)
Interest income	66,236	34,427	21,484
Equity in net income of affiliates	—	—	4,467
Gain on sale of programming and affiliate interests, net	2,130	805	183,286
Loss on investments, net	(981)	(136,414)	(213,347)
Gain on equity derivative contracts, net	631	118,219	214,712
Loss on interest rate swap contracts, net	(78,868)	(205,683)	(76,568)
Write-off of deferred financing costs	(3,792)	—	(2,919)
Loss on extinguishment of debt	(69,078)	(2,424)	(19,113)
Miscellaneous, net	734	1,260	2,636
	(718,603)	(857,592)	(688,158)
Income (loss) from continuing operations before income taxes	632,859	(179,848)	129,396
Income tax benefit (expense)	(277,747)	29,299	(88,960)

Income (loss) from continuing operations	355,112	(150,549)	40,436

Income from discontinued operations, net of taxes (including net gain from the sale of Fox Sports Net Bay Area of $186,281 in 2007)	35,838	6,166	253,384

Income (loss) before cumulative effect of a change in accounting principle	390,950	(144,383)	293,820
Cumulative effect of a change in accounting principle, net of taxes	—	—	(443)
Net income (loss)	390,950	(144,383)	293,377
Net loss attributable to noncontrolling interests	273	8,108	321
Net income (loss) attributable to CSC Holdings, LLC’s sole member	$391,223	$(136,275)	$293,698

Amounts attributable to CSC Holdings, LLC’s sole member:
Income (loss) from continuing operations, net of taxes	$355,385	$(142,441)	$40,757
Income from discontinued operations, net of taxes	35,838	6,166	253,384
Cumulative effect of a change in accounting principle, net of taxes	—	—	(443)
Net income (loss)	$391,223	$(136,275)	$293,698

See accompanying notes to consolidated financial statements.

CSC HOLDINGS, LLC AND SUBSIDIARIES

(a Limited Liability Company – See Note 1)

(a wholly-owned subsidiary of Cablevision Systems Corporation)

CONSOLIDATED STATEMENTS OF CHANGES IN TOTAL DEFICIENCY AND

COMPREHENSIVE INCOME (LOSS)

Years ended December 31, 2009, 2008 and 2007

(Dollars in thousands)

	Common Stock	Paid-in Capital	Accumulated Deficit	8% Senior Notes due from Cablevision	Other Member’s Equity	Accumulated Other Comprehensive Income (Loss)	Total Deficiency Attributable to Cablevision	Noncontrolling Interest	Total Deficiency

Balance at January 1, 2007	$116	$101,916	$(3,911,886)	$—	$—	$(11,950)	$(3,821,804)	$49,059	$(3,772,745)

Net income	—	—	293,698	—	—	—	293,698	—	293,698
Pension and post-retirement plan liability adjustments, net of taxes	—	—	—	—	—	14,807	14,807	—	14,807
Comprehensive income							308,505		308,505
Recognition of equity-based stock compensation arrangements	—	53,787	—	—	—	—	53,787	—	53,787
Contributions from Cablevision	—	8,917	—	—	—	—	8,917	—	8,917
Adjustment related to initial application of Accounting Standards Codification Topic 740-10 (Note 2)	—	—	(442)	—	—	—	(442)	—	(442)
Adjustments to noncontrolling interests	—	—	—	—	—	—	—	(48,488)	(48,488)
Balance at December 31, 2007	116	164,620	(3,618,630)	—	—	2,857	(3,451,037)	571	(3,450,466)
Net loss	—	—	(136,275)	—	—	—	(136,275)	—	(136,275)
Pension and post-retirement plan liability adjustments, net of taxes	—	—	—	—	—	(37,882)	(37,882)	—	(37,882)
Comprehensive loss							(174,157)		(174,157)
Recognition of equity-based stock compensation arrangements	—	59,870	—	—	—	—	59,870	—	59,870
Dividend payments to Cablevision	—	(52,076)	—	—	—	—	(52,076)	—	(52,076)
Contributions from Cablevision	—	3,209	—	—	—	—	3,209	—	3,209
Contribution of notes due from Cablevision	12	649,988	—	(650,000)	—	—	—	—	—
Accretion of discount on note due from Cablevision	—	—	—	(3,115)	—	—	(3,115)	—	(3,115)
Adjustments to noncontrolling interests	—	13,524	—	—	—	—	13,524	(238)	13,286

Balance at December 31, 2008	$128	$839,135	$(3,754,905)	$(653,115)	$—	$(35,025)	$(3,603,782)	$333	$(3,603,449)

See accompanying notes to consolidated financial statements.

CSC HOLDINGS, LLC AND SUBSIDIARIES

(a Limited Liability Company – See Note 1)

(a wholly-owned subsidiary of Cablevision Systems Corporation)

CONSOLIDATED STATEMENTS OF CHANGES IN TOTAL DEFICIENCY AND

COMPREHENSIVE INCOME (LOSS) (continued)

Years ended December 31, 2009, 2008 and 2007

(Dollars in thousands)

	Common Stock	Paid-in Capital	Accumulated Deficit	8% Senior Notes due from Cablevision	Other Member’s Equity	Accumulated Other Comprehensive Income (Loss)	Total Deficiency Attributable to Cablevision	Noncontrolling Interest	Total Deficiency
Net income	$—	$—	$391,223	$—	$—	$—	$391,223	$—	$391,223
Pension and post-retirement plan liability adjustments, net of taxes	—	—	—	—	—	(14,735)	(14,735)	—	(14,735)
Comprehensive income							376,488		376,488
Recognition of equity-based stock compensation arrangements	—	64,660	—	—	—	—	64,660	—	64,660
Dividend payments to Cablevision	—	(790,082)	—	—	—	—	(790,082)	—	(790,082)
Contributions from Cablevision	16	871,581	—	—	—	—	871,597	—	871,597
Accretion of discount on notes due from Cablevision	—	—	—	(7,836)	—	—	(7,836)	—	(7,836)
Adjustments to noncontrolling interests	—	(1,197)	—	—	—	—	(1,197)	188	(1,009)
Change in legal structure (Note 1)	(144)	(984,097)	—	—	984,241	—	—	—	—

Balance at December 31, 2009	$—	$—	$(3,363,682)	$(660,951)	$984,241	$(49,760)	$(3,090,152)	$521	$(3,089,631)

See accompanying notes to consolidated financial statements.

CSC HOLDINGS, LLC AND SUBSIDIARIES

(a Limited Liability Company — See Note 1)

(a wholly-owned subsidiary of Cablevision Systems Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2009, 2008 and 2007

(Dollars in thousands)

	2009	2008	2007
Cash flows from operating activities:
Income (loss) from continuing operations	$355,112	$(150,549)	$40,436
Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization (including impairments)	1,022,912	1,441,532	1,056,489
Non-cash restructuring expense	3,860	42,519	—
Equity in net income of affiliates	—	—	(4,467)
Gain on sale of programming and affiliate interests, net	(2,130)	(805)	(183,286)
Loss on investments, net	981	136,414	213,347
Gain on equity derivative contracts, net	(631)	(118,219)	(214,712)
Write-off of deferred financing costs	3,792	—	2,919
Loss on extinguishment of debt	69,078	2,424	19,113
Amortization of deferred financing costs, discounts on indebtedness and other costs	43,365	37,728	45,326
Accretion of discount on Cablevision senior notes held by Newsday	(7,836)	(3,115)	—
Amortization of other deferred costs	23,654	22,624	26,514
Share-based compensation expense related to equity classified awards	56,217	51,703	46,998
Deferred income taxes	248,578	(55,916)	58,708
Amortization and write-off of program rights	184,096	168,035	142,518
Provision for doubtful accounts	66,835	61,286	50,978
Change in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable, trade	(70,207)	(74,367)	(81,298)
Other receivables	14,642	10,820	(18,510)
Prepaid expenses and other assets	3,830	(44,174)	(2,798)
Advances/payables to affiliates	2,783	(157,515)	(122,768)
Program rights	(222,111)	(283,725)	(197,857)
Other deferred costs	(593)	(1,811)	(6,680)
Accounts payable	16,170	20,958	(24,534)
Accrued liabilities	(78,248)	30,886	(70,434)
Program rights obligations	(27,816)	38,615	(15,525)
Deferred revenue	7,857	(781)	14,584
Deferred carriage payable	(2,391)	(16,084)	(25,580)
Derivative contracts	(55,105)	153,417	64,844
Net cash provided by operating activities	1,656,694	1,311,900	814,325

Cash flows from investing activities:
Capital expenditures	(750,943)	(853,909)	(732,688)
Payments for acquisitions, net	(372)	(782,590)	—
Proceeds from sale of equipment, net of costs of disposal	2,904	2,452	3,336
Distribution from equity method investees	—	—	24,506
Capital contributions to (distributions from) Madison Square Garden	(148)	176	(9,961)
Proceeds from sale of programming and affiliate interests	2,475	900	212,904
Decrease in other investments	1,131	32	277
Decrease (increase) in restricted cash	4,875	(4,873)	(2)
Additions to other intangible assets	(4,141)	(13,159)	(16,771)
Net cash used in investing activities	(744,219)	(1,650,971)	(518,399)

See accompanying notes to consolidated financial statements.

CSC HOLDINGS, LLC AND SUBSIDIARIES

(a Limited Liability Company — See Note 1)

(a wholly-owned subsidiary of Cablevision Systems Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

Years ended December 31, 2009, 2008 and 2007

(Dollars in thousands)

	2009	2008	2007
Cash flows from financing activities:
Proceeds from bank debt	155,000	926,000	73,000
Repayment of bank debt	(510,000)	(161,000)	(176,750)
Proceeds from issuance of senior notes	1,250,920	500,000	—
Repayment and repurchase of senior notes and debentures and senior subordinated notes and debentures, including tender premiums and fees	(1,898,225)	(500,000)	(693,158)
Proceeds from collateralized indebtedness	161,358	214,474	—
Repayment of collateralized indebtedness	(161,358)	(579,134)	—
Proceeds from note payable to Madison Square Garden	—	60,000	130,000
Principal payments on capital lease obligations	(4,389)	(4,418)	(6,379)
Capital contributions from Cablevision	871,597	3,209	3,798
Distributions/dividend payments to Cablevision	(790,082)	(52,076)	—
Additions to deferred financing costs	(30,754)	(35,858)	—
Distributions to noncontrolling partners	(573)	(1,269)	(13,549)
Net cash provided by (used in) financing activities	(956,506)	369,928	(683,038)
Net increase (decrease) in cash and cash equivalents from continuing operations	(44,031)	30,857	(387,112)
Cash flows of discontinued operations:
Net cash provided by operating activities	131,113	33,595	139,335
Net cash provided by (used in) investing activities	(64,543)	(40,255)	286,019
Net cash used in financing activities	(3,604)	(61,277)	(120,945)
Effect of change in cash related to discontinued operations	(38,990)	84,655	87,105
Net increase in cash and cash equivalents from discontinued operations	23,976	16,718	391,514
Cash and cash equivalents at beginning of year	224,095	176,520	172,118
Cash and cash equivalents at end of year	$204,040	$224,095	$176,520

See accompanying notes to consolidated financial statements.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

NOTE 1.                                                 BUSINESS

The Company and Related Matters

Cablevision Systems Corporation (“Cablevision”) and its wholly-owned subsidiary CSC Holdings, LLC (“CSC Holdings,” and collectively with Cablevision, the “Company”) own and operate cable television systems and, through Rainbow Media Holdings LLC, a wholly-owned subsidiary of CSC Holdings, have ownership interests in companies that produce and distribute national entertainment and regional news programming services.  The Company also owns companies that provide advertising sales services for the cable television industry, provide telephone service, operate motion picture theaters and operate a newspaper publishing business.  The Company classifies its business interests into three reportable segments:  (1) Telecommunications Services, consisting principally of its video, high-speed data, Voice over Internet Protocol and its commercial data and voice services operations; (2) Rainbow, consisting principally of national and regional television programming services, including AMC, WE tv, IFC, Sundance Channel (since June 16, 2008), News 12, IFC Entertainment and the VOOM HD Networks (the U.S. domestic programming of which ceased in January 2009); and (3) Newsday, consisting of the Newsday daily newspaper, amNew York, Star Community Publishing Group, and online websites including newsday.com and exploreLI.com.

On February 9, 2010, Cablevision distributed to its stockholders all of the outstanding common stock of Madison Square Garden, Inc. (“Madison Square Garden”), a company which owns the sports, entertainment and media businesses previously owned and operated by the Company’s Madison Square Garden segment (the “MSG Distribution”).  The MSG Distribution took the form of a distribution by Cablevision of one share of Madison Square Garden Class A Common Stock for every four shares of Cablevision NY Group Class A Common Stock held of record at the close of business in New York City on January 25, 2010 (the “Record Date”) and one share of Madison Square Garden Class B Common Stock for every four shares of Cablevision NY Group Class B Common Stock held of record on the Record Date.  On January 12, 2010, the Company transferred to Madison Square Garden the Company’s subsidiaries which owned, directly or indirectly, all of the partnership interests in Madison Square Garden, L.P.  As a result of the MSG Distribution on February 9, 2010, the Company no longer consolidates the financial results of Madison Square Garden for the purpose of its own financial reporting and the historical financial results of Madison Square Garden have been reflected in the Company’s consolidated financial statements as discontinued operations for all periods presented.

Assets and liabilities related to the MSG Distribution on the Company’s consolidated balance sheets and related footnotes have been reclassified as assets distributed to shareholders/member in 2010 and liabilities to be distributed to shareholders/member.  All assets and liabilities distributed to shareholders/member in 2010 are excluded from the footnotes unless otherwise noted.  Amounts due to or due from Madison Square Garden that were previously eliminated in consolidation are now being presented as accounts payable to affiliates or advances to affiliates on the Company’s balance sheets for all periods presented.

On November 10, 2009, CSC Holdings, converted its form of business organization from a Delaware corporation to a Delaware limited liability company (the “Conversion”).  Upon the Conversion, CSC Holdings, Inc. became CSC Holdings, LLC.  All 14,432,750 shares of common stock, $0.01 par value, that were outstanding while it was a corporation were converted into the same number of membership units.  Since Cablevision owned all the outstanding shares of CSC Holdings, it is now the sole member owner of CSC Holdings, LLC.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

NOTE 2.                                                 BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements of Cablevision include the accounts of Cablevision and its majority-owned subsidiaries and the accompanying consolidated financial statements of CSC Holdings include the accounts of CSC Holdings and its majority-owned subsidiaries. Cablevision has no operations independent of its CSC Holdings subsidiary, whose operating results and financial position are consolidated into Cablevision.  The consolidated balance sheets and statements of operations for Cablevision are essentially identical to the consolidated balance sheets and consolidated statements of operations for CSC Holdings, with the following significant exceptions:  Cablevision has a total of $1,887,691 of senior notes outstanding at December 31, 2009 (excluding the $682,000 face amount of Cablevision notes discussed below) that were issued in September 2009 and April 2004 to third party investors, cash, deferred financing costs and accrued interest related to its senior notes, deferred taxes and accrued dividends on its balance sheet and CSC Holdings and its subsidiaries have certain intercompany receivables from Cablevision.  In July 2008, CSC Holdings received a capital contribution in the form of a note receivable from Cablevision (reflected as a reduction to equity in its consolidated balance sheet) of $650,000 ($682,000 face amount) relating to 8% senior notes due 2012 issued by Cablevision.  At December 31, 2009 and 2008, the accreted value of the note receivable was $660,951 and $653,115, respectively.  CSC Holdings in turn contributed these notes to its subsidiary, Newsday Holdings LLC.  The contribution of Cablevision notes to CSC Holdings had no impact on CSC Holdings’ total stockholder’s equity and the Cablevision notes eliminate in the consolidated balance sheet of Cablevision.  Differences between Cablevision’s results of operations from those of CSC Holdings primarily include incremental interest expense, interest income and income tax expense or benefit and CSC Holdings’ results of operations include incremental interest income from the 8% senior notes of $54,568 and $23,040 for the year ended December 31, 2009 and 2008, respectively, and the accretion of the discount on the notes issued by Cablevision to CSC Holdings of $7,836 and $3,115 for the year ended December 31, 2009 and 2008, respectively.  The combined notes to the consolidated financial statements relate to the Company, which, except as noted, are essentially identical for Cablevision and CSC Holdings.  All significant intercompany transactions and balances between Cablevision and CSC Holdings and their respective consolidated subsidiaries are eliminated in both sets of consolidated financial statements.  Intercompany transactions between Cablevision and CSC Holdings do not eliminate in the CSC Holdings consolidated financial statements, but do eliminate in the Cablevision consolidated financial statements.

Revenue Recognition

The Company recognizes video, high-speed data, Voice over Internet Protocol, and telephony revenues as the services are provided to subscribers.  Installation revenue for the Company’s video, consumer high-speed data and Voice over Internet Protocol services is recognized as installations are completed, as direct selling costs have exceeded this revenue in all periods reported.  The Company classifies amounts billed to its customers for franchise and regulatory fees as a component of revenue.

The Company’s programming businesses recognize affiliation fee revenue from cable system operators, direct broadcast satellite operators and telecommunications companies that carry the Company’s programming services.  The programming services are delivered throughout the terms of the agreements and the Company recognizes revenue as programming is provided.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Advertising revenues are recognized when commercials are aired. In certain advertising sales arrangements, the Company’s programming businesses guarantee specified viewer ratings for their programming.  For these types of transactions, a portion of such revenue is deferred if the guaranteed viewer ratings are not met and is subsequently recognized either when the Company provides the required additional advertising time, the guarantee obligation contractually expires or performance requirements become remote.

The Company’s Newsday segment recognizes publication advertising revenue when advertisements are published.  Website advertising revenue is recognized ratably over the contract period or as services are delivered, as appropriate.  Rebates are recorded throughout the year as a reduction to advertising revenue based upon contract performance.  Newsday recognizes circulation revenue for single copy sales as newspapers are distributed, net of returns.  Proceeds from advance billings for home-delivery subscriptions are recorded as deferred revenue and are recognized as revenue on a pro-rata basis over the term of the subscriptions.

Revenues derived from other sources are recognized when services are provided or events occur.

Multiple-Element Transactions

If there is objective and reliable evidence of fair value for all elements of accounting in a multiple-element arrangement, the arrangement consideration is allocated to the separate elements of accounting based on relative fair values.  There may be cases in which there is objective and reliable evidence of the fair value of undelivered items in an arrangement but no such evidence for the delivered items.  In those cases, the Company utilizes the residual method to allocate the arrangement consideration.  Under the residual method, the amount of consideration allocated to the delivered items equals the total arrangement consideration less the aggregate fair value of the undelivered items.  In determining fair value, the Company refers to historical transactions or comparable cash transactions.

The Company may enter into affiliation agreements which are documented in one or more contracts; however negotiated contemporaneously.  Amounts paid/received by the Company may differ from the amounts that would have been paid/received if such arrangements were negotiated separately.  Judgments made in determining fair value impact the amount and period in which revenues are recognized over the term of the individual affiliation agreements.

Gross Versus Net Revenue Recognition

In the normal course of business, the Company is assessed non-income related taxes by governmental authorities, including franchising authorities, and collects such taxes from its customers.  The Company’s policy is that, in instances where the tax is being assessed directly on the Company, amounts paid to the governmental authorities and amounts received from the customers are recorded on a gross basis.  That is, amounts paid to the governmental authorities are recorded as technical and operating expenses and amounts received from the customer are recorded as revenues.  For the years ended December 31, 2009, 2008 and 2007, the amount of franchise fees included as a component of net revenue aggregated $127,716, $121,540, and $111,398, respectively.

Technical and Operating Expenses

Costs of revenue related to sales of services are classified as “technical and operating” expenses in the accompanying statements of operations.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Programming Costs

The Company’s cable television business included in the Telecommunications Services segment has received, or may receive, incentives from programming distributors for carriage of the distributors’ programming.  The Company recognizes these incentives as a reduction of programming costs in technical and operating expense, generally over the term of the programming agreement.

Program Rights

Rights acquired to broadcast various programming for exhibition on the Company’s networks, are expensed on a straight-line basis (except for owned original programming) over the contract or license period.  Estimated future revenues are reviewed regularly and write-downs to net realizable value of the Company’s program rights costs are made as required.  Estimates of total gross revenues can change due to a variety of factors, including the level of advertising rates and affiliation fees.  Accordingly, revenue estimates related to the Company’s program rights are reviewed periodically and amortization is adjusted as necessary.

Rights to programming, including feature films and episodic series, acquired under license agreements along with the related obligations are recorded at the contract value when a license agreement is executed, unless there is uncertainty with respect to either cost, acceptability or availability, then the earlier of when the uncertainty is resolved, or when the license period begins.  Costs are amortized to technical and operating expense on a straight-line basis over the respective license periods.

Owned original programming is produced for the Company by independent production companies.  Any owned original programming costs qualifying for capitalization as program rights are amortized to technical and operating expense over their estimated useful lives, commencing upon the first airing, based on attributable revenue for airings to date as a percentage of total projected attributable revenue.  Projected program usage is based on the historical performance of similar content.  Estimated cash flows can change based upon programming market acceptance, levels of affiliation fee revenue and advertising revenue, and program usage.  Accordingly, the Company periodically reviews revenue estimates and planned usage and revises its assumptions if necessary which could impact the timing of amortization expenses or result in an impairment charge.

The Company periodically reviews the programming usefulness of its program rights based on a series of factors, including ratings, type and quality of program material, standards and practices, and fitness of exhibition.  If it is determined that film or other program rights have no future programming usefulness, a write-off of the unamortized cost is recorded in technical and operating expense.  See Note 6 for a discussion of the Company’s review of the programming usefulness of its program rights and impairment charges.

Advertising Expenses

Advertising costs are charged to expense when incurred and are recorded to “technical and operating” and “selling, general and administrative” expenses in the accompanying statements of operations.  Advertising costs amounted to $243,114, $236,217 and $222,011 for the years ended December 31, 2009, 2008 and 2007, respectively.

Income Taxes

The Company’s provision for income taxes is based on current period income, changes in deferred tax assets and liabilities and changes in estimates with regard to uncertain tax positions.  Deferred tax assets

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

are subject to an ongoing assessment of realizability.  The Company provides deferred taxes for the outside basis difference of its investment in partnerships.  Interest and penalties, if any, associated with uncertain tax positions are included in income tax expense.

Cash and Cash Equivalents

The Company’s cash investments are placed with money market funds and financial institutions that are investment grade as rated by Standard & Poor’s and Moody’s Investors Service.  The Company selects money market funds that predominantly invest in marketable, direct obligations issued or guaranteed by the United States government or its agencies, commercial paper, fully collateralized repurchase agreements, certificates of deposit, and time deposits.   The Company considers short-term investments with a maturity at date of purchase of three months or less to be cash equivalents.

Restricted Cash

Restricted cash at December 31, 2008 amounted to $4,875 which represented an escrow account related to a litigation settlement.

Accounts Receivable

The Company periodically assesses the adequacy of valuation allowances for uncollectible accounts receivable by evaluating the collectibility of outstanding receivables and general factors such as length of time individual receivables are past due, historical collection experience, and the economic and competitive environment.

Investments

Investment securities and investment securities pledged as collateral are classified as trading securities and are stated at fair value with realized and unrealized holding gains and losses included in net income (loss).

Long-Lived and Indefinite-Lived Assets

Property, plant and equipment, including construction materials, are carried at cost, and include all direct costs and certain indirect costs associated with the construction of cable television transmission and distribution systems, and the costs of new product and subscriber installations.  Equipment under capital leases is recorded at the present value of the total minimum lease payments.  Depreciation on equipment is calculated on the straight-line basis over the estimated useful lives of the assets or, with respect to equipment under capital leases and leasehold improvements, amortized over the shorter of the lease term or the assets’ useful lives and reported in depreciation and amortization (including impairments) in the consolidated statements of operations.

Intangible assets established in connection with acquisitions consist of affiliation agreements and affiliate relationships, broadcast rights and other agreements (primarily cable television system programming

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

agreements), advertiser relationships, other intangibles and goodwill.  These intangible assets are amortized on a straight-line basis over their respective estimated useful lives.  Goodwill and the value of franchises, trademarks and certain other intangibles acquired in purchase business combinations which have indefinite useful lives are not amortized.

The Company reviews its long-lived assets (property, plant and equipment, and intangible assets subject to amortization that arose from acquisitions accounted for under the purchase method) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable.  If the sum of the expected cash flows, undiscounted and without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

The Company evaluates the recoverability of its goodwill and indefinite-lived intangible assets annually or more frequently whenever events or circumstances indicate that the asset may be impaired.  Goodwill impairment is determined using a two-step process.  The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill.  If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of goodwill impairment loss, if any.  The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill.  If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.  The implied fair value of goodwill is determined in the same manner as the amount of goodwill which would be recognized in a business combination.

The impairment test for other intangible assets not subject to amortization consists of a comparison of the fair value of the intangible asset with its carrying value.  If the carrying value of the intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

Deferred Carriage Fees

Deferred carriage fees represent amounts principally paid or payable to cable system operators, direct broadcast operators and telecommunications companies to guarantee carriage of certain programming services and are amortized as a reduction of revenue over the period of the related guarantee (4 to 13 years).

Deferred Financing Costs

Costs incurred to obtain debt are deferred and amortized to interest expense ratably over the life of the related debt.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Program Rights Obligations

Amounts payable subsequent to December 31, 2009 related to program rights obligations are as follows:

Years Ending December 31,

2010	$118,956
2011	91,905
2012	80,015
2013	60,250
2014	31,438
Thereafter	53,288
$435,852

Common Stock of Cablevision

Each holder of Cablevision NY Group Class A (“CNYG Class A”) common stock has one vote per share while holders of Cablevision NY Group Class B (“CNYG Class B”) common stock have ten votes per share.  CNYG Class B shares can be converted to CNYG Class A common stock at anytime with a conversion ratio of one CNYG Class A common share for one CNYG Class B common share.  The CNYG Class A stockholders are entitled to elect 25% of Cablevision’s Board of Directors.  CNYG Class B stockholders have the right to elect the remaining members of Cablevision’s Board of Directors.  In addition, CNYG Class B stockholders entered into an agreement which has the effect of causing the voting power of these CNYG Class B stockholders to be cast as a block.

	Shares Outstanding
	Class A Common Stock	Class B Common Stock

Balance at December 31, 2006	228,643,568	63,736,814
Conversion of CNYG Class B common stock to CNYG Class A common stock	471,138	(471,138)
Employee and non-employee director stock transactions	1,892,560	—
Balance at December 31, 2007	231,007,266	63,265,676
Conversion of CNYG Class B common stock to CNYG Class A common stock	8,392,325	(8,392,325)
Employee and non-employee director stock transactions	2,728,149	—
CNYG Class A common stock issued in connection with the stock option litigation settlement	130,500	—

Balance at December 31, 2008	242,258,240	54,873,351
Conversion of CNYG Class B common stock to CNYG Class A common stock	519,100	(519,100)
Employee and non-employee director stock transactions	4,890,803	—

Balance at December 31, 2009	247,668,143	54,354,251

CSC Holdings Equity Interests

CSC Holdings, Inc. had 20,000,000 common shares authorized of which 12,825,631 were issued and outstanding as of December 31, 2008.  Each common share had one vote per share and all shares were owned by Cablevision.

In October 2009, CSC Holdings issued 1,607,119 shares of common stock, $0.01 par value, to Cablevision in consideration of a cash contribution of $869,600.  CSC Holdings used these proceeds,

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

along with borrowings under its credit facility, to repurchase a portion of its outstanding senior notes pursuant to the CSC Holdings September tender offer (see Note 10).

As discussed in Note 1 above, on November 10, 2009, CSC Holdings, Inc. converted its form of business organization from a corporation to a limited liability company.  All 14,432,750 shares of common stock, $0.01 par value, that were outstanding while it was a corporation were converted into the same number of membership units.

Dividends

Cablevision may pay dividends on its capital stock only from surplus as determined under Delaware law.  If dividends are paid on the CNYG common stock, holders of the CNYG Class A common stock and CNYG Class B common stock are entitled to receive dividends, and other distributions in cash, stock or property, equally on a per share basis, except that stock dividends with respect to CNYG Class A common stock may be paid only with shares of CNYG Class A common stock and stock dividends with respect to CNYG Class B common stock may be paid only with shares of CNYG Class B common stock.

CSC Holdings may make distributions on its membership interests only if sufficient funds exist as determined under Delaware law.

Cablevision’s senior notes and debentures, as well as certain senior notes and debentures of CSC Holdings and its subsidiaries restrict the amount of dividends and distributions in respect of any equity interests that can be made.

On February 25, 2009, May 6, 2009, July 29, 2009 and November 2, 2009, the Board of Directors of Cablevision declared a cash dividend of $0.10 per share paid on March 31, 2009, June 9, 2009, September 1, 2009 and December 4, 2009, respectively, to stockholders of record on both its CNYG Class A common stock and CNYG Class B common stock as of March 9, 2009, May 18, 2009, August 10, 2009 and November 13, 2009, respectively.

On August 15, 2008 and November 5, 2008, the Board of Directors of Cablevision declared a cash dividend of $0.10 per share paid on September 18, 2008 and December 9, 2008, respectively, to stockholders of record on both its CNYG Class A common stock and CNYG Class B common stock as of August 26, 2008 and November 17, 2008, respectively.

Cablevision paid dividends aggregating $123,499 and $64,854 in 2009 and 2008, respectively, primarily from the proceeds of dividend payments to Cablevision from CSC Holdings.  The CSC Holdings dividend payments to Cablevision were funded from cash on hand.  In addition, as of December 31, 2009, up to approximately $4,403 will be paid when, and if, restrictions lapse on restricted shares outstanding.

During the year ended December 31, 2009, CSC Holdings paid dividends to Cablevision aggregating approximately $790,082.  The proceeds were used to fund: (i) Cablevision’s repurchase of a portion of Cablevision’s April 2009 Notes pursuant to the tender offer completed in March 2009 ($196,269); (ii) Cablevision’s repayment of the remaining outstanding balance of its April 2009 Notes upon their maturity ($303,731) (see Note 10); (iii) Cablevision’s dividends paid in 2009 (iv) Cablevision’s interest payments on certain of its senior notes; and (v) Cablevision’s payments for the acquisition of treasury shares related to statutory minimum tax withholding obligations upon the vesting of certain restricted shares.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

During the year ended December 31, 2008, CSC Holdings paid dividends to Cablevision aggregating approximately $52,076.  The proceeds were used to fund a portion of Cablevision’s dividends paid in 2008.

Income (Loss) Per Common Share

Cablevision

Basic net income per common share for Cablevision is computed by dividing net income by the weighted average number of common shares outstanding during the period.  Diluted net income per common share for Cablevision reflects the dilutive effects of stock options, restricted stock, restricted stock units and other potentially dilutive financial instruments.

A reconciliation of the denominator of the basic and diluted net income per share calculation for Cablevision for the year ended December 31, 2009 is as follows:

2009
(in thousands)

Basic weighted average shares outstanding	291,759

Effect of dilution:
Stock options	2,483
Restricted stock awards	4,202
Diluted weighted average shares outstanding	298,444

Anti-dilutive shares (options whose exercise price exceeds the average market price of Cablevision’s common stock during the period) totaling 1,736 have been excluded from diluted weighted average shares outstanding for the year ended December 31, 2009.

Since Cablevision generated a loss from continuing operations for the years ended December 31, 2008 and 2007, the outstanding common stock equivalents during these periods were excluded from the computation of net loss per share as the impact would have been anti-dilutive.

CSC Holdings

Net income (loss) per common share for CSC Holdings is not presented since CSC Holdings is a limited liability company and a wholly-owned subsidiary of Cablevision.

Comprehensive Income (Loss)

Comprehensive income (loss), which is reported in the accompanying consolidated statements of total deficiency and comprehensive income (loss) consist of net income (loss) and other gains and losses affecting deficiency or attributed net assets that, under U.S. generally accepted accounting principles (“GAAP”), are excluded from net income (loss).  These components of accumulated other comprehensive loss consist primarily of pension and postretirement liability adjustments, net of taxes.

In 2009, the benefit obligation of certain of the Company’s defined benefit pension plans and post-retirement benefit plans exceeded the fair value of the plans’ assets.  As a result, the Company recorded a non-cash charge to accumulated other comprehensive loss, net of taxes, of $5,126.  This increase resulted primarily from the decline in the fair value of the assets associated with certain of the Company’s defined benefit plans.  Also, during 2009, the Company recognized a reduction to the accumulated other comprehensive loss of $9,609, net of taxes, (including $9,567 relating to Madison Square Garden’s

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

defined benefit and postretirement plans) representing the amortization of previously recorded items in this account.

In 2008, the benefit obligation of certain of the Company’s defined benefit pension plans and post-retirement benefit plans exceeded the fair value of the plans’ assets.  As a result, the Company recorded a non-cash charge to accumulated other comprehensive loss, net of taxes, of $36,856.  This increase in the loss resulted primarily from the decline in the fair value of the assets associated with certain of the Company’s defined benefit plans arising from the general equity market declines that occurred in 2008.  Also, during 2008, the Company recognized an increase to the accumulated other comprehensive loss of $1,026, net of taxes, (including $985 relating to Madison Square Garden’s defined benefit and postretirement plans) representing the amortization of previously recorded items in this account.

In 2007, the fair value of plan assets of certain of the Company’s defined benefit plans and post-retirement benefit plans exceeded the plans’ benefit obligations and the Company recorded a non-cash gain to accumulated comprehensive income, net of taxes, of $3,792.  Additionally, during 2007, the Company “froze” two Madison Square Garden defined benefit plans resulting in a non-cash related benefit to accumulated comprehensive income (loss) of $11,015 ($18,803, net of taxes of $7,788).

Share-Based Compensation

Share-based compensation expense recognized during the period is based on the fair value of the portion of share-based payment awards that are ultimately expected to vest.

For options and performance based option awards and stock appreciation rights granted prior to December 31, 2005, Cablevision recognizes compensation expense using the accelerated attribution method.

For options and performance based option awards granted after January 1, 2006, Cablevision recognizes compensation expense based on the estimated grant date fair value using the Black-Scholes valuation model using a straight-line amortization method.  For restricted shares and restricted stock units, Cablevision recognizes compensation expense using a straight-line amortization method, based on the grant date price of CNYG Class A common stock over the vesting period, except for restricted stock units granted to non-employee directors which vest 100% and are expensed at the date of grant.  For stock appreciation rights, Cablevision recognizes compensation expense based on the estimated fair value at each reporting period using the Black-Scholes valuation model.

For CSC Holdings, share-based compensation expense is recognized in its statements of operations for the years ended December 31, 2009, 2008 and 2007 based on allocations provided by Cablevision.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Cash Flows

During 2009, 2008 and 2007, the Company’s non-cash investing and financing activities and other supplemental data were as follows:

	Years Ended December 31,
	2009	2008	2007
Non-Cash Investing and Financing Activities of Cablevision and CSC Holdings:
Continuing Operations:
Value of GE common stock exchanged in the acquisition of Sundance	$—	$369,137	$—
Redemption of collateralized indebtedness with related equity derivative contracts and stock	—	—	102,469
Redemption of collateralized indebtedness with related equity derivative contracts	78,398	55,644	—
Capital lease obligations	—	—	6,547
Asset retirement obligations	31	—	29
Leasehold improvements paid by landlord	361	913	7,892
Capitalized share-based compensation	794	—	—

Non-Cash Financing Activity of Cablevision:
Continuing Operations:
Dividends payable on unvested restricted share awards	3,941	1,294	—

Non-Cash Investing Activity of CSC Holdings:
Continuing Operations:
Contribution of 8% senior notes due 2012 from Cablevision	—	650,000	—

Supplemental Data:
Cash interest paid - continuing operations (Cablevision)	706,229	755,810	939,752
Cash interest paid - discontinued operations (Cablevision)	3,758	3,258	3,652
Cash interest paid - continuing operations (CSC Holdings)	606,513	633,170	809,842
Cash interest paid - discontinued operations (CSC Holdings)	3,758	3,258	3,652
Income taxes paid, net - continuing operations (Cablevision and CSC Holdings)	19,245	13,473	28,305
Income taxes paid, net - discontinued operations (Cablevision and CSC Holdings)	(7)	(5)	381

Derivative Financial Instruments

The Company accounts for derivative financial instruments as either assets or liabilities measured at fair value.  The Company uses derivative instruments to manage its exposure to market risks from changes in certain equity prices and interest rates and does not hold or issue derivative instruments for speculative or trading purposes.  These derivative instruments are not designated as hedges, and changes in the fair values of these derivatives are recognized in earnings as gains (losses) on derivative contracts.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Concentrations of Credit Risk

Financial instruments that may potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and trade account receivables.  Cash is invested in money market funds and bank time deposits.  The Company monitors the financial institutions and money market funds where it invests its cash and cash equivalents with diversification among counterparties to mitigate exposure to any single financial institution.  The Company’s emphasis is primarily on safety of principal and liquidity and secondarily on maximizing the yield on its investments.  The Company did not have a single customer that represented 10% or more of its consolidated net revenues for the years ended December 31, 2009, 2008 and 2007, or 10% or more of its consolidated net trade receivables at December 31, 2009 and 2008.

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

NOTE 3.                                                 RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS AND RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

Recently Adopted Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued guidance now codified under Accounting Standards Codification (“ASC”) Topic 105-10, which establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied in the preparation of financial statements in conformity with GAAP.  ASC Topic 105-10 explicitly recognizes rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under federal securities laws as authoritative GAAP for SEC registrants.  Upon adoption of this guidance under ASC Topic 105-10, the Codification superseded all then-existing non-SEC accounting and reporting standards.  All other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative.  The guidance under ASC Topic 105-10 became effective for the Company as of September 30, 2009.  References made to authoritative FASB guidance throughout this document have been updated to the applicable Codification section.

In May 2009, the FASB issued guidance now codified under ASC Topic 855-10, which requires an entity, after the balance sheet date, to evaluate events or transactions that may occur for potential recognition or disclosure in its financial statements.  ASC Topic 855-10 determines the circumstances under which the entity shall recognize these events or transactions in its financial statements and provides the disclosures that an entity shall make about them including disclosing the date through which the entity evaluated these events or transactions, as well as whether that date is the date the entity’s financial statements were issued or the date the financial statements were available to be issued.  The guidance under ASC

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Topic 855-10 became effective for the Company as of June 30, 2009.  The Company has provided the required disclosures under ASC Topic 855-10 regarding subsequent events in Note 22.

In December 2008, the FASB issued guidance under ASC Topic 715-20, which requires more detailed disclosures about employers’ postretirement benefit plan assets, including employers’ investment strategies, major categories of plan assets, concentrations of risk within plan assets, and valuation techniques used to measure the fair value of plan assets.  The Company has provided the required disclosures pursuant to the guidance under ASC Topic 715-20 in Note 16.

In April 2008, the FASB issued guidance now codified under ASC Topics 350-30 and 275-10, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under ASC Topic 350.  The guidance under ASC Topics 350-30 and 275-10 became effective as of January 1, 2009 for the Company.  The adoption of the guidance under ASC Topics 350-30 and 275-10 did not have a material effect on the Company’s consolidated financial statements.

In March 2008, the FASB issued guidance now codified under ASC Topic 815-10.  ASC Topic 815-10 requires specific disclosures regarding the location and amounts of derivative instruments in the Company’s financial statements; how derivative instruments and related hedged items are accounted for; and how derivative instruments and related hedged items affect the Company’s financial position, financial performance, and cash flows.  The guidance under ASC Topic 815-10 became effective as of January 1, 2009 for the Company.  The Company has provided the required disclosures pursuant to the guidance under ASC Topic 815-10 for derivative instruments in Note 11.

In December 2007, the FASB issued guidance now codified under ASC Topic 810-10.  ASC Topic 810-10 clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  The guidance under ASC Topic 810-10 became effective as of January 1, 2009 for the Company.

In connection with the guidance under ASC Topic 810-10, the SEC issued additional guidance now codified under ASC Topic 480-10, which sets forth the SEC Staff’s views regarding the interaction between Topic D-98 and ASC Topic 810-10.  ASC Topic 480-10 indicates that the classification, measurement, and earnings per share guidance required by Topic D-98 applies to noncontrolling interests (e.g., when the noncontrolling interest is redeemable at a fixed price by the holder or upon the occurrence of an event that is not solely within the control of the issuer).  This includes noncontrolling interests redeemable at fair value.  The guidance under ASC Topic 480-10 became effective as of January 1, 2009 for the Company.

As a result of the adoption of the guidance under ASC Topic 810-10 and ASC Topic 480-10, the Company:

•                                          Reclassified the carrying value of noncontrolling interests of certain consolidated entities of $333 as of December 31, 2008 from the liability section of the balance sheet to equity.

•                                          Reclassified redeemable noncontrolling interests, primarily relating to Tribune Company’s interest in Newsday, from the liability section of the balance sheet to the mezzanine section.  In addition, the Company adjusted the carrying value of these redeemable noncontrolling interests as of December 31, 2008 to their estimated fair values of approximately $12,012, which represents the estimated amount that would be paid to the noncontrolling interests if redeemed at their respective estimated fair values.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The adjustment to bring the carrying value of these redeemable noncontrolling interests to their estimated fair value was recorded to paid-in capital.

Fair value estimates are made at a specific point in time, based on relevant information.  These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore cannot be determined with precision.  Changes in assumptions could significantly affect the estimates.

In connection with the adoption of the guidance under ASC Topics 480-10 and 810-10, the Company has reclassified amounts in the accompanying consolidated balance sheets, consolidated statements of operations, consolidated statements of total deficiency and comprehensive income (loss), and consolidated statements of cash flow related to noncontrolling interests for the 2008 and 2007 periods.

Under ASC Topic 810-10, net income attributable to noncontrolling interests is no longer included in the determination of net income, and as a result, the net loss for the year ended December 31, 2008 increased $8,108, while the net income for the year ended December 31, 2007 decreased by $321, from previously reported amounts.  Although the earnings per share presentation has been modified, the adoption of the guidance under ASC Topic 810-10 had no impact on the Company’s calculation of earnings per share.

In December 2007, the FASB issued guidance now codified under ASC Topic 805.  ASC Topic 805 requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date.  Also, in April 2009, the FASB issued guidance now codified under ASC Topic 805-20, to address some of the application issues under ASC Topic 805.  ASC Topic 805-20 deals with the initial recognition and measurement of an asset acquired or a liability assumed in a business combination that arises from a contingency (provided the fair value on the date of acquisition of the related asset or liability can be determined).  Both the guidance under ASC Topics 805 and 805-20 became effective as of January 1, 2009 for the Company.  Accordingly, any business combination completed prior to January 1, 2009 was accounted for pursuant to Statement of Financial Accounting Standards No. 141, Business Combinations.  Business combinations completed subsequent to January 1, 2009, have been accounted for pursuant to ASC Topics 805 and 805-20.

In September 2006, the FASB issued guidance now codified under ASC Topic 820.  ASC Topic 820 defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements.  Under ASC Topic 820, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts.  It also clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability.  ASC Topic 820 applies under other accounting pronouncements that require or permit fair value measurements.  Accordingly, ASC Topic 820 does not require any new fair value measurements.  The guidance under ASC Topic 820 became effective for the Company on January 1, 2008 with respect to financial assets and financial liabilities and January 1, 2009 for nonfinancial assets and nonfinancial liabilities.  The additional disclosures required by the guidance under ASC Topic 820 are included in Note 12.

Recently Issued Accounting Pronouncements Not Yet Adopted

In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements.  ASU No. 2010-06 outlines certain new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in ASC Topic 820-10.  ASU No. 2010-06 amends ASC Topic 820-10 to now require that (a) a reporting entity disclose separately the amounts of significant transfers in

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers; and (b) in the reconciliation for fair value measurements using significant unobservable inputs, a reporting entity should present separately information about purchases, sales, issuances, and settlements.  In addition, ASU No. 2010-06 clarifies existing disclosures on (a) how a reporting entity should provide fair value measurement disclosures for each class of assets and liabilities, and (b) how a reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements.  ASU No. 2010-06 is effective for the Company in the fourth quarter of 2010, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements.  These disclosures will be effective for the Company in the first quarter of 2011.  Early adoption is permitted.

In October 2009, the FASB issued ASU No. 2009-13, Multiple-Deliverable Revenue Arrangements, which provides amendments that (a) update the criteria for separating consideration in multiple-deliverable arrangements, (b) establish a selling price hierarchy for determining the selling price of a deliverable, and (c) replace the term “fair value” in the revenue allocation guidance with the term “selling price” to clarify that the allocation of revenue is based on entity-specific assumptions.  ASU No. 2009-13 eliminates the residual method of allocating arrangement consideration to deliverables, requires the use of the relative selling price method and requires that a vendor determine its best estimate of selling price in a manner consistent with that used to determine the price to sell the deliverable on a standalone basis.  ASU No. 2009-13 requires a vendor to significantly expand the disclosures related to multiple-deliverable revenue arrangements with the objective to provide information about the significant judgments made and changes to those judgments and how the application of the relative selling-price method affects the timing or amount of revenue recognition.  ASU No. 2009-13 is required to be adopted on a prospective basis to revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted.

NOTE 4.                TRANSACTIONS

2008 Transactions

Newsday

On July 29, 2008, CSC Holdings and Tribune Company completed a series of transactions contemplated by the Formation Agreement, dated May 11, 2008, to form Newsday Holdings LLC and Newsday LLC, new limited liability companies that operate the Company’s newspaper publishing business.  The newspaper publishing business (“Newsday Media Group”) includes the Newsday daily newspaper which is primarily distributed on Long Island, New York and in the New York metropolitan area.  The Newsday Media Group also includes (i) amNew York, a free daily newspaper distributed in New York City, (ii) Star Community Publishing Group which is the Northeast’s largest group of weekly shopper publications, (iii) Island Publications which produces targeted lifestyle magazines and selected tourism and business to business publications (through December 2008 when operations were shutdown), and (iv) online websites including newsday.com and exploreLI.com.

On the closing date, Tribune Company, through its subsidiaries, contributed substantially all of the assets and liabilities of the Newsday Media Group to Newsday Holdings LLC, which in turn contributed such assets to Newsday LLC, its wholly-owned subsidiary, and CSC Holdings, through its subsidiary NMG Holdings, Inc., contributed approximately $682,000 aggregate principal amount of newly-issued 8% senior notes due 2012 of Cablevision with an approximate fair value of $650,000 to Newsday Holdings LLC (the “Newsday Transaction”).  CSC Holdings issued approximately 1.2 million shares of common stock to Cablevision in consideration for its contribution of the newly-issued 8% senior notes due 2012.  Also, on July 29, 2008, Newsday LLC borrowed $650,000 under its new senior secured credit facility

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

(see Note 10) and distributed cash of $612,000 on behalf of Newsday Holdings LLC to Tribune Company in connection with Tribune Company’s contribution of the net assets of the Newsday Media Group and $18,000 for prepaid rent from the proceeds of that financing.  The remaining $20,000 was used by Newsday LLC for working capital purposes.  In addition, CSC Holdings provided $35,000 in additional funds to Newsday LLC, through a contribution to Newsday Holdings LLC, to pay certain transaction costs.  As a result of these transactions, CSC Holdings, through its subsidiary NMG Holdings, Inc. owns approximately 97.2% of the equity in Newsday Holdings LLC and Tribune Company, through a wholly-owned subsidiary, owns approximately 2.8% of the equity in Newsday Holdings LLC, which owns the Cablevision senior notes with an aggregate principal amount of approximately $682,000 and the Newsday Media Group business through its 100% ownership of Newsday LLC.

In connection with the formation of Newsday Holdings LLC and Newsday LLC, CSC Holdings and Tribune Company entered into a Tax Matters Agreement pursuant to which, among other things, CSC Holdings has agreed that it will indemnify Tribune Company for certain taxes incurred by Tribune Company if, prior to January 1, 2018, Newsday Holdings LLC and Newsday LLC sells or otherwise disposes of the Newsday Media Group business contributed by Tribune Company or fails to maintain outstanding indebtedness in specified minimum amounts over time (reducing to $320,000 from the ninth anniversary of closing through January 1, 2018).

At any time after the tenth anniversary of the closing of the transaction and prior to the thirteenth anniversary of the closing, CSC Holdings will have the right to purchase Tribune Company’s entire interest in Newsday Holdings LLC.  At any time after the thirteenth anniversary of the closing and on or prior to the date that is six months after such anniversary, Tribune Company will have the right to require CSC Holdings to purchase Tribune Company’s entire interest in Newsday Holdings LLC.  In either case, the purchase price will be the fair value of the interest at that time.

Newsday Holdings LLC and Newsday LLC are part of the Company’s Unrestricted Group and comprise the Newsday segment which is a separate segment for financial reporting purposes.

The Company accounted for the Newsday Transaction under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations.  Under the purchase method of accounting, the total estimated purchase price was allocated to the identifiable tangible and intangible assets acquired and the liabilities assumed based on their fair values.  The excess of the estimated purchase price over those fair values was recorded as goodwill.  The fair value assigned to the identifiable tangible and intangible assets acquired and liabilities assumed are based upon assumptions developed by management and other information compiled by management, including a preliminary purchase price allocation analysis.  The results of Newsday’s operations have been included in the consolidated financial statements from the date of the transaction and comprise the Company’s Newsday segment.

For income tax purposes, Newsday Holdings LLC is treated as a partnership.  The Company determines deferred taxes with regard to investments in partnerships based on the difference between the outside tax basis and the investment account balance; this is commonly referred to as the “outside basis difference.”  Upon consummation of the transaction, the Company received a 97.2% interest in Newsday Holdings LLC.  At the time of this transaction there was no outside basis difference and, therefore, no corresponding deferred tax asset or liability was recognized as an adjustment to the purchase price.  Although the Newsday Transaction did not result in a step up of the tax basis of Newsday assets, through special partnership allocations, the Company will receive tax deductions generally equivalent in amount to the deductions that would have resulted from a step up in tax basis.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The following table provides the allocation of the purchase price (including transaction costs of $10,717) to the assets acquired and liabilities assumed:

	Estimated Useful Life
Accounts receivable, net		$46,506
Prepaid expenses and other assets		9,293
Property and equipment, net	2 to 9 years	71,571
Advertiser relationships	3 to 10 years	41,197
Other amortizable intangibles	5 to 17 years	20,898
Trademarks	Indefinite-lived	125,622
Goodwill	Indefinite-lived	359,612
Accounts payable and other liabilities		(34,058)
Capital lease obligations		(1,961)
Carryover basis of net assets acquired attributable to residual minority interest		(15,963)
Net assets acquired		$622,717

See Note 6 regarding impairment charges recognized for Newsday relating to trademarks, other long-lived assets and goodwill as of December 31, 2009 and 2008.

The unaudited pro forma revenues, income (loss) from continuing operations, net income (loss), income (loss) per share from continuing operations and net income (loss) per share for the years ended December 31, 2008 and 2007, as if the Newsday Transaction had occurred on January 1, 2007, are as follows:

	Cablevision		CSC Holdings
	Years Ended December 31,
	2008	2007	2008	2007

Revenues	$6,575,816	$6,093,942	$6,575,816	$6,093,942

Income (loss) from continuing operations	$(251,341)	$(42,793)	$(138,568)	$67,461

Net income (loss)	$(245,175)	$210,148	$(132,402)	$320,402

Basic loss per share from continuing operations	$(0.87)	$(0.15)

Diluted loss per share from continuing operations	$(0.87)	$(0.15)

Basic net income (loss) per share	$(0.84)	$0.73

Diluted net income (loss) per share	$(0.84)	$0.73

Sundance Channel L.L.C.

On June 16, 2008, certain wholly-owned subsidiaries of Rainbow Media Holdings LLC completed transactions which resulted in the 100% acquisition of Sundance Channel L.L.C. (“Sundance”) from General Electric Company’s NBC Universal, CBS Corporation’s Showtime Networks (“CBS”), an entity controlled by Robert Redford and an entity controlled by another individual.  The purchase price of $472,464 was paid through an exchange of 12,742,033 shares of common stock of General Electric Company held by certain subsidiaries of Rainbow Media Holdings valued, based on the closing price at the acquisition date, at $369,137, and a net cash payment of $103,327.  The aggregate purchase price for financial statement purposes including the effect of working capital adjustments of $3,189 and closing costs, and excluding $87,716 of net deferred tax adjustments as described below, of $482,416, is lower

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

than the contractual purchase price of $496,000, (prior to customary working capital adjustments, closing costs of $6,763, and deferred tax adjustments) because the General Electric common stock was valued in accordance with the acquisition agreement on the basis of a trailing average price, which was higher than the closing price of the General Electric common stock at the acquisition date.  In the first transaction, General Electric received all of the General Electric common stock held by certain subsidiaries of Rainbow Media Holdings, and the Rainbow Media Holdings subsidiaries received a 100% interest in a newly formed subsidiary of General Electric, which held cash and General Electric’s ownership interest in Sundance.  In subsequent transactions, this newly formed subsidiary used the cash contributed to it by General Electric and additional cash contributions by the Company to purchase the remaining interests in Sundance.

Prior to the Sundance acquisition, the outstanding monetization contracts held by subsidiaries of Rainbow Media Holdings covering the General Electric common stock exchanged in the transaction were terminated, the associated collateralized indebtedness was settled and, accordingly, the General Electric common stock was no longer pledged to support that indebtedness.  The subsidiaries of Rainbow Media Holdings that were parties to these contracts paid the counterparties an aggregate of $368,097 to settle the monetization contracts.  To fund the $368,097 of cash payments required to settle the monetization contracts and to fund the $103,327 net cash acquisition payment, the Company borrowed $210,000 under its Rainbow National Services LLC (“RNS”) bank revolving credit facility and used cash on hand for the remaining amount.

The Company accounted for the acquisition of Sundance under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141.  Under the purchase method of accounting, the total purchase price was allocated to the identifiable tangible and intangible assets acquired and the liabilities assumed based on their fair values.  The excess of the purchase price over those fair values was recorded as goodwill.  The fair value assigned to the identifiable tangible and intangible assets acquired and liabilities assumed are based upon assumptions developed by management and other information compiled by management, including a purchase price allocation analysis.  As a result of the non-taxable transfer of the General Electric common stock and the settlement of the related monetization contracts in connection with the acquisition, the purchase price and resulting purchase price allocation were reduced by the related net deferred tax effects of $87,716 to $394,700.  The results of Sundance’s operations have been included in the consolidated financial statements from the date of acquisition and are included in the Company’s Rainbow segment.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The following table provides the allocation of the purchase price to the assets acquired and liabilities assumed:

	Estimated Useful Life
Cash		$3,056
Accounts receivable		13,371
Prepaid expenses and other assets		30,102
Affiliation agreements and affiliate relationships	4 to 25 years	314,200
Advertiser relationships	3 years	12,700
Trademarks	Indefinite-lived	19,900
Goodwill	Indefinite-lived	28,931
Accounts payable and accrued expenses		(11,316)
Other liabilities		(16,244)

Net assets acquired(1)		$394,700

(1)                    Net of $87,716 of deferred tax effects which were recorded as a result of the expected tax free disposition of the General Electric common stock and the settlement of the related monetization contracts thereon described above.  The deferred tax impact was comprised of (i) the reversal of a deferred tax liability of $136,581 on the unrealized tax gain with respect to the investment in General Electric common stock, (ii) an unrecognized tax benefit of $53,132 associated with an uncertain tax position of $53,132 that was primarily related to certain previously recognized deferred tax assets and (iii) $4,267 of deferred tax assets relating to future deductible temporary differences.

4Connections LLC

In October 2008, Optimum Lightpath completed the acquisition of 4Connections LLC for a purchase price of $49,631 which was funded by cash on hand.  This acquisition allows Optimum Lightpath to expand its ability to offer advanced Ethernet-based data and Internet voice products to businesses in the New Jersey region.

2007 Transactions

Sale of Fox Sports Net Bay Area and Fox Sports Net New England

In June 2007, Rainbow Media Holdings completed the sale to Comcast Corporation (“Comcast”) of (i) its 60% interest in Fox Sports Net Bay Area, for a purchase price of $366,750 (the “Bay Area Sale”) and (ii) its 50% interest in Fox Sports Net New England, for a purchase price of $203,250 (the “New England Sale”), for an aggregate purchase price of $570,000, plus certain additional consideration to Rainbow Media Holdings, and customary working capital adjustments.

The Company recorded a pretax gain of $183,286 ($107,369, net of taxes) in connection with the New England Sale and a pretax gain of $317,995 ($186,281, net of taxes), relating to the Bay Area Sale.  The net operating results of Fox Sports Net Bay Area have been classified as discontinued operations for all periods presented.  The net operating results of Fox Sports Net Bay Area were previously reported in the Rainbow segment.

Contemporaneously with the execution of the agreement relating to the Bay Area Sale and the New England Sale, subsidiaries of the Company and Comcast entered into or extended affiliation agreements relating to (i) the carriage of the Versus and Golf Channel programming services on the Company’s cable television systems and (ii) the carriage of AMC, Fuse, IFC, WE tv, Lifeskool, Sportskool, MSG Network and MSG Plus on Comcast’s cable television systems.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

NOTE 5.                RESTRUCTURING EXPENSE

In December 2008, as a result of the decision to discontinue funding of the U.S. domestic programming business of VOOM HD Holdings LLC (“VOOM HD”), the Company recorded severance expense of approximately $5,711 related to the elimination of 128 positions, an impairment charge of $40,974 related to certain contractual program rights, and other costs of $110.  Management concluded that these program rights had no future usefulness and could no longer be exploited at VOOM HD or on any other programming subsidiary of the Company.

During 2009, the Company recognized additional restructuring expenses related to VOOM HD of approximately $5,162 primarily from impairment losses associated with certain contractual program rights, liabilities incurred for programming commitments to third party licensors, and gains relating to the settlement of contractual programming obligations which totaled approximately $4,572.

In December 2008, Newsday recorded restructuring expense of $7,225 which included primarily expenses of approximately $5,181 associated with the elimination of 106 positions, primarily in the operations, editorial, sales and advertising departments of the business and positions at Island Publications which was shutdown in December 2008, an impairment charge of $1,472 relating to certain intangible assets, and charges of approximately $572 related to lease and other contract exit costs were recognized.

In 2009, Newsday recorded restructuring expense of $6,496, which included approximately $3,590 associated with the elimination of 98 positions, primarily in the operations, transportation and advertising departments of the business and expenses of $3,174 related to facility realignment initiatives.  The 2009 restructuring expense is offset by credits aggregating $268 related to Newsday’s 2008 restructuring plan.

The following table summarizes the VOOM and Newsday restructuring expense recognized during 2008 and 2009:

	Employee Severance	Facility Realignment Costs	Contractual Program Rights	Other Costs	Total

Charges incurred	$10,892	$528	$40,974	$1,626	$54,020
Write-down of assets	—	—	(40,974)	(1,545)	(42,519)
Payments	(15)	(2)	—	—	(17)
Restructuring liability at December 31, 2008	10,877	526	—	81	11,484
Charges incurred	3,980	3,048	4,572	58	11,658
Write-down of assets and other adjustments	—	(2,138)	(1,712)	(10)	(3,860)
Payments	(11,232)	(531)	(2,390)	(71)	(14,224)
Restructuring liability at December 31, 2009	$3,625	$905	$470	$58	$5,058

During 2009, the Company recorded net restructuring credits aggregating $16 relating to changes to the Company’s previous estimates of severance recorded in connection with the Company’s 2007 plan and restructuring credits of $914 relating to changes to the Company’s previous estimates recorded in connection with the Company’s 2001 and 2002 and 2006 facility realignment plans.

During 2008, the Company recorded net severance expense of $143 related to the elimination of positions at certain programming businesses within the Rainbow segment.  Also, during 2008, the Company recorded net restructuring credits aggregating $104 relating to changes to the Company’s previous

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

estimates of severance recorded in connection with the Company’s 2007 plan and $4,176 relating to changes to the Company’s previous estimates recorded in connection with the Company’s 2001 and 2002 and 2006 facility realignment plans.

In 2007, the Company recorded net restructuring expense aggregating $4,512 which included $2,902 of severance and other costs related to the elimination of approximately 77 positions, at certain programming businesses within the Rainbow segment and $479, $277 and $854 relating to changes to the Company’s previous estimates recorded in connection with the Company’s 2001, 2002 and 2006 facility realignment plans, respectively.

At December 31, 2009, aggregate restructuring liabilities of $4,887 and $194 were classified as a current liability and long-term liability, respectively, in the consolidated balance sheets.

NOTE 6.                IMPAIRMENT CHARGES

Goodwill and indefinite-lived intangible assets are tested annually for impairment during the first quarter of each year or earlier upon the occurrence of certain events or substantive changes in circumstances.  As a result of the continuing deterioration of values in the newspaper industry and the greater than anticipated economic downturn and its current and anticipated impact on Newsday’s advertising business, the Company determined that a triggering event had occurred and the Company tested indefinite-lived intangibles, long-lived assets and goodwill for impairment as of December 31, 2009 and 2008 (the “interim testing dates”).

The Company determined the fair value of Newsday based on a combination of the estimated fair market values determined under the income approach and the market approach.  The income approach utilizes a discounted cash flow valuation methodology, which requires the exercise of significant judgments, including judgments about appropriate discount rates based on the assessment of risks inherent in the projected future cash flows including the cash flows generated from synergies from a market participant’s point of view, and the amount and timing of expected future cash flows, including expected cash flows beyond the Company’s current long-term business planning period.  The market approach measures fair value using market multiples of various financial measures compared to a set of comparable public companies taking into consideration synergies a market participant may generate.  The market approach requires significant judgments determining comparable market multiples.  The estimated fair values of Newsday’s indefinite-lived intangibles, which relate primarily to the trademarks associated with the newspaper mastheads, were based on discounted future cash flows calculated utilizing the relief-from-royalty method.  Changes in such estimates or the application of alternative assumptions could produce significantly different results.

The Company’s impairment analysis as of December 31, 2008 resulted in pre-tax impairment charges of $59,522, $8,199 and $333,159 related to indefinite-lived intangibles, certain long-lived intangible assets and goodwill, respectively, originally recorded by the Company in conjunction with its acquisition of Newsday on July 29, 2008 (see Note 4).  The net $400,880 pre-tax impairment charges are included in depreciation and amortization (including impairments) and the Company recognized an income tax benefit of $164,080, in addition to the allocation of such pre-tax impairment charges to the noncontrolling interest owner’s basis in those assets.

The Company’s impairment analysis as of December 31, 2009 resulted in pre-tax impairment charges of $2,000 related to the excess of the carrying value over the estimated fair value of certain indefinite-lived intangibles.  This pre-tax impairment charge is included in depreciation and amortization (including impairments).

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

As part of its periodic review of expected usefulness of program rights, the Company recorded an impairment loss of $7,778 and $1,123 in 2009 and 2007, respectively.  These losses represent primarily the write-off of the carrying value of certain program rights of the Company’s Rainbow segment and are included in technical and operating expense.  See Note 5 for programming impairments recorded in 2009 and 2008 as a component of restructuring expense in connection with the Company’s decision to discontinue the domestic programming operations of VOOM HD.

In addition, the Company recorded impairment charges of $1,436, $16,105 and $1,804 in 2009, 2008 and 2007, respectively, included in depreciation and amortization.  The charges in 2009 related primarily to certain other long-lived assets related to the Company’s theater operations and Newsday.  The charges in 2008 related primarily to the write-off of deferred carriage fees of $15,034 at VOOM HD after EchoStar Communications Corporation (“EchoStar”) ceased the distribution of VOOM in May 2008.  The charges in 2007 related primarily to certain other long-lived assets and goodwill related to certain businesses in the Company’s theater operations and Rainbow segment.

NOTE 7.                                                 DISCONTINUED OPERATIONS

On February 9, 2010, the Company completed the MSG Distribution (see Note 1).  As a result, the operating results of the Company’s Madison Square Garden segment through the date of the MSG Distribution, as well as transaction costs, net of taxes, have been classified in the consolidated statements of operations as discontinued operations for all periods presented.

In June 2007, the Company completed the sale of its 60% interest in Fox Sports Net Bay Area, to Comcast (see Note 4).  In addition, in April 2005, the operations of the Rainbow DBS satellite distribution business were shut down.  As a result, the operating results of these businesses, net of taxes, have been classified in the consolidated statements of operations as discontinued operations for all periods presented.

Operating results of discontinued operations for the years ended December 31, 2009, 2008 and 2007 are summarized below:

	Year Ended December 31, 2009
	Madison Square Garden	Other	Total

Revenues, net	$925,975	$—	$925,975

Income (loss) before income taxes	$64,889	$(31)	$64,858
Income tax benefit (expense)	(29,033)	13	(29,020)
Net income (loss)	$35,856	$(18)	$35,838

	Year Ended December 31, 2008
	Madison Square Garden	Other	Total

Revenues, net	$910,264	$—	$910,264

Income (loss) before income taxes	$13,028	$(1,601)	$11,427
Income tax benefit (expense)	(5,916)	655	(5,261)
Net income (loss)	$7,112	$(946)	$6,166

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

	Year Ended December 31, 2007
	Madison Square Garden	Fox Sports Net Bay Area	Rainbow DBS Distribution Business	Total
Revenues, net	$886,046	$53,892	$—	$939,938

Income before income taxes, including gain on sale of Fox Sports Net Bay Area of $317,995	$103,604	$326,166	$7,114	$436,884
Income tax expense	(45,455)	(135,098)	(2,947)	(183,500)
Net income, including gain on sale of Fox Sports Net Bay Area of $186,281, net of taxes	$58,149	$191,068	$4,167	$253,384

In March 2007, the Federal Communications Commission (“FCC”) waived the bond requirement previously submitted by Rainbow DBS Company LLC with respect to five Ka-band licenses.  These bonds were originally cash collateralized by the Company.  In connection with the shut down of the Rainbow DBS satellite distribution business in 2005, the Company recorded a loss related to the outstanding bonds since the Company believed it was not probable that Rainbow DBS would meet the required FCC milestones.  As a result of the waiver from the FCC, the Company recorded a gain of $6,638, net of taxes, in the quarter ended March 31, 2007.  The Company received the cash collateral of $11,250 in the quarter ended June 30, 2007.

The assets and liabilities of Madison Square Garden have been classified in the consolidated balance sheets as of December 31, 2009 and 2008 as assets and liabilities distributed to shareholders in 2010 and consist of the following:

	December 31,
	2009	2008
Cash and cash equivalents	$109,716	$70,726
Accounts receivable, prepaid and other current assets	230,843	212,768
Note receivable from Cablevision, current	190,000	—
Property and equipment, net and other long-term assets	473,825	465,348
Advances due from Cablevision, long-term	—	190,000
Intangible assets, net	1,048,615	1,068,163
Total assets to be distributed in 2010	$2,052,999	$2,007,005

Accounts payable and accrued expenses	$170,565	$194,283
Other current liabilities	136,961	125,381
Deferred tax liability	495,233	475,532
Other long-term liabilities	147,805	132,798
Total liabilities distributed in 2010	$950,564	$927,994

NOTE 8.                                                 PROPERTY, PLANT AND EQUIPMENT

Costs incurred in the construction of the Company’s cable television system, including line extensions to, and upgrade of, the Company’s hybrid fiber-coaxial infrastructure and headend facilities are capitalized.  These costs consist of materials, subcontractor labor, direct consulting fees, and internal labor and related costs associated with the construction activities.  The internal costs that are capitalized consist of salaries and benefits of the Company’s employees and the portion of facility costs, including rent, taxes, insurance and utilities, that supports the construction activities.  These costs are depreciated over the estimated life

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

of the plant (10-25 years), and headend facilities (4-15 years).  Costs of operating the plant and the technical facilities, including repairs and maintenance, are expensed as incurred.

Costs incurred to connect businesses or residences that have not been previously connected to the infrastructure or digital platform are also capitalized.  These costs include materials, subcontractor labor, internal labor to connect, provision and provide on-site and remote technical assistance and other related costs associated with the connection activities.  In addition, on-site and remote technical assistance during the provisioning process for new digital product offerings are capitalized.  The departmental activities supporting the connection process are tracked through specific metrics, and the portion of departmental costs that is capitalized is determined through a time weighted activity allocation of costs incurred based on time studies used to estimate the average time spent on each activity.  New connections are amortized over 5 years or 12 years for residence wiring and feeder cable to the home, respectively.  The portion of departmental costs related to reconnection, programming service up- and down- grade, repair and maintenance, and disconnection activities are expensed as incurred.

Property, plant and equipment (including equipment under capital leases) consist of the following assets, which are depreciated or amortized on a straight-line basis over the estimated useful lives shown below:

	December 31,		Estimated
	2009	2008	Useful Lives
Customer equipment	$2,051,840	$1,891,678	3 to 5 years
Headends and related equipment	830,223	771,104	4 to 25 years
Central office equipment	606,481	564,662	5 to 10 years
Infrastructure	5,135,858	4,945,644	3 to 25 years
Equipment	1,348,610	1,281,201	2 to 14 years
Construction in progress (including materials and supplies)	68,528	68,392
Furniture and fixtures	173,293	166,350	3 to 12 years
Transportation equipment	196,665	201,486	4 to 18 years
Buildings and building improvements	225,131	216,956	10 to 40 years
Leasehold improvements	472,906	455,337	Term of lease
Land	18,784	18,905
	11,128,319	10,581,715
Less accumulated depreciation and amortization	(8,154,738)	(7,433,581)
	$2,973,581	$3,148,134

Depreciation expense on property, plant and equipment (including capital leases) for the years ended December 31, 2009, 2008 and 2007 amounted to $920,367, $944,509 and $997,452 (including impairments of $1,436, $1,071 and $1,424 in 2009, 2008 and 2007), respectively.

At December 31, 2009 and 2008, the gross amount of equipment and related accumulated amortization recorded under capital leases were as follows:

	December 31,
	2009	2008
Equipment	$58,387	$78,162
Less accumulated amortization	(23,127)	(33,929)
	$35,260	$44,233

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

NOTE 9.                                                 INTANGIBLE ASSETS

The following table summarizes information relating to the Company’s acquired intangible assets at December 31, 2009 and 2008:

	December 31,		Estimated
	2009	2008	Useful Lives
Gross carrying amount of affiliation, broadcast and other agreements
Affiliation agreements and affiliate relationships	$913,373	$913,373	4 to 25 years
Broadcast rights and other agreements	30,381	30,381	10 years
	943,754	943,754
Accumulated amortization
Affiliation agreements and affiliate relationships	(496,409)	(424,909)
Broadcast rights and other agreements	(30,381)	(30,381)
	(526,790)	(455,290)
Affiliation, broadcast and other agreements, net of accumulated amortization	$416,964	$488,464

Gross carrying amount of other amortizable intangible assets
Advertiser relationships	$137,017	$136,892	3 to 10 years
Other amortizable intangibles	110,918	106,504	3 to 28 years
	247,935	243,396
Accumulated amortization
Advertiser relationships	(75,353)	(58,815)
Other amortizable intangibles	(40,450)	(27,943)
	(115,803)	(86,758)
Other amortizable intangible assets, net of accumulated amortization	$132,132	$156,638

Indefinite-lived intangible assets
FCC licenses and other intangibles	$6,913	$6,913
Trademarks	84,000	86,000
Other indefinite-lived intangible assets	$90,913	$92,913

Affiliation, broadcast and other agreements, net of accumulated amortization	$416,964	$488,464
Other amortizable intangible assets, net of accumulated amortization	132,132	156,638
Indefinite-lived cable television franchises	731,848	731,848
Other indefinite-lived intangible assets	90,913	92,913
Goodwill	358,210	357,841

Total intangible assets, net	$1,730,067	$1,827,704

Aggregate amortization expense
Years ended December 31, 2009 and 2008 (excluding impairment charges of $2,000 and $400,880, respectively)(a)	$100,545	$96,143

Estimated amortization expense
Year ending December 31, 2010	$102,961
Year ending December 31, 2011	94,512
Year ending December 31, 2012	78,337
Year ending December 31, 2013	42,216
Year ending December 31, 2014	17,823

(a)                     Amortization expense for 2008 includes the amortization of definite-lived intangible assets set forth above and also includes $15,034 relating to the write-off of the remaining net book value of deferred carriage fees associated with the EchoStar affiliation agreement deemed impaired as a result of the court decision filed on May 5, 2008 and the formal termination of the carriage agreement by EchoStar on May 13, 2008, as discussed in Note 18 Commitments and Contingencies - “EchoStar Contract Dispute”.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The changes in the carrying amount of goodwill for the years ended December 31, 2009 and 2008 are as follows:

	Telecommunications		Rainbow		Newsday	Other	Total
Gross goodwill as of December 31, 2007	$210,181		$65,802		$—	$11,247	$287,230
Accumulated impairment losses as of December 31, 2007	—		(5,343)		—	(899)	(6,242)
	210,181		60,459		—	10,348	280,988
Goodwill relating to the acquisition of Sundance	—		29,020		—	—	29,020
Goodwill relating to the acquisition of the Company’s 97.2% interest in Newsday	24,109	(a)	—		335,603	—	359,712
Goodwill relating to the acquisition of 4Connections LLC	21,010		—		—	—	21,010
Other acquisitions	—		270	(d)	—	—	270
Impairment loss- continuing operations	—		—		(333,159)	—	(333,159)
Gross goodwill as of December 31, 2008	255,300		95,092		335,603	11,247	697,242
Accumulated impairment losses as of December 31, 2008	—		(5,343)		(333,159)	(899)	(339,401)
	255,300		89,749		2,444	10,348	357,841
Adjustments to preliminary purchase price allocations	477	(b)	(89	)(c)	(100)	—	288
Other acquisitions	—		81	(d)	—	—	81
Gross goodwill as of December 31, 2009	255,777		95,084		335,503	11,247	697,611
Accumulated impairment losses as of December 31, 2009	—		(5,343)		(333,159)	(899)	(339,401)
	$255,777		$89,741		$2,344	$10,348	$358,210

(a)                    Portion of Newsday Transaction related synergies attributable to the Telecommunications Services segment.

(b)                   Adjustment to purchase accounting related to the acquisition of 4Connections LLC which is included in the Lightpath reporting unit.

(c)                    Adjustment to purchase accounting related to the acquisition of Sundance Channel.

(d)                   Addition relates to the AMC reporting unit.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

NOTE 10.                                          DEBT

Bank Debt

The Company’s outstanding bank debt at December 31, 2009 and 2008 is as follows:

	December 31,
	2009	2008
Restricted Group:
Revolving loan facility	$50,000	$—
Term A-1 loan facility	650,000	900,000
Term B loan facility	2,210,994	3,403,750
Term B-2 extended loan facility	1,157,756	—
	4,068,750	4,303,750

Rainbow National Services:
Term A loan facility	450,000	475,000
Revolving loan facility	130,000	225,000
	580,000	700,000

Newsday LLC:
Term loan facility	650,000	650,000

Total bank debt	$5,298,750	$5,653,750

Restricted Group

On May 27, 2009, CSC Holdings entered into an agreement that provided for an extension of the maturity date from March 29, 2013 to March 29, 2016 of approximately $1,166,778 of the $3,395,000 then outstanding principal amount of the term B loan under its credit facility.  Consenting lenders received a one-time amendment fee of five basis points (.05%) on their total loan commitments.  Lenders who elected to extend their loan commitments will be paid an annual extension fee of 1.5% of their loan commitments through maturity on March 29, 2016.  In connection with the extension of these loan commitments, the Company incurred deferred financing costs of $1,867.

At December 31, 2009, the Restricted Group’s credit facility consists of four components: a $1,000,000 revolver, a $1,000,000 term A-1 loan facility, a $2,228,222 term B loan facility and a $1,166,778 term B-2 extended loan facility.  The four components of the Restricted Group credit facility are direct obligations of CSC Holdings, guaranteed by most Restricted Group subsidiaries and secured by the pledge of the stock of most Restricted Group subsidiaries.  As of December 31, 2009, $50,000 was drawn under the $1,000,000 revolving credit facility and an additional $59,337 was restricted for certain letters of credit issued on behalf of CSC Holdings.  Therefore, $890,663 of the $1,000,000 revolving credit facility was undrawn and available to be drawn to meet the net funding and investment requirements of the Restricted Group.  The revolving credit facility and the term A-1 loan facility mature in February 2012, the term B loan facility matures in March 2013 and the term B-2 extended loan facility matures in March 2016.  The revolver has no required interim repayments.  In January 2010, the Company repaid the balance outstanding under its revolver of $50,000.  The $1,000,000 term A-1 loan facility requires quarterly repayments of $62,500 in 2010 and $100,000 in 2011.  The $2,228,222 term B loan facility is subject to quarterly repayments of $5,743 through March 31, 2012 and $539,827 beginning on June 30, 2012 through its maturity date in March 2013.  The $1,166,778 term B-2 extended loan facility is subject to quarterly repayments of $3,007 through December 30, 2015 and a final payment of $1,085,585 upon maturity in March 2016.  The borrowings under the Restricted Group credit facility may be repaid without penalty at anytime.  The weighted average interest rates as of December 31, 2009 on borrowings

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

under the revolving credit facility, term A-1 loan facility, term B loan facility and term B-2 extended loan facility were 1.23%, 1.26%, 2.00% and 2.00%, respectively.

The principal financial covenants, which are not identical for the revolving credit facility and the term A-1 loan facility, on the one hand, and the term B loan facility and term B-2 extended loan facility, on the other, include (i) under the revolving credit facility and the term A-1 loan facility, maximum total leverage (as defined in the term A-1 loan facility) that had been 5.00 times cash flow through December 31, 2009 with a step-down on the revolving credit facility and the term A-1 loan facility to 4.50 times cash flow for periods beginning on and after January 1, 2010, (ii) under the revolving credit facility and the term A-1 loan facility, maximum senior secured leverage (as defined in the term A-1 loan facility) that had been 3.25 times cash flow through December 31, 2009 with a step-down on the revolving credit facility and the term A-1 loan facility to 3.00 times cash flow for periods beginning on and after January 1, 2010, (iii) under the revolving credit facility and the term A-1 loan facility, a minimum ratio of cash flow to interest expense (as defined in the term A-1 loan facility) of 2.00 to 1, and (iv) under the revolving credit facility and the term A-1 loan facility, a minimum ratio of cash flow less cash taxes to total debt expense (as defined in the term A-1 loan facility to include interest expense, certain payments of principal and dividends paid by CSC Holdings to Cablevision to permit Cablevision to pay interest and certain principal payments on its debt) of 1.50 to 1.  These covenants and restrictions on the permitted use of borrowed funds in the revolving credit facility may limit CSC Holdings’ ability to utilize all of the undrawn revolver funds.  Additional covenants include limitations on liens and the issuance of additional debt.

Under the term B loan facility and term B-2 extended loan facility, CSC Holdings is limited in its ability to incur additional indebtedness based on a maximum total leverage ratio (as defined in the term B loan facility) that had been 5.50 times cash flow through December 31, 2009 with a subsequent step-down to 5.00 times cash flow for periods beginning on and after January 1, 2010 and a maximum senior secured leverage ratio (as defined in the term B loan facility and term B-2 extended loan facility) of 4.50 times cash flow.

Under the revolving credit facility, the term A-1 facility, term B loan facility and term B-2 extended loan facility, there are generally no restrictions on investments that the Restricted Group may make, provided it is not in default; however, CSC Holdings must also remain in compliance with the maximum ratio of total indebtedness to cash flow and the maximum senior secured leverage ratio (each as defined in the term A-1 loan facility).  CSC Holdings’ ability to make restricted payments is also limited by provisions in the term B loan facility and term B-2 extended loan facility and the indentures covering CSC Holdings’ notes and debentures.

The Restricted Group was in compliance with all of its financial covenants under its various credit agreements as of December 31, 2009.

CSC Holdings is obligated to pay fees of 0.25% to 0.50% per annum based on undrawn revolver commitment balances.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Rainbow National Services

RNS, an indirect wholly-owned subsidiary of CSC Holdings, has a bank facility (the “RNS Credit Facility”) providing for an $800,000 senior secured facility which consists of a $500,000 term A loan facility, all of which was borrowed in 2006, and a $300,000 revolving credit facility.  The term A loan facility matures June 30, 2013 and the revolving credit facility matures June 30, 2012.  The RNS Credit Facility allows RNS to utilize up to $50,000 of the revolving credit facility for letters of credit and up to $5,000 for a swing loan.  Further, the RNS Credit Facility provides for an incremental facility of up to $925,000, provided that it be for a minimum amount of $100,000.  If an incremental facility is established, RNS and the lenders will enter into a supplement to the RNS Credit Facility with terms and conditions that are no more restrictive than those of the RNS Credit Facility.  There are no commitments from the lenders to fund an incremental facility other than the $280,000 incremental revolver supplement (“Incremental Revolver”) entered into on June 3, 2008 discussed below.

Borrowings under the RNS Credit Facility are direct obligations of RNS which are guaranteed jointly and severally by substantially all of its subsidiaries and by Rainbow Programming Holdings LLC (“RPH”), the direct parent of RNS, and are secured by the pledge of the stock of RNS and substantially all of its subsidiaries and all of the other assets of RNS and substantially all of its subsidiaries (subject to certain limited exceptions).

Borrowings under the RNS Credit Facility bear interest based on either the Base Rate (the greater of the Federal Funds Rate plus 0.5% and the prime rate (as defined in the RNS Credit Facility)), or the Eurodollar Rate (as defined in the RNS Credit Facility).  The interest rate under the RNS Credit Facility varies, depending on RNS’ cash flow ratio (as defined in the RNS Credit Facility) from 1.0% to 1.5% over the Eurodollar Rate for Eurodollar-based borrowings and from zero to 0.5% over the Base Rate for Base Rate borrowings.  At December 31, 2009, the weighted average interest rate on both the term A loan facility and amounts drawn under the revolving credit facility was 1.25%.  RNS had $170,000 in undrawn revolver commitments at December 31, 2009.

The borrowings under the RNS Credit Facility may be repaid without penalty at any time.  The term A loan is to be repaid in quarterly installments of $6,250 in 2010, $12,500 in 2011 and 2012, and $162,500 beginning on March 31, 2013 through its maturity date in June 2013.  Any amounts outstanding under the revolving credit facility are due at maturity on June 30, 2012.

As defined in the RNS Credit Facility, the financial covenants consist of (i) a minimum ratio of operating cash flow to total interest expense for each quarter of 1.75 to 1, (ii) a maximum cash flow ratio of total indebtedness to operating cash flow of 6.25 to 1, and (iii) a maximum senior secured leverage ratio of senior secured debt to operating cash flow of 5.50 to 1.  Additional covenants include restrictions on indebtedness, guarantees, liens, investments, dividends and distributions and transactions with affiliates.

RNS was in compliance with all of its financial covenants under its credit agreement as of December 31, 2009.

RNS is obligated to pay fees of 0.375% per annum on any undrawn revolver commitment.

RNS Incremental Revolver

On June 3, 2008, RNS entered into an Incremental Revolver whereby RNS received commitments from lenders in the amount of $280,000.  The interest rate under the Incremental Revolver is 2.0% over the Eurodollar rate for Eurodollar-based borrowings and 1.0% over the Base Rate for Base Rate borrowings (as defined in the Incremental Revolver).  The Incremental Revolver matures on June 30, 2012 and the

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

terms and conditions of the Incremental Revolver are no more restrictive than those of the RNS Credit Facility.  RNS is obligated to pay fees of 0.375% per annum on any undrawn portion of the Incremental Revolver commitment balance.  Borrowings under the Incremental Revolver may be repaid without penalty at any time.  There were no borrowings outstanding under the Incremental Revolver at December 31, 2009.

In connection with the Incremental Revolver, RNS incurred deferred financing costs of $2,941, which are being amortized to interest expense over the four year term of the revolver.

Newsday LLC

Newsday LLC’s senior secured credit facility is comprised of two components: a $525,000 10.50% fixed rate term loan facility and a $125,000 floating rate term loan facility.  The interest rate on the floating rate term loan facility is the Eurodollar Rate (as defined) plus 6.25%.  The rate for borrowings under the floating rate term loan facility was approximately 6.53% as of December 31, 2009.  Borrowings by Newsday LLC under its senior secured credit facility are guaranteed by Newsday Holdings LLC, NMG Holdings, Inc. and CSC Holdings on a senior unsecured basis and secured by a lien on the assets of Newsday LLC, and the Cablevision senior notes held by Newsday Holdings LLC.  The senior secured credit facility matures on August 1, 2013 and, subject to certain exceptions, requires mandatory prepayments out of the proceeds of certain sales of property or assets, insurance proceeds and debt and equity issuances.  No mandatory prepayments are required prior to July 29, 2011, and the amount of prepayments thereafter are limited to $105,000 in the aggregate prior to July 29, 2012 and $140,000 in the aggregate prior to the maturity date.  Optional prepayments are also permitted, subject to specified prepayment premiums.  The principal financial covenant for the senior secured credit facility is a minimum liquidity test of $25,000, which is tested bi-annually on June 30 and December 31.  The senior secured credit facility also contains other affirmative and negative covenants, subject to certain exceptions, including limitations on indebtedness (other than permitted senior indebtedness (as defined) not exceeding $50,000 and permitted subordinated indebtedness (as defined) to be used for investments not to exceed $100,000), investments (other than investments out of excess cash flow and out of the proceeds of the Cablevision senior notes in excess of the outstanding borrowings and out of a $40,000 basket), and dividends and other restricted payments (other than in respect of management and guarantee fees and restricted payments out of excess cash flow and out of the proceeds of the Cablevision senior notes in excess of the outstanding borrowings).  Certain of the covenants applicable to CSC Holdings under the Newsday LLC senior secured credit facility are similar to the covenants applicable to CSC Holdings under its outstanding senior notes.

On October 28, 2009, Newsday LLC entered into an amendment to its credit facility that provides for:  (a) the replacement of a 1.1 to 1 consolidated interest coverage ratio covenant with the $25,000 minimum liquidity covenant described above, (b) an increase in the interest rate applicable for the $525,000 fixed rate term loan facility from 9.75% to 10.50%, (c) an increase in the interest rate margin applicable to the $125,000 floating rate term loan facility from 5.50% to 6.25% and (d) increases in the prepayment premiums applicable to repayments of term loans prior to maturity.  Newsday LLC paid each consenting lender a one-time fee equal to 0.25% of the lender’s commitment.

Tribune Company has agreed to indemnify CSC Holdings with respect to any payments that CSC Holdings makes under its guarantee of the Newsday LLC senior secured credit facility.  Newsday LLC will generally be prohibited from using the proceeds received from any repayment of the Cablevision senior notes contributed to Newsday Holdings LLC by CSC Holdings to acquire non-publicly traded notes or debt instruments of Cablevision or CSC Holdings, and Newsday LLC will be required under its senior secured credit facility to maintain cash or cash equivalents or publicly traded notes or debt

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

instruments of Cablevision or CSC Holdings with an aggregate principal amount that exceeds the then-outstanding borrowings by Newsday LLC under its senior secured credit facility.

Newsday LLC was in compliance with all of its financial covenants under its credit agreement as of December 31, 2009.

In connection with the Newsday LLC credit facility, the Company incurred deferred financing costs of $1,621 and $23,971 in 2009 and 2008, respectively, which are being amortized to interest expense over the five year term of the credit facility.

Senior Notes and Debentures

The following table summarizes the Company’s senior notes and debentures:

					Carrying Amount at
	Date	Maturity		Face	December 31,
Issuer	Issued	Date	Rate	Amount	2009	2008
CSC Holdings(a)(e)	July 1999	July 2009	8.125%	500,000	$—	$499,883
CSC Holdings(a)(e)	August 1997	August 2009	8.125%	400,000	—	399,917
CSC Holdings(a)(f)	March 2001	April 2011	7.625%	1,000,000	325,665	999,278
CSC Holdings(b)(f)	April 2004	April 2012	6.75%	500,000	244,617	500,000
CSC Holdings(b)	January 2009	April 2014	8.50%	844,000	764,091	—
CSC Holdings(b)(d)	June 2008	June 2015	8.50%	500,000	500,000	500,000
CSC Holdings(a)	February 1998	February 2018	7.875%	300,000	298,607	298,436
CSC Holdings(a)	July 1998	July 2018	7.625%	500,000	499,788	499,764
CSC Holdings(b)	February 2009	February 2019	8.625%	526,000	502,141	—
RNS(c)	August 2004	September 2012	8.75%	300,000	299,283	299,014
					3,434,192	3,996,292

Cablevision(a)(e)	April 2004	April 2009	Floating	500,000	—	500,000
Cablevision(b)	April 2004	April 2012	8.00%	1,000,000	1,000,000	1,000,000
Cablevision(b)	September 2009	September 2017	8.625%	900,000	887,691	—
					$5,321,883	$5,496,292

(a)       These notes are not redeemable by the Company prior to maturity.

(b)       The Company may redeem some or all of the notes at any time at a make-whole redemption price calculated by reference to market interest rates for comparable maturity treasury notes plus a spread.

(c)       The senior notes are redeemable, in whole or in part, at a redemption price equal to 102.188% of face value, and 100% of face value on or after September 1, 2010.

(d)       The senior notes are redeemable, in whole or in part, at a redemption price equal to 104.250% of face value at any time on or after June 15, 2012, 102.125% on or after June 15, 2013, and 100% on or after June 15, 2014.  The proceeds of these notes were used to repay the CSC Holdings $500,000 face amount of 7-1/4% senior notes which matured in July 2008.

(e)       These notes were repurchased and redeemed with the proceeds from the issuance of $844,000 face amount of 8-1/2% and $526,000 face amount 8-5/8% senior notes in January and February 2009, respectively, as well as with cash on hand.

(f)        A portion of these senior notes were repurchased with the proceeds from the issuance of $900,000 face amount 8-5/8% senior notes in September 2009, as well as with cash on hand.

On June 4, 2008, CSC Holdings issued $500,000 face amount of 8-1/2% senior notes due June 15, 2015  These notes are senior unsecured obligations and are not guaranteed by any of CSC Holdings’ subsidiaries.  In connection with the issuance of these debt securities, the Company incurred deferred financing costs of $8,946, which are being amortized to interest expense over the seven year term of the notes.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

On July 29, 2008, in connection with the Newsday Transaction, Cablevision contributed approximately $682,000 aggregate face value of newly issued 8% senior notes due 2012 (with a fair value of approximately $650,000 at date of contribution) to CSC Holdings which in turn contributed such notes to Newsday Holdings LLC (see Note 4).  These notes are eliminated in Cablevision’s consolidated financial statements and are shown as notes due from Cablevision in the consolidated equity statement of CSC Holdings.

On January 13, 2009, CSC Holdings issued $844,000 face amount of 8-1/2% senior notes due April 15, 2014.  These notes are senior unsecured obligations and are not guaranteed by any of CSC Holdings’ subsidiaries.  Gross proceeds from the issuance were approximately $750,189, after giving effect to the original issue discount of approximately $93,811.  The proceeds were used in connection with the February 2009 tender offers discussed below and to fund a dividend to Cablevision that was used by Cablevision to repay a portion of the Cablevision floating rate senior notes due April 1, 2009 (“April 2009 Notes”).  In connection with the issuance of these debt securities, the Company incurred deferred financing costs of $16,434, which are being amortized to interest expense over the term of the senior notes.

On February 12, 2009, CSC Holdings issued $526,000 face amount of 8-5/8% senior notes due February 15, 2019.  These notes are senior unsecured obligations and are not guaranteed by any of CSC Holdings’ subsidiaries.  Gross proceeds from the issuance were approximately $500,731 after giving effect to the original issue discount of approximately $25,269.  The proceeds were used in connection with the February 2009 tender offers discussed below and to repay a portion of the outstanding $500,000 face amount of Cablevision April 2009 Notes.  In connection with the issuance of these debt securities, the Company incurred deferred financing costs of $10,832, which are being amortized to interest expense over the term of the senior notes.

On September 23, 2009, Cablevision issued $900,000 face amount of 8-5/8% senior notes due September 15, 2017.  These notes are senior unsecured obligations and are not guaranteed by any of Cablevision’s subsidiaries.  Gross proceeds from the issuance were approximately $887,364 after giving effect to the original issue discount of approximately $12,636.  The net proceeds were used in connection with the September 2009 tender offers discussed below.  In connection with the issuance of these debt securities, the Company incurred deferred financing costs of $19,021, which are being amortized to interest expense over the term of the senior notes.

The indentures under which the senior notes and debentures were issued contain various covenants, which are generally less restrictive than those contained in the credit agreement of the issuer.

Tender Offers for Debt (tender prices per note in dollars)

On February 13, 2009, Cablevision announced that it commenced a cash tender offer (the “Cablevision February Tender”) for its outstanding April 2009 Notes for total consideration of $1,002.50 per $1,000.00 principal amount of notes tendered for purchase, consisting of tender offer consideration of $997.50 per $1,000.00 principal amount of notes plus an early tender premium of $5.00 per $1,000.00 principal amount of notes.  Concurrently, CSC Holdings announced that it commenced a cash tender offer (the “CSC Holdings February Tender”) for (1) its outstanding $500,000 face amount of 8-1/8% senior notes due July 15, 2009 (“July 2009 Notes”) for total consideration of $1,022.84 per $1,000.00 principal amount of notes tendered for purchase, consisting of tender offer consideration of $1,000.00 per $1,000.00 principal amount of notes plus an early tender premium of $22.84 per $1,000.00 principal amount of notes, and (2) its outstanding $400,000 face amount of 8-1/8% senior debentures due August 15, 2009 (“August 2009 Debentures”) for total consideration of $1,027.63 per $1,000.00 principal amount of debentures tendered for purchase, consisting of tender offer consideration of $1,000.00 per

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

$1,000.00 principal amount of debentures plus an early tender premium of $27.63 per $1,000.00 principal amount of debentures.

Pursuant to the Cablevision February Tender and CSC Holdings February Tender, the Company repurchased $196,269 aggregate principal amount of the April 2009 Notes, $449,430 aggregate principal amount of the July 2009 Notes and $306,791 aggregate principal amount of the August 2009 Debentures.  The tender premiums aggregating approximately $490 for the Cablevision April 2009 Notes and $18,726 for CSC Holdings July 2009 Notes and August 2009 Debentures, have been recorded in loss on extinguishment of debt in the consolidated statements of operations for the year ended December 31, 2009.  As of December 31, 2009, Cablevision repaid the remaining outstanding balance of its April 2009 Notes aggregating $303,731 upon their maturity on April 1, 2009 with cash on hand and CSC Holdings repaid the remaining outstanding balance of its July 2009 Notes aggregating $50,570 and its August 2009 Debentures aggregating $93,209 upon their maturity on July 15, 2009 and August 15, 2009, respectively, with cash on hand.

On September 9, 2009, CSC Holdings announced that it commenced a cash tender offer (the “CSC Holdings September Tender”) for its outstanding $1,000,000 face amount of 7-5/8% senior notes due April 1, 2011 (“April 2011 Notes”) for total consideration of $1,050.00 per $1,000.00 principal amount of notes tendered for purchase, consisting of tender offer consideration of $1,020.00 per $1,000.00 principal amount of notes plus an early tender premium of $30.00 per $1,000.00 principal amount of notes and its outstanding $500,000 face amount of 6-3/4% senior notes due April 15, 2012 (“April 2012 Notes”) for total consideration of $1,046.25 per $1,000.00 principal amount of notes tendered for purchase, consisting of tender offer consideration of $1,016.25 per $1,000.00 principal amount of notes plus an early tender premium of $30.00 per $1,000.00 principal amount of notes.

Pursuant to the CSC Holdings September Tender, in October 2009, CSC Holdings repurchased $674,204 aggregate principal amount of the April 2011 Notes and $255,383 aggregate principal amount of the April 2012 Notes.  The tender premiums aggregating approximately $33,604 for the April 2011 Notes and $11,809 for the April 2012 Notes have been recorded in loss on extinguishment of debt in the consolidated statements of operations for the year ended December 31, 2009.

Senior Subordinated Notes and Debentures

In August 2004, RNS issued $500,000 face amount of 10-3/8% senior subordinated notes due September 1, 2014.  These senior subordinated notes were discounted $3,915, upon original issuance.  These notes are guaranteed by substantially all of the subsidiaries of RNS.  RNS may redeem the senior subordinated notes, in whole or in part, at a redemption price equal to 105.188% of face value, 103.458% on or after September 1, 2010, 101.729% on or after September 1, 2011, and 100% on or after September 1, 2012.  The notes are redeemable at the redemption price plus accrued and unpaid interest through the redemption date.

On July 24, 2007, RNS entered into an equity commitment agreement with its sole member, RPH, an indirect wholly-owned subsidiary of Rainbow Media Holdings, pursuant to which RPH agreed to purchase additional membership interests in RNS for an aggregate purchase price of $203,000.  RNS used the proceeds of the investment by RPH to redeem $175,000 in aggregate principal amount of its senior subordinated notes due 2014, representing 35% of the outstanding notes, at the redemption price of 110.375% of the principal amount of the notes plus accrued and unpaid interest to August 31, 2007, the redemption date.  In connection with the redemption, the Company recognized a loss on extinguishment of debt of $19,113, representing primarily the redemption premium and wrote-off the related unamortized deferred financing costs of $2,919.  The carrying value of these notes at December 31, 2009 and 2008 was $323,817 and $323,564, respectively.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The indentures under which the senior subordinated notes and debentures were issued contain various covenants, which are generally less restrictive than those contained in the credit agreement of the issuer.

Summary of Five Year Debt Maturities

Total amounts payable by the Company under its various debt obligations outstanding as of December 31, 2009, including collateralized indebtedness (see Note 11) and capital leases (including interest), but excluding the $190,000 notes payable to Madison Square Garden due on June 30, 2010, during the five years subsequent to December 31, 2009, are as follows:

Years Ending December 31,	CSC Holdings	Cablevision(a)
2010	$540,852	$540,852
2011	1,024,462	1,024,462
2012	2,367,279	3,367,279
2013	1,532,223	1,532,223
2014	1,186,374	1,186,374

(a)       Excludes the senior notes contributed to CSC Holdings which in turn contributed such notes to Newsday Holdings LLC that would be payable by Cablevision to Newsday Holdings LLC in 2012.

NOTE 11.              DERIVATIVE CONTRACTS AND COLLATERALIZED INDEBTEDNESS

To manage interest rate risk, the Company has entered into interest rate swap contracts to adjust the proportion of total debt that is subject to variable and fixed interest rates.  Such contracts effectively fix the borrowing rates on floating rate debt to limit the exposure against the risk of rising rates and/or effectively convert fixed rate borrowings to variable rates to permit the Company to realize lower interest expense in a declining interest rate environment.  The Company does not enter into interest rate swap contracts for speculative or trading purposes and it has only entered into transactions with counterparties that are rated investment grade.  The Company monitors the financial institutions that are counterparties to its interest rate swap contracts and it diversifies its swap contracts among various counterparties to mitigate exposure to any single financial institution.

In addition, the Company had entered into prepaid interest rate swap agreements in connection with its monetization of certain of its stock holdings, discussed below.  These contracts required the Company to pay a floating rate of interest in exchange for fixed rate interest payments, the net present value of which was paid to the Company at the contract’s inception.  As of December 31, 2008, the total notional value of such contracts was $48,620 and the fair values of such contracts aggregated $630, a net liability position.  These agreements have not been designated as hedges for accounting purposes.  On March 24, 2009, the Company’s remaining prepaid interest rate swap matured.

In March 2008, CSC Holdings entered into several interest rate swap contracts that amended the terms of contracts (specifically maturity date and fixed rate paid by the Company) originally entered into in April 2006 with a notional amount of $3,700,000 to effectively fix borrowing rates on a substantial portion of the Company’s floating rate debt.  In November 2008, RNS entered into interest rate swap contracts with a notional amount of $450,000 to effectively fix borrowing rates on a substantial portion of its floating rate debt which matured in November 2009.  These contracts are not designated as hedges for accounting purposes.  As a result of the CSC Holdings interest rate swap transactions, the interest rate paid on approximately 90% of the Company’s debt (excluding capital leases, collateralized indebtedness and the notes payable to Madison Square Garden) is effectively fixed (57% being fixed rate obligations and 33%

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

is effectively fixed through utilization of these interest rate swap contracts) as of December 31, 2009.  The table below summarizes certain terms of these interest rate swap contracts as of December 31, 2009:

Maturity Date	Notional Amount	Weighted Average Fixed Rate Paid by the Company	Weighted Average Effective Floating Rate Received by the Company at December 31, 2009*
March 2010	$1,100,000	3.65%	0.26%
June 2012	$2,600,000	4.86%	0.26%

*          Represents the floating rate received by the Company under its interest rate swap contracts at December 31, 2009 and does not represent the rates to be received by the Company on future payments.

As of December 31, 2009 and 2008, the Company’s outstanding interest rate swap contracts had a fair value and carrying value of $211,462 and $265,937, a net liability position, respectively, as reflected under derivative contracts in the Company’s consolidated balance sheets.

The net unrealized losses resulting from changes in the fair value of the Company’s swap agreements and the net realized losses as a result of net cash interest expense for the years ended December 31, 2009, 2008 and 2007 aggregating $(78,868), $(205,683) and $(76,568), respectively, are reflected in loss on interest rate swap contracts, net in the accompanying consolidated statements of operations.

The Company has also entered into various transactions to limit the exposure against equity price risk on its shares of Comcast Corporation common stock.  The Company had monetized all of its stock holdings in Comcast Corporation through the execution of prepaid forward contracts, collateralized by an equivalent amount of the respective underlying stock.  At maturity, the contracts provide for the option to deliver cash or shares of Comcast stock with a value determined by reference to the applicable stock price at maturity.  These contracts, at maturity, are expected to offset declines in the fair value of these securities below the hedge price per share while allowing us to retain upside appreciation from the hedge price per share to the relevant cap price.

The Company received cash proceeds upon execution of the prepaid forward contracts discussed above which has been reflected as collateralized indebtedness in the accompanying consolidated balance sheets.  In addition, the Company separately accounts for the equity derivative component of the prepaid forward contracts.  These equity derivatives have not been designated as hedges for accounting purposes.  Therefore, the net fair values of the equity derivatives of $35,970 and $113,737, at December 31, 2009 and 2008, respectively, have been reflected in the accompanying consolidated balance sheets as an asset and the net increases in the fair value of the equity derivative component of the prepaid forward contracts of $631, $118,219 and $214,712, for the years ended December 31, 2009, 2008 and 2007, respectively, are included in gain on derivative contracts in the accompanying consolidated statements of operations.

All of the Company’s monetization transactions are obligations of its wholly-owned subsidiaries that are not part of the Restricted Group; however, in certain of the Comcast transactions, CSC Holdings provided guarantees of the subsidiaries’ ongoing contract payment expense obligations and potential payments that could be due as a result of an early termination event (as defined in the agreements).  The guarantee exposure approximates the net sum of the fair value of the collateralized indebtedness less the sum of the fair values of the underlying stock and the equity collar.

The Company monitors the financial institutions that are counterparties to its equity derivative contracts and it diversifies its equity derivative contracts among various counterparties to mitigate exposure to any single financial institution.  All of the counterparties to such transactions currently carry investment grade credit ratings.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The following represents the location of the assets and liabilities associated with the Company’s derivative instruments within the consolidated balance sheets at December 31, 2009 and December 31, 2008:

Derivatives Not Designated as		Asset Derivatives		Liability Derivatives
Hedging Instruments Under ASC Topic 815	Balance Sheet Location	Fair Value at December 31, 2009	Fair Value at December 31, 2008	Fair Value at December 31, 2009	Fair Value at December 31, 2008
Interest rate swap contracts	Current derivative contracts	$—	$—	$9,294	$3,327
Interest rate swap contracts	Long-term derivative contracts	—	—	202,168	263,240
Prepaid forward contracts	Long-term derivative contracts	—	—	9,528	—
Prepaid forward contracts	Current derivative contracts	37,137	63,574	—	—
Prepaid forward contracts	Long-term derivative contracts	8,361	50,163	—	—
Total derivative contracts		$45,498	$113,737	$220,990	$266,567

The following represents the impact and location of the Company’s derivative instruments within the consolidated statements of operations for the years ended December 31, 2009, 2008 and 2007:

Derivatives Not Designated as Hedging Instruments		Amount of Gain (Loss) Recognized
Under ASC Topic	Location of Gain	Years Ended December 31,
815	(Loss) Recognized	2009	2008	2007
Interest rate swap contracts	Loss on interest rate swap contracts, net	$(78,868)	$(205,683)	$(76,568)
Prepaid forward contracts	Gain on equity derivative contracts, net	631	118,219	214,712
Total derivative contracts		$(78,237)	$(87,464)	$138,144

For the years ended December 31, 2009, 2008 and 2007, the Company recorded a loss on investments of $(430), $(132,849) and $(213,754) respectively, representing the net decreases in the fair values of all investment securities pledged as collateral for the period.

At December 31, 2009, the Company had principal collateralized indebtedness obligations of $171,401 relating to shares of Comcast common stock that mature during the next twelve months.  The Company intends to settle such obligations by either delivering shares of the applicable stock and proceeds of the equity derivative contracts or delivering cash from the proceeds of new monetization transactions.

In the event of an early termination of any of these contracts, the Company would be obligated to repay the fair value of the collateralized indebtedness less the sum of the fair values of the underlying stock and equity collar, calculated at the termination date.  As of December 31, 2009, the Company did not have an early termination shortfall relating to any of these contracts.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

2009 and 2008 Settlements of Collateralized Indebtedness

The following table summarizes the settlement of the Company’s collateralized indebtedness relating to Comcast Corporation shares that were settled by delivering cash equal to the collateralized loan value, net of the value of the related equity derivative contracts for the years ended December 31, 2009 and 2008.  The cash was obtained from the proceeds of new monetization contracts covering an equivalent number of Comcast shares.  The terms of the new contracts allow the Company to retain upside participation in Comcast shares up to each respective contract’s upside appreciation limit with downside exposure limited to the respective hedge price.

	Years Ended December 31,
	2009	2008
Number of shares	10,738,809	10,738,809
Collateralized indebtedness settled	$(239,756)	$(222,624)
Derivative contracts settled	78,398	11,587
	(161,358)	(211,037)
Proceeds from new monetization contracts	161,358	214,474
Net cash receipt	$—	$3,437

In connection with the acquisition of Sundance in June 2008, the Company terminated the monetization contracts relating to the 12,742,033 shares of common stock of General Electric owned by the Company by settling the related collateralized indebtedness and equity derivative contracts which resulted in the Company making a net cash payment to the counterparties aggregating $368,097.  The Company recognized a $66,447 gain on the General Electric equity derivative contracts.  In connection with the termination, the Company recognized a loss of $2,424, representing the difference between the carrying value and the redemption value of the collateralized indebtedness, which is reflected as a loss on extinguishment of debt in the accompanying consolidated statement of operations for the year ended December 31, 2008.

The following table summarizes the settlement of the Company’s collateralized indebtedness relating to General Electric shares settled in 2008.

Number of shares	12,742,033
Collateralized indebtedness settled	$(412,154)
Derivative contracts settled	44,057
Net cash payment	$(368,097)

2007 Settlements of Collateralized Indebtedness

The following table summarizes the settlements of the Company’s collateralized indebtedness for the year ended December 31, 2007.  The Company’s collateralized indebtedness obligations relating to shares of Charter Communications and Leapfrog common stock were settled by delivering the underlying securities and proceeds from the related equity derivative contracts.

	Charter	Leapfrog	Total
Number of shares	3,724,460	800,000
Collateralized indebtedness settled	$(83,231)	$(19,238)	$(102,469)
Prepaid forward contracts	70,903	10,638	81,541
Fair value of underlying securities delivered	12,328	8,600	20,928
Net cash payment	$—	$—	$—

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

NOTE 12.              FAIR VALUE MEASUREMENT

The Company adopted the guidance set forth in ASC Topic 820 on January 1, 2008 for certain financial assets and financial liabilities.  ASC Topic 820 requires enhanced disclosures about assets and liabilities measured at fair value.  As noted in Note 3 above, the Company adopted the provisions of ASC Topic 820 with respect to its nonfinancial assets and nonfinancial liabilities on January 1, 2009.  However, there were no material nonfinancial assets or nonfinancial liabilities requiring initial measurement or subsequent remeasurement for the year ended December 31, 2009.

The fair value hierarchy as outlined in ASC Topic 820, is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable.  Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources while unobservable inputs reflect a reporting entity’s pricing based upon their own market assumptions.  The fair value hierarchy consists of the following three levels:

•      Level I - Quoted prices for identical instruments in active markets.

•      Level II - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

•      Level III - Instruments whose significant value drivers are unobservable.

The following table presents for each of these hierarchy levels, the Company’s financial assets and financial liabilities that are measured at fair value on a recurring basis at December 31, 2009 and December 31, 2008:

At December 31, 2009:

	Level I	Level II	Level III	Total
Assets:
Cash equivalents	$214,267	$—	$—	$214,267
Investment securities	96	—	—	96
Investment securities pledged as collateral	362,113	—	—	362,113
Derivative contracts	—	45,498	—	45,498
Liabilities:
Liabilities under derivative contracts	—	220,990	—	220,990

At December 31, 2008:

	Level I	Level II	Level III	Total
Assets:
Cash equivalents	$—	$225,485	$—	$225,485
Investment securities	6,804	—	—	6,804
Investment securities pledged as collateral	362,542	—	—	362,542
Derivative contracts	—	113,737	—	113,737
Liabilities:
Liabilities under derivative contracts	—	266,567	—	266,567

The Company’s cash equivalents at December 31, 2009 are classified within Level I of the fair value hierarchy because they are valued using quoted market prices from a listed exchange.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The Company’s investment securities and investment securities pledged as collateral are classified within Level I of the fair value hierarchy because they are valued using quoted market prices from a listed exchange.

The Company’s cash equivalents at December 31, 2008 are classified within Level II of the fair value hierarchy because they are valued primarily on inputs that can be observed with market price information and other relevant information from third-party pricing services.

The Company’s derivative contracts and liabilities under derivative contracts are valued using market-based inputs to valuation models.  These valuation models require a variety of inputs, including contractual terms, market prices, yield curves, and measures of volatility.  When appropriate, valuations are adjusted for various factors such as liquidity, bid/offer spreads and credit considerations.  Such adjustments are generally based on available market evidence.  Since model inputs can generally be verified and do not involve significant management judgment, the Company has concluded that these instruments should be classified within Level II of the fair value hierarchy.

The Company considers the impact of credit risk when measuring the fair value of its derivative asset and/or liability positions, as applicable.

Fair Value of Financial Instruments

The following methods and assumptions were used to estimate fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Cash Equivalents and Restricted Cash

The carrying amount approximates fair value due to the short-term maturity of these instruments.

Derivative Contracts and Liabilities Under Derivative Contracts

Derivative contracts are carried on the accompanying consolidated balance sheets at fair value.  See Note 11.

Investment Securities and Investment Securities Pledged as Collateral

Marketable securities are carried on the accompanying consolidated balance sheets at their fair value based upon quoted market prices.

Bank Debt, Collateralized Indebtedness, Notes Payable, Senior Notes and Debentures and Senior Subordinated Notes

The fair values of each of the Company’s debt instruments are based on quoted market prices for the same or similar issues or on the current rates offered to the Company for instruments of the same remaining maturities.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The carrying values and estimated fair values of the Company’s financial instruments, excluding those that are carried at fair value, are summarized as follows:

	December 31, 2009
	Carrying Amount	Estimated Fair Value
Note Receivable:
Cablevision senior notes receivable at CSC Holdings(a)	$660,951	$721,317

Debt instruments:
Bank debt(b)	$5,298,750	$5,332,245
Collateralized indebtedness	375,832	371,921
Senior notes and debentures	3,434,192	3,717,585
Senior subordinated notes	323,817	342,875
CSC Holdings total debt instruments	9,432,591	9,764,626
Senior notes and debentures	1,887,691	1,994,670
Cablevision total debt instruments	$11,320,282	$11,759,296

	December 31, 2008
	Carrying Amount	Estimated Fair Value
Note Receivable:
Cablevision senior notes receivable at CSC Holdings(a)	$653,115	$607,065
Debt instruments:
Bank debt(b)	$5,653,750	$5,538,250
Collateralized indebtedness	448,738	447,908
Senior notes and debentures	3,996,292	3,604,000
Senior subordinated notes	323,564	289,250
Notes payable	6,230	6,230
CSC Holdings total debt instruments	10,428,574	9,885,638
Senior notes and debentures	1,500,000	1,390,000
Cablevision total debt instruments	$11,928,574	$11,275,638

(a)       Represents the fair value of the 8% senior notes due 2012 issued by Cablevision and contributed to CSC Holdings which in turn contributed such notes to Newsday Holdings LLC.  These notes are eliminated at the consolidated Cablevision level.

(b)       The carrying value of the Company’s bank debt which bears interest at variable rates approximates its fair value.

Fair value estimates related to the Company’s debt instruments and senior notes receivable discussed above are made at a specific point in time, based on relevant market information and information about the financial instrument.  These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore cannot be determined with precision.  Changes in assumptions could significantly affect the estimates.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

NOTE 13.              INCOME TAXES

Cablevision

Cablevision files a consolidated federal income tax return with its 80% or more owned subsidiaries.

Income tax expense (benefit) attributable to Cablevision’s continuing operations consists of the following components:

	Years Ended December 31,
	2009	2008	2007
Current expense:
Federal	$7,639	$6,124	$10,315
State and other	12,124	11,145	3,957
	19,763	17,269	14,272
Deferred expense (benefit):
Federal	138,057	(122,455)	(9,697)
State	42,978	10,006	16,604
	181,035	(112,449)	6,907
Tax expense relating to uncertain tax positions, including accrued interest	5,871	6,236	12,333
Income tax expense (benefit)	$206,669	$(88,944)	$33,512

The income tax expense attributable to the Company’s discontinued operations was classified as deferred income tax expense for all periods presented (see Note 7).

The income tax expense (benefit) attributable to Cablevision’s continuing operations differs from the amount derived by applying the statutory federal rate to pretax income principally due to the effect of the following items:

	Years Ended December 31,
	2009	2008	2007

Federal tax expense (benefit) at statutory federal rate	$159,646	$(115,949)	$(559)
State income taxes, net of federal benefit	32,283	15,236	1,293
Changes in the valuation allowance	(1,427)	6,602	(536)
Change in the state rate used to determine deferred taxes, net of federal benefit	(6,126)	(8,670)	10,831
Tax expense relating to uncertain tax positions, including accrued interest, net of deferred tax benefits	3,009	2,694	8,849
Non-deductible officers’ compensation	7,264	5,934	9,355
Other non-deductible expenses	3,725	1,756	2,885
Elimination of state carry forwards pursuant to LLC conversions	9,095	—	—
Loss attributable to noncontrolling interests	96	2,837	113
Other	(896)	616	1,281
Income tax expense (benefit)	$206,669	$(88,944)	$33,512

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

For Cablevision, the tax effects of temporary differences which give rise to significant portions of deferred tax assets or liabilities and the corresponding valuation allowance at December 31, 2009 and 2008 are as follows:

	December 31,
	2009	2008
Deferred Tax Asset (Liability)
Current
NOLs and tax credit carry forwards	$477,441	$260,970
Compensation and benefit plans	34,170	39,902
Allowance for doubtful accounts	7,103	5,178
Other liabilities	21,891	24,699
Deferred tax asset	540,605	330,749
Valuation allowance	(10,194)	(9,955)
Net deferred tax asset, current	530,411	320,794

Investments	(7,612)	(32,550)
Deferred tax liability, current	(7,612)	(32,550)

Net deferred tax asset, current	522,799	288,244

Noncurrent
NOLs and tax credit carry forwards	159,630	549,798
Compensation and benefit plans	99,765	114,831
Investments	—	1,589
Partnership investments	60,874	64,690
Other	15,440	17,291
Deferred tax asset	335,709	748,199
Valuation allowance	(5,962)	(20,592)
Net deferred tax asset, noncurrent	329,747	727,607

Fixed assets and intangibles	(339,651)	(397,128)
Investments	(20,504)	—
Other assets	(16,789)	(15,457)
Deferred tax liability, noncurrent	(376,944)	(412,585)

Net deferred tax asset (liability), noncurrent	(47,197)	315,022

Total net deferred tax asset	$475,602	$603,266

At December 31, 2009, Cablevision had consolidated federal net operating loss carry forwards (“NOLs”) of $1,687,692 expiring on various dates from 2021 through 2026.  Cablevision has recorded a deferred tax asset related to $1,518,788 of such NOLs.  A deferred tax asset has not been recorded for the remaining NOL of $168,904 as this portion relates to ‘windfall’ deductions on share-based awards that have not yet been realized.  The tax deduction resulting from the exercise and issuance of certain share-based awards exceeded the aggregate compensation expense for such awards by $4,473 in 2009 and by $168,904 on a cumulative basis through December 31, 2009.  Cablevision uses the ‘with-and-without’ approach to determine whether an excess tax benefit has been realized.  Upon realization, such excess tax benefits will be recognized as an increase to paid-in capital.

In February 2010, the Internal Revenue Service approved the Company’s request to change its tax accounting method for certain installation costs with regard to its Optimum Online and Optimum Voice businesses.  As a result, Cablevision’s NOL at December 31, 2009 set forth above will increase by approximately $220,000 with a corresponding reduction in the income tax basis of certain fixed assets.  The associated balance sheet deferred income tax reclassification adjustments will be recognized in the first quarter of 2010 consistent with the timing of receipt of the Internal Revenue Service’s approval of the Company’s request.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

As of December 31, 2009, Cablevision has $24,148 of federal alternative minimum tax credit carry forwards, which do not expire.

CSC Holdings

CSC Holdings and its 80% or more owned subsidiaries were included in the consolidated federal income tax returns of Cablevision for the years presented herein.  CSC Holdings was converted to a limited liability company on November 10, 2009.  The income tax provision for CSC Holdings is determined on a stand-alone basis for all periods presented, including the period subsequent to the LLC conversion, as if CSC Holdings filed separate consolidated income tax returns.

Income tax expense (benefit) attributable to continuing operations consists of the following components:

	Years Ended December 31,
	2009	2008	2007
Current expense:
Federal	$11,174	$9,236	$13,962
State and other	12,124	11,145	3,957
	23,298	20,381	17,919
Deferred expense (benefit):
Federal	191,407	(76,137)	27,330
State	57,171	20,221	31,378
	248,578	(55,916)	58,708
Tax expense relating to uncertain tax positions, including accrued interest	5,871	6,236	12,333
Income tax expense (benefit)	$277,747	$(29,299)	$88,960

The income tax expense attributable to CSC Holdings’ discontinued operations was classified as deferred income tax expense for all periods presented (see Note 7).

In connection with the tax allocation policy between CSC Holdings and Cablevision, CSC Holdings has recorded a payable due to Cablevision and Cablevision has recorded a receivable due from CSC Holdings, both in the amount of $11,454, representing the estimated federal income tax liability of CSC Holdings for the year ended December 31, 2009 as determined on a stand-alone basis as if CSC Holdings filed separate federal consolidated income tax returns.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The income tax expense (benefit) attributable to CSC Holdings’ continuing operations differs from the amount derived by applying the statutory federal rate to pretax income principally due to the effect of the following items:

	Years Ended December 31,
	2009	2008	2007

Federal tax expense (benefit) at statutory federal rate	$221,501	$(62,947)	$45,289
State income taxes, net of federal benefit	42,484	21,971	11,372
Changes in the valuation allowance	(1,427)	6,602	(536)
Change in the state rate used to determine deferred taxes, net of federal benefit	(7,872)	(8,762)	10,352
Tax expense relating to uncertain tax positions, including accrued interest, net of deferred tax benefits	3,009	2,694	8,849
Non-deductible officers’ compensation	7,264	5,934	9,355
Other non-deductible expenses	3,725	1,756	2,885
Elimination of state carry forwards pursuant to LLC conversions	9,095	—	—
Loss attributable to noncontrolling interests	96	2,837	113
Other	(128)	616	1,281
Income tax expense (benefit)	$277,747	$(29,299)	$88,960

For CSC Holdings, the tax effects of temporary differences which give rise to significant portions of deferred tax assets or liabilities and the corresponding valuation allowance at December 31, 2009 and 2008 are as follows:

	December 31,
	2009	2008
Deferred Tax Asset (Liability)
Current
NOLs and tax credit carry forwards	$275,415	$342,297
Compensation and benefit plans	34,170	39,902
Allowance for doubtful accounts	7,103	5,178
Other liabilities	21,891	24,699
Deferred tax asset	338,579	412,076
Valuation allowance	(10,127)	(15,765)
Net deferred tax asset, current	328,452	396,311

Investments	(7,612)	(32,550)
Deferred tax liability, current	(7,612)	(32,550)

Net deferred tax asset, current	$320,840	$363,761

Noncurrent
Tax credit carry forwards	45,204	219,560
Compensation and benefit plans	99,765	114,831
Investments	—	1,589
Partnership investments	60,874	64,690
Other	15,440	17,291
Deferred tax asset	221,283	417,961
Valuation allowance	(6,029)	(14,782)
Net deferred tax asset, noncurrent	215,254	403,179

Fixed assets and intangibles	(339,651)	(397,128)
Investments	(20,504)	—
Other assets	(16,790)	(15,457)
Deferred tax liability, noncurrent	(376,945)	(412,585)

Net deferred tax liability, noncurrent	(161,691)	(9,406)

Total net deferred tax asset	$159,149	$354,355

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

At December 31, 2009, on a stand-alone basis CSC Holdings had consolidated federal NOLs of $886,286, expiring on various dates from 2023 through 2026.  CSC Holdings has recorded a deferred tax asset related to $717,382 of such NOLs.  A deferred tax asset has not been recorded for the remaining NOL of $168,904 as this portion relates to a ‘windfall’ deduction on share-based awards that has not yet been realized.  The tax deduction resulting from the exercise and issuance of certain share-based awards exceeded the aggregate compensation expense for such awards by $4,473 in 2009 and by $168,904 on a cumulative basis through December 31, 2009.  Cablevision uses the ‘with-and-without’ approach to determine whether an excess tax benefit has been realized.  Upon realization, such excess tax benefits will be recognized as an increase to paid-in capital.

In February 2010, the Internal Revenue Service approved the Company’s request to change its tax accounting method for certain installation costs with regard to its Optimum Online and Optimum Voice businesses.  As a result, CSC Holdings’ NOL at December 31, 2009 set forth above will increase by approximately $220,000 with a corresponding reduction in the income tax basis of certain fixed assets.  The associated balance sheet deferred income tax reclassification adjustments will be recognized in the first quarter of 2010 consistent with the timing of receipt of the Internal Revenue Service’s approval of the Company’s request.

As of December 31, 2009, on a stand-alone basis CSC Holdings has $34,442 of alternative minimum tax credit carry forwards, which do not expire.

The Company

Deferred tax assets have resulted primarily from the Company’s future deductible temporary differences and NOLs.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized.  The Company’s ability to realize its deferred tax assets depends upon the generation of sufficient future taxable income and tax planning strategies to allow for the utilization of its NOLs and deductible temporary differences.  If such estimates and related assumptions change in the future, the Company may be required to record additional valuation allowances against its deferred tax assets, resulting in additional income tax expense in the Company’s consolidated statement of operations.  Management evaluates the realizability of the deferred tax assets and the need for additional valuation allowances quarterly.  At this time, based on current facts and circumstances, management believes that it is more likely than not that the Company will realize benefit for its gross deferred tax assets, except those deferred tax assets against which a valuation allowance has been recorded which relate to certain state NOLs.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

A reconciliation of the beginning and ending amount of unrecognized tax benefits associated with uncertain tax positions, excluding associated deferred tax benefits and accrued interest, is as follows:

Balance at December 31, 2008	$65,226
Increases related to prior year tax positions	3,079
Decreases related to prior year tax positions	(483)
Increases related to current year tax positions	1,852
Settlements	—
Lapse of statute of limitations	(321)
Balance at December 31, 2009	$69,353

As of December 31, 2009, if all uncertain tax positions were sustained at the amounts reported or expected to be reported in the Company’s tax returns, the Company’s income tax expense attributable to continuing operations would decrease by $62,886.

Interest expense related to uncertain tax positions is included in income tax expense, consistent with the Company’s historical policy.  After considering the associated deferred tax benefit, interest expense of $1,033, $452 and $1,291 has been included in income tax expense attributable to continuing operations in the consolidated statement of operations for 2009, 2008 and 2007, respectively.  At December 31, 2009, accrued interest on uncertain tax positions of $1,071 and $1,976 was included in other accrued expenses and other noncurrent liabilities, respectively, in the consolidated balance sheet.

Management does not believe that it is reasonably possible that the total amount of the gross liability for uncertain tax positions existing as of December 31, 2009 will significantly increase or decrease within twelve months of December 31, 2009.

With a few exceptions, the Company is no longer subject to state and local income tax audits by taxing authorities for years prior to 2004.  The most significant jurisdictions in which the Company is required to file income tax returns include the states of New York, New Jersey and Connecticut and the city of New York.  The IRS examination of the Company’s consolidated federal income tax returns for years 2004 and 2005 is expected to conclude in 2010 at which time the IRS examination of tax years 2006 through 2008 will begin.  The State of New York is auditing income tax returns for years 2003 through 2005.  The city of New York is auditing income tax returns for a wholly-owned limited liability company for years 2003 through 2005.

Management does not believe that the resolution of the ongoing income tax examinations described above will have a material adverse impact on the financial position of the Company.  Changes in the liabilities for uncertain tax positions will be recognized in the interim period in which the positions are effectively settled or there is a change in factual circumstances.

NOTE 14.              OPERATING LEASES

The Company leases certain office, production, transmission, theater and event facilities under terms of leases expiring at various dates through 2027.  The leases generally provide for escalating rentals over the term of the lease plus certain real estate taxes and other costs or credits.  Costs associated with such operating leases are recognized on a straight-line basis over the initial lease term.  The difference between rent expense and rent paid is recorded as deferred rent.  Rent expense for the years ended December 31, 2009, 2008 and 2007 amounted to $79,709, $73,537 and $62,849, respectively.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

In addition, the Company rents space on utility poles for its operations.  The Company’s pole rental agreements are for varying terms, and management anticipates renewals as they expire.  Pole rental expense for the years ended December 31, 2009, 2008 and 2007 amounted to $14,939, $15,000 and $14,467, respectively.

The minimum future annual payments for all operating leases for continuing operations (with initial or remaining terms in excess of one year) during the next five years and thereafter, including pole rentals from January 1, 2010 through December 31, 2014, at rates now in force are as follows:

2010	$83,707
2011	85,361
2012	78,862
2013	74,138
2014	73,873
Thereafter	190,007

NOTE 15.              RELATED PARTY TRANSACTIONS

Transactions with Madison Square Garden

In connection with the MSG Distribution, the Company entered into various agreements with Madison Square Garden, including a distribution agreement, a tax disaffiliation agreement, a transition services agreement, an employee matters agreement and certain related party arrangements.  These agreements govern the Company’s relationship with Madison Square Garden subsequent to the MSG Distribution and provide for the allocation of employee benefits, taxes and certain other liabilities and obligations attributable to periods prior to the MSG Distribution.  These agreements also include arrangements with respect to transition services and a number of on-going commercial relationships.  The distribution agreement includes an agreement that the Company and Madison Square Garden agree to provide each other with indemnities with respect to liabilities arising out of the businesses the Company transferred to Madison Square Garden.  The Company is also party to other arrangements with Madison Square Garden, such as affiliation agreements covering the MSG networks and Fuse.

The following table summarizes the charges (credits) related to services provided to and received from the Madison Square Garden segment which are reflected in continuing operations and are not discussed elsewhere in the accompanying combined notes to the consolidated financial statements:

	Years Ending December 31,
	2009(a)	2008(a)	2007(a)

Revenues, net	$9,748	$11,635	$11,102

Operating expenses (credits):
Technical expenses, net of credits	$116,483	$112,074	$98,340

Selling, general and administrative expenses (credits):
Corporate general and administrative expense allocations	(5,626)	(5,494)	(6,387)
Health and welfare plan allocations	(12,682)	(10,656)	(8,697)
Risk management and general insurance allocations	(6,161)	(6,226)	(6,768)
Other	(2,156)	(2,253)	(4,968)
Selling, general and administrative expenses (credits), subtotal	(26,625)	(24,629)	(26,820)

Operating expenses, net	89,858	87,445	71,520

Net charges	$80,110	$75,810	$60,418

(a)   Amounts relating to the Madison Square Garden segment for these periods are eliminated in consolidation.  Operating results of Madison Square Garden are reported in discontinued operations.  Corporate overhead costs previously allocated to Madison Square Garden that were not eliminated as a result of the MSG Distribution have been reclassified to continuing operations.

Revenues, net

The Company recognizes revenue in connection with television advertisements and print advertising charged by its subsidiaries to Madison Square Garden.  The Company also provides certain programming signal transmission and production services to Madison Square Garden.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The Company and its subsidiaries, together with Madison Square Garden, may enter into agreements with third parties in which the amounts paid/received by Madison Square Garden, its subsidiaries, or the Company may differ from the amounts that would have been paid/received if such arrangements were negotiated separately.  Where subsidiaries of the Company have incurred a cost incremental to fair value and Madison Square Garden has received a benefit incremental to fair value from these negotiations, the Company and its subsidiaries will charge Madison Square Garden for the incremental amount.

Technical Expenses, net of Credits

Technical expenses include costs incurred by the Company for the carriage of the MSG networks and Fuse program services on Cablevision’s cable systems, net of charges to Madison Square Garden for programming and production services and film library usage.

Effective January 1, 2010, a new long-term affiliation agreement was entered into between Cablevision and the MSG networks, which are owned by Madison Square Garden.  This new long-term affiliation agreement will result in estimated incremental programming costs to the Company of approximately $30,000 for 2010, as compared to the amount of programming costs recognized by the Company pursuant to the Company’s arrangement with Madison Square Garden for 2009, and other additional consideration.  This new affiliation agreement will provide for the carriage of the MSG Network and MSG Plus programming services on Cablevision’s cable systems in the tri-state area.  This agreement has a term of 10 years, obligates the Company to carry such program services on its cable systems and provides for the payment by the Company to the MSG networks of a per subscriber license fee, which fee is increased each year during the term of the agreement.

Selling, General and Administrative Expenses (Credits)

Corporate General and Administrative Expense Allocations

General and administrative costs, including costs of maintaining corporate headquarters, facilities and common support functions (such as executive management, human resources, legal, finance, tax, accounting, audit, treasury, strategic planning, information technology, transportation services, creative and production services, etc.) were allocated to Madison Square Garden through December 31, 2009.  Corporate overhead costs previously allocated to Madison Square Garden that were not eliminated as a result of the MSG Distribution have been reclassified to continuing operations.

Health and Welfare Plan Allocations

Employees of Madison Square Garden participated in health and welfare plans sponsored by the Company through December 31, 2009.  Health and welfare benefit costs have generally been charged to Madison Square Garden based upon the proportionate number of participants in the plans.

Risk Management and General Insurance Allocations

The Company provided Madison Square Garden with risk management and general insurance related services.

Other

The Company and Madison Square Garden routinely enter into transactions with each other in the ordinary course of business.  Such transactions may include, but are not limited to, advertising, sponsorship agreements and cross-promotion arrangements.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Notes Payable to Madison Square Garden

As of December 31, 2009, Madison Square Garden, L.P., a subsidiary of Madison Square Garden had extended intercompany loans aggregating $190,000 to Rainbow Media Holdings.  On January 28, 2010, the intercompany loans were replaced with a promissory note from Rainbow Media Holdings to Madison Square Garden, L.P. having a principal amount of $190,000 and accruing interest at a rate of 3.25% per annum.  The note is non amortizing and has a maturity date of June 30, 2010 with prepayment without penalty at Rainbow Media Holdings’ option.

Transactions with Other Affiliates

During 2009, 2008 and 2007, the Company provided services to or incurred costs on behalf of certain related parties, including from time to time, members of the Dolan family or to entities owned by members of the Dolan family.  All costs incurred on behalf of these related parties are reimbursed to the Company.

Aggregate amounts due from and due to Madison Square Garden and other affiliates at December 31, 2009 and 2008 are summarized below:

Cablevision

	December 31,
	2009	2008

Advances to affiliates	$19,198	$12,136
Accounts payable to affiliates	21,088	20,079
Notes payable to affiliates	190,000	190,000

CSC Holdings

	December 31,
	2009	2008

Advances to affiliates (principally Cablevision)	$532,479	$528,168
Accounts payable to affiliates	21,088	20,079
Notes payable to affiliates	190,000	190,000

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

NOTE 16.              BENEFIT PLANS

Plan Descriptions

Qualified and Non-qualified Defined Benefit Plans

Cablevision Retirement Plans (collectively, the “Cablevision Qualified and Non-qualified Defined Benefit Plans”)

The Company sponsors a non-contributory qualified defined benefit cash balance retirement plan (the “Pension Plan”) for the benefit of non-union employees other than those of the theater business.  Under the Pension Plan, the Company credits a certain percentage of eligible base pay into an account established for each participant which is credited with a market based rate of return monthly.  As of May 1, 2009, the Pension Plan was amended to “freeze” all benefits earned through April 30, 2009 for all Newsday participants, although these employees continue to earn interest credits on those earned benefits.

The Company also maintains an unfunded non-contributory non-qualified defined benefit excess cash balance plan (“Excess Cash Balance Plan”) covering certain employees of the Company who participate in the Pension Plan, as well as an additional unfunded non-contributory non-qualified defined benefit plan (“CSC Supplemental Benefit Plan”)  for the benefit of certain officers and employees of the Company which provides that, upon attaining normal retirement age, a participant will receive a benefit equal to a specified percentage of the participant’s average compensation, as defined.  All participants are 100% vested in the CSC Supplemental Benefit Plan.

Defined Contribution Benefit Plans

The Company also maintains the Cablevision 401(k) Savings Plan, a contributory qualified defined contribution plan for the benefit of non-union employees of the Company.  Employees can contribute a percentage of eligible annual compensation and the Company will make a matching cash contribution or discretionary contribution, as defined in the plan.  In addition, the Company maintains an unfunded non-qualified excess savings plan for which the Company provides a matching contribution similar to the Cablevision 401(k) Savings Plan.  The cost associated with these plans was $21,377, $18,898 and $16,514 for the years ended December 31, 2009, 2008 and 2007, respectively.

In addition, Newsday made matching contributions for a portion of its employees voluntary contributions aggregating $539 to a Tribune sponsored 401(k) plan for the period from July 30, 2008 through December 31, 2008.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Plan Results for Defined Benefit Plans

Summarized below is the funded status and the amounts recorded on the Company’s consolidated balance sheets for all of the Company’s qualified and non-qualified defined benefit pension at December 31, 2009 and 2008:

	Cablevision Qualified and Non- qualified Defined Benefit Plans
	2009	2008
Change in benefit obligation:
Benefit obligation at beginning of year	$248,618	$213,590
Service cost	40,862	35,773
Interest cost	13,359	11,876
Acquisitions	—	1,471
Actuarial loss (gain)	11,474	(4,387)
Benefits paid	(12,597)	(9,705)
Benefit obligation at end of year	301,716	248,618

Change in plan assets:
Fair value of plan assets at beginning of year	152,909	175,374
Actual return on plan assets, net	1,189	(44,083)
Employer contributions	52,967	31,323
Benefits paid	(12,597)	(9,705)
Fair value of plan assets at end of year	194,468	152,909

Funded status at end of year	$(107,248)	$(95,709)

Other pre-tax changes in plan assets and benefit obligations recognized in other comprehensive loss (income) for the years ended December 31, 2009 and 2008 are as follows:

	Cablevision Qualified and Non- qualified Defined Benefit Plans
	2009	2008

Actuarial loss	$13,947	$51,972
Recognized actuarial loss	(5,265)	—
Recognized prior service cost	(26)	(26)
Total recognized in other comprehensive loss	$8,656	$51,946

Pre-tax amounts recognized in accumulated other comprehensive loss (income) at December 31, 2009 and 2008 are as follows:

	Cablevision Qualified and Non- qualified Defined Benefit Plans
	2009	2008

Actuarial loss	$73,465	$64,783
Prior service cost	155	181
Total recognized in other comprehensive loss	$73,620	$64,964

The accumulated benefit obligations for the Cablevision Qualified and Non-qualified Defined Benefit Plans aggregated $301,716 and $248,618 at December 31, 2009 and 2008, respectively.

The amounts in accumulated other comprehensive loss that are expected to be recognized as components of net periodic benefit cost during the next fiscal year relating to the defined benefit and other postretirement benefit plans are as follows:

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Prior service cost recognition	$26
Actuarial loss	5,416
Total charge	$5,442

The Company’s net funded status relating to its defined benefit plans at December 31, 2009 is as follows:

Over (Under) Funded

Cablevision Qualified and Non-qualified Defined Benefit Plans	$(107,248)
Less: Current portion	1,787
Long-term defined benefit plan and other postretirement plan obligations	$(105,461)

Components of the net periodic benefit cost (credit), recorded primarily in selling, general and administrative expenses, for the Company’s qualified and non-qualified defined benefit and other postretirement benefit plans for the years ended December 31, 2009, 2008 and 2007, are as follows:

	Cablevision Qualified and Non-qualified Defined Benefit Plans
	2009	2008	2007

Service cost	$40,862	$35,773	$31,615
Acquisition - Service cost	—	1,471	—
Interest cost	13,359	11,876	10,045
Expected return on plan assets, net	(3,707)	(12,233)	(11,745)
Recognized prior service cost	26	26	—
Recognized actuarial loss	5,265	—	—
Settlement loss	55	—	—
Net periodic benefit cost	$55,860	$36,913	$29,915

Plan Assumptions for Defined Benefit Plans

Weighted-average assumptions used to determine net periodic cost (made at the beginning of the year) and benefit obligations (made at the end of the year) for the Cablevision Qualified and Non-qualified Defined Benefit Plans are as follows:

	Weighted-Average Assumptions
	Net Periodic Benefit Cost for the Years Ended December 31,			Benefit Obligations at December 31,
	2009	2008	2007	2009	2008

Discount rate	5.58%	5.75%	5.80%	5.17%	5.58%
Rate of increase in future compensation levels	4.50%	4.50%	4.40%	3.50%	4.50%
Expected rate of return on plan assets (qualified plans only)	4.00%	7.91%	8.00%	N/A	N/A

In 2009, 2008 and 2007, the discount rates used by the Company were determined (based on the expected duration of the benefit payments for the pension plans) from the Buck Consultants’ Discount Rate Model (which is developed by examining the yields on selected highly rated corporate bonds), to select a rate at which the Company believed the pension benefits could be effectively settled.  The Company’s expected long-term return on plan assets is based on a periodic review and modeling of the plan’s asset allocation

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

structure over a long-term horizon.  Expectations of returns for each asset class are the most important of the assumptions used in the review and modeling and are based on comprehensive reviews of historical data, forward looking economic outlook, and economic/financial market theory.  The expected long-term rate of returns were selected from within the reasonable range of rates determined by (a) historical real returns, net of inflation, for the asset classes covered by the investment policy, and (b) projections of inflation over the long-term period during which benefits are payable to plan participants.

Plan Assets and Investment Policy

The weighted average asset allocation of Cablevision’s Pension Plan at December 31, 2009 and 2008 was as follows:

	Plan Assets at December 31,
	2009	2008
Asset Category:

Fixed income securities	37%	45%
Cash equivalents	63	55
	100%	100%

On January 1, 2007, the Pension Plan assets, along with other related party benefit plans, were pooled together into the Cablevision Retirement Plan Master Trust (“Master Trust”).  The Master Trust’s investment objectives are to invest in portfolios that would obtain a market rate of return throughout economic cycles, commensurate with the investment risk and cash flow needs of the plans.  This requires the Master Trust to subject a portion of its assets to increased risk to generate a greater rate of return.  The investments held in the Master Trust are readily marketable and can be sold to fund benefit payment obligations of the plans as they become payable.  Prior to July 1, 2008, the Pension Plans and certain other related party benefit plans had an undivided interest in the returns associated with the total assets of the Master Trust.  Effective July 1, 2008, as a result of differing investment allocation strategies between the Pension Plan, and these other related party benefit plans, accounting is performed separately for the Pension Plan and the other related party benefit plans.  The Pension Plan has an undivided interest in the returns relating to its assets held in the Master Trust while the other related party benefit plans have an undivided interest in the returns relating to the combined total assets of these plans included in the Master Trust.

In November 2008, the Master Trust’s investment objectives were amended to reflect an overall lower risk tolerance to stock market volatility.  The amended investment objectives modified the asset allocations so that any equity investments held by the Master Trust would be reinvested in cash, cash equivalent investments and/or other appropriate fixed income investments.

Investment allocation decisions are formally made by the Company’s Investment and Benefit Committee, which takes into account investment advice provided by its external investment consultant.  The investment consultant takes into account expected long-term risk, return, correlation, and other prudent investment assumptions when recommending asset classes and investment managers to the Company’s Investment and Benefit Committee.  The investment consultant also takes into account the Pension Plan’s liabilities when making investment allocation decisions. These decisions are driven by asset/liability studies conducted by the external investment consultant who combine actuarial considerations and strategic investment advice.  The major categories of the Master Trust’s assets are cash equivalents and long duration bonds which are marked-to-market on a daily basis.  Due to the Master Trust’s significant holdings in long duration bonds, the Master Trust’s assets are subjected to interest-rate risk; specifically, a rising interest rate environment. However, these assets are structured in an asset/liability framework. Consequently, an increase in interest rates causes a corresponding decrease to the overall liability of the

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Pension Plan thus creating a hedge against rising interest rates. Additional risks involving the asset/liability framework include earning insufficient returns to cover future liabilities and imperfect hedging of the liability. In addition, a portion of the Master Trust’s long-duration bond portfolio invests in non-government securities which are subject to credit-risk of the bond issuer defaulting on interest and/or principal payments.

Investments at Estimated Fair Value

The fair values of the Master Trust assets at December 31, 2009 by asset category are as follows:

	Level I	Level II	Level III	Total

Fixed income securities(a)	$72,200	$—	$—	$72,200
Cash equivalents(b)	121,960	—	—	121,960
Total investments measured at fair value	$194,160	$—	$—	$194,160

(a)          Represents the Master Trust’s investment in mutual funds that invest primarily in long-duration government and non-government securities.

(b)         Represents the Master Trust’s investment in mutual funds that invest primarily in money market securities.

Benefit Payments and Contributions for Defined Benefit Plans

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid relating to Cablevision’s Qualified and Non-qualified Defined Benefit Plans:

2010	$27,182
2011	37,122
2012	48,264
2013	41,744
2014	43,287
2015-2019	231,686

Of the amounts expected to be paid in 2010, the Company has recorded $1,787 as a current liability in its consolidated balance sheets at December 31, 2009, since this amount represents the aggregate benefit payment obligation payable in the next twelve months that exceeds the fair value of aggregate plan assets at December 31, 2009.

The Company currently expects to contribute approximately $53,000 to the Pension Plan, a qualified defined benefit plan, in 2010.

NOTE 17.              EQUITY AND LONG-TERM INCENTIVE PLANS

Cablevision’s Equity Plans

In April 2006, Cablevision’s Board of Directors approved the Cablevision Systems Corporation 2006 Employee Stock Plan and the Cablevision Systems Corporation 2006 Stock Plan for Non-Employee Directors, which was approved by Cablevision’s stockholders at its annual stockholders meeting on May 18, 2006.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Under the 2006 Employee Stock Plan, Cablevision is authorized to grant incentive stock options, nonqualified stock options, restricted shares, restricted stock units, stock appreciation rights and other equity-based awards.   Cablevision may grant awards for up to 46,000,000 shares of Class A common stock (subject to certain adjustments).  Options and stock appreciation rights under the 2006 Employee Stock Plan must be granted with an exercise price of not less than the fair market value of a share of Class A common stock on the date of grant and must expire no later than 10 years from the date of grant (or up to one additional year in the case of the death of a holder).  The terms and conditions of awards granted under the 2006 Employee Stock Plan, including vesting and exercisability, will be determined by the compensation committee of the Board of Directors and may be based upon performance criteria.

Under the 2006 Stock Plan for Non-Employee Directors, Cablevision is authorized to grant nonqualified stock options, restricted stock units and other equity-based awards.  Cablevision may grant awards for up to 1,000,000 shares of Class A common stock (subject to certain adjustments).  Options under this plan must be granted with an exercise price of not less than the fair market value of a share of Class A common stock on the date of grant and must expire no later than 10 years from the date of grant (or up to one additional year in the case of the death of a holder).  The terms and conditions of awards granted under the 2006 Stock Plan for Non-Employee Directors, including vesting and exercisability, are determined by the compensation committee.  Unless otherwise provided in an applicable award agreement, options granted under this plan will be fully vested and exercisable, and restricted stock units granted under this plan will be fully vested, upon the date of grant.  Unless otherwise determined by the compensation committee, on the date of each annual meeting of Cablevision’s stockholders, each non-employee director will receive restricted stock units with a fair market value of $40,000 and a grant of 4,000 options on such date.  In 2009 and 2008, Cablevision granted its non-employee directors an aggregate of 68,496 and 42,320 restricted stock units, respectively, which also vested on the date of grant.  Total non-employee director restricted stock units outstanding as of December 31, 2009 and 2008 were 181,991 and 113,495, respectively.

Previously, Cablevision had an employee stock plan (“1996 Employee Stock Plan”) under which it was authorized to grant incentive stock options, nonqualified stock options, restricted shares, restricted stock units, stock appreciation rights, and bonus awards and a non-employee director stock plan (“1996 Non-Employee Director Stock Plan”) under which it was authorized to grant options and restricted stock units.  The 1996 Employee Stock Plan expired in February 2006 and the 1996 Non-Employee Director Stock Plan expired in May 2006.

Options and stock appreciation rights have typically been scheduled to vest over three years in 33-1/3% annual increments and expire 10 years from the grant date.  Restricted shares have typically been subject to three or four year cliff vesting.  Performance based options were typically subject to approximately two year or three year cliff vesting, with exercisability subject to performance criteria.  Performance based options expire 10 years from the date of grant (or up to one additional year in the case of the death of the holder).  Options and restricted stock units issued to non-employee directors have been fully vested on the date of grant.  Cablevision has 652,200 performance based options and 639,564 stock appreciation rights outstanding at December 31, 2009.

As a result of a $10 per share special dividend in 2006, options or stock appreciation rights issued under the 1996 Employee Stock Plan and the 1996 Non-Employee Director Stock Plan that were not vested on or prior to December 31, 2004 were adjusted to reduce their per share exercise price by the amount of the special dividend.  The per share exercise price of options or stock appreciation rights that were vested on or prior to December 31, 2004 were not adjusted and the holder was to receive the $10 per share special dividend and any subsequent dividends upon exercise of the option or right.  In October 2009, the per share exercise price of options or stock appreciation rights that were vested on or prior to December 31, 2004 were reduced to reflect the amount of the $10.00 special dividend and the dividends declared by the

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Company in 2008 and 2009 (the “Dividends”).  Holders of these shares will no longer receive the Dividends in cash upon exercise of the option or right.  Holders of restricted shares outstanding on the respective dividend payment dates will receive the applicable special dividend and the quarterly dividends when and if the restrictions lapse on such shares.  Holders of non-employee director restricted stock units receive dividends when they are paid.

Since options and performance based option compensation expense is based on awards that are ultimately expected to vest, share-based compensation (which includes options, performance options, restricted stock, restricted stock units and stock appreciation rights) for the years ended December 31, 2009, 2008 and 2007 has been reduced for estimated forfeitures.  Forfeitures were estimated based on historical experience.  Share-based compensation expense recognized for continuing operations as selling, general and administrative expense for the years ended December 31, 2009, 2008 and 2007 amounted to $59,742, $42,937 and $45,979 (of which $56,217, $48,650 and $46,998 related to equity classified awards), respectively.  An income tax benefit of $19,513, $13,245 and $14,897 was recognized in continuing operations resulting from this share-based compensation expense for the years ended December 31, 2009, 2008 and 2007, respectively.

The following table presents the share-based compensation expense (income) for continuing operations recognized by the Company for the years ended December 31, 2009, 2008 and 2007:

	Years Ended December 31,
	2009	2008	2007

Stock options	$7,209	$7,173	$13,012
Stock appreciation rights	3,525	(5,713)	(1,019)
Restricted shares	49,008	41,477	33,986
Share based compensation	$59,742	$42,937	$45,979

Cablevision uses the ‘with-and-without’ approach under the guidance now codified by ASC Topic 740-20, to determine the recognition and measurement of excess tax benefits.

Cash flows resulting from excess tax benefits are classified as cash flows from financing activities.  Excess tax benefits are realized tax benefits from tax deductions for options exercised and restricted shares issued in excess of the deferred tax asset attributable to stock compensation costs for such awards.  No excess tax benefits for the years ended December 31, 2009, 2008 and 2007 were recorded.  Cash received from option exercises for the years ended December 31, 2009, 2008 and 2007 was $17,663, $6,556 and $30,571, respectively.

Valuation Assumptions - Stock Options and Stock Appreciation Rights

Cablevision calculates the fair value of each option award on the date of grant and for each stock appreciation right on the date of grant and at the end of each reporting period using the Black-Scholes option pricing model.  Cablevision’s computation of expected life was determined based on historical experience of similar awards, giving consideration to the contractual terms of the share-based awards and vesting schedules or the simplified method (the average of the vesting period and option term) as prescribed in the guidance now codified under ASC Topic 718-10-S99, if applicable.  The interest rate for periods within the contractual life of the share-based award is based on interest yields for U.S. Treasury instruments in effect at the time of grant and as of December 31, 2009, 2008 and 2007 for stock appreciation rights.  Cablevision’s computation of expected volatility is based on historical volatility of its common stock.

The following assumptions were used to calculate the fair value of stock option awards granted in 2009:

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Range of risk-free interest rates	1.40%-1.85%

Weighted average expected life (in years)	3.9

Dividend yield	1.56%

Weighted average volatility	46.69%

Weighted average grant date fair value	$3.46

The following assumptions were used to calculate the fair value of stock appreciation rights outstanding as of December 31, 2009, 2008 and 2007, respectively:

	December 31,
	2009	2008	2007

Range of risk-free interest rates	0.05%-1.08%	0.10%-0.94%	3.12%-3.45%

Weighted average expected life (in years)	.48	1.25	1.48

Dividend yields	1.63%	1.77%	0%

Weighted average volatility	35.22%	36.24%	21.08%

Weighted average fair value	$12.73	$6.49	$ 13.36

Share-Based Payment Award Activity

The following table summarizes activity for Cablevision’s stock options for the year ended December 31, 2009:

			Weighted	Weighted Average
	Shares Under Option		Average	Remaining
	Time Vesting Options	Performance Vesting Options	Exercise Price Per Share	Contractual Term (in years)	Aggregate Intrinsic Value(b)
Balance, December 31, 2008(a)	5,815,739	809,000	$17.75	5.58	$22,390
Granted	5,094,300	—	$11.24
Exercised	(1,105,744)	(156,800)	$14.01
Forfeited/Expired	(527,061)	—	$22.50

Balance, December 31, 2009(a)	9,277,234	652,200	$13.70	4.95	$124,453

Options exercisable at December 31, 2009(a)	4,370,834	652,200	$16.08	4.94	$52,277

Options expected to vest in the future(a)	4,906,400	—	$11.28	4.95	$72,176

(a)                      Reflects the reduction in the per share exercise price of options that were vested on or prior to December 31, 2004  to reflect the Dividends upon exercise.

(b)                     The aggregate intrinsic value is calculated as the difference between (i) the exercise price of the underlying award and (ii) the quoted price of Cablevision’s NY Group Class A common stock on December 31, 2009 and 2008.

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the quoted price of Cablevision’s common stock for the 9,515,304 options outstanding (which included 4,808,904 exercisable options) that were in-the-money at December 31, 2009.  For the years

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

ended December 31, 2009, 2008 and 2007, the aggregate intrinsic value of options exercised under Cablevision’s stock option plans was $13,207, $5,572 and $64,553, respectively, determined as of the date of option exercise, plus the Dividends, as applicable.  When an option is exercised, Cablevision issues new shares of stock.

The following table summarizes activity for Cablevision’s restricted shares for the years ended December 31, 2009:

	Restricted Shares	Weighted Average Fair Value Per Share at Date of Grant

Unvested award balance, December 31, 2008	6,479,165	$25.21
Granted	5,102,620	10.39
Vested	(1,911,391)	21.62
Awards Forfeited	(661,110)	20.65

Unvested award balance, December 31, 2009	9,009,284	17.91

There were no unvested stock appreciation rights outstanding as of December 31, 2009.

	Outstanding Vested Stock Appreciation Rights	Weighted Average Exercise Price Per Share at December 31, 2009	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value*

Balance, December 31, 2009	639,564	$17.82	0.96	$7,699

*                             The aggregate intrinsic value, which will be settled in cash, is calculated as the difference between (i) the exercise price of the underlying award and (ii) the quoted price of Cablevision’s NY Group Class A common stock.

For the years ended December 31, 2009, 2008 and 2007, the amount of cash used by the Company to settle the aggregate intrinsic value of stock appreciation rights exercised under Cablevision’s stock plans was $1,308, $4,115 and $15,018, respectively, determined as of the date of exercise.  The aggregate intrinsic value, which was settled in cash, is calculated as the difference between (i) the exercise price of the underlying awards and (ii) the quoted price of the Class A common stock as of the date of exercise, plus the Dividends, as applicable.

In connection with the MSG Distribution, and as provided for in the Company’s equity plans, each stock option and stock appreciation right (“SAR”) outstanding at the effective date of the MSG Distribution became two options and SARs, one with respect to Cablevision NY Group Class A Common Stock and one with respect to Madison Square Garden Class A common stock.  The existing exercise price of each option/SAR was allocated between the existing Cablevision option/SAR and the Madison Square Garden option/SAR based on the weighted average trading price of Madison Square Garden’s and Cablevision’s common shares for the ten trading days subsequent to the MSG Distribution and the underlying share amount took into account the 1:4 distribution ratio.  The modifications to the outstanding equity awards were made pursuant to existing anti-dilution provisions in the Company’s equity plans and such modifications did not result in additional compensation expense.

As of December 31, 2009, there was $70,113 of total unrecognized compensation cost related to Cablevision’s unvested options and restricted shares granted under Cablevision’s stock plans. The

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

unrecognized compensation cost is expected to be recognized over a weighted-average period of approximately 1 year.

For the year ended December 31, 2009 and 2008, 813,251 and 169,655 of the restricted shares that vested were acquired by Cablevision to fulfill the employees’ statutory minimum tax withholding obligations of $16,175 and $4,242 for the applicable income and other employment taxes, respectively.  The acquired shares have been classified as treasury stock.

Long-Term Incentive Plans

In April 2006, Cablevision’s Board of Directors approved the Cablevision Systems Corporation 2006 Cash Incentive Plan, which was approved by Cablevision’s stockholders at its annual stockholders meeting in May 2006.

Prior to the Cash Incentive Plan, Cablevision had a Long-Term Incentive Plan, under which certain executives had been granted cash awards, some of which were performance based, that vested over varying required service periods and were typically payable at the end of the vesting period or on specified dates.  One form of award received by certain executives under this plan was a performance retention award, vesting over 7 years.  The terms of the performance retention awards provided that the executive could have requested a loan from Cablevision in the amount of the award prior to its vesting, subject to certain limitations, provided that such loan was secured by a lien in favor of Cablevision on property owned by the executive.  Effective July 30, 2002, such requests for advances on amounts of awards are no longer permitted.  Imputed interest to those executives on these interest free loans amounted to $44, $237 and $687, respectively for the years ended December 31, 2009, 2008 and 2007.  As of December 31, 2009 and 2008, $400 and $6,025, respectively, was outstanding in respect of advances made pursuant to this plan.

In connection with long-term incentive awards granted under the two plans, the Company has recorded expenses in continuing operations of $52,908, $52,839 and $62,258 for the years ended December 31, 2009, 2008 and 2007, respectively.  At December 31, 2009, the Company had accrued $42,094 for performance-based awards for which the performance criteria had not yet been met as of December 31, 2009 as such awards are based on achievement of certain performance criteria through December 31, 2010 and 2011.  The Company has accrued the amount that it currently believes will ultimately be paid based upon the performance criteria established for these performance-based awards.  If the Company subsequently determines that the performance criteria for such awards is not probable of being achieved, the Company would reverse the accrual in respect of such award at that time.

On February 25, 2008, the Compensation Committee of Cablevision’s Board of Directors approved an amendment of the terms of the 2005 three-year cash performance awards (“2005 Awards”) awarded by Cablevision in 2005 to each of Cablevision’s executive officers at that time and 110 other members of management under Cablevision’s Long-Term Incentive Plan.  The 2005 Awards, which aggregated approximately $53,500 (including $4,475 related to employees of Madison Square Garden), were payable in March 2008 if Cablevision met certain compounded annual growth rate targets (“CAGR”) for both net revenues (“Net Revenue”) and adjusted operating cash flow (“AOCF”) over the 2005-2007 period.  The terms of the 2005 Awards required adjustment for divestitures of any operating entities during the plan period to eliminate the impact of such sales from the actual performance as well as the CAGR targets.  During the plan period, the Company sold and shutdown several businesses.  The original Net Revenue CAGR target, when adjusted for the dispositions, was achieved.  The original AOCF CAGR target, when adjusted for the dispositions, would have resulted in a 1.3 percentage point upward adjustment of the AOCF CAGR target causing Cablevision’s actual performance to fall short of the adjusted AOCF target.  The Compensation Committee approved the amendment of the 2005 Awards so that the original AOCF

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

CAGR target for the 2005 Awards continued to apply without adjusting the target for the dispositions.  Accordingly, the payment of the 2005 Awards was made in March 2008.

As a result of this amendment, awards payable to Cablevision’s four most highly compensated executive officers were deemed to be performance based compensation and therefore not deductible for income tax purposes.  This resulted in a loss of approximately $10,000 of deductible expense.

NOTE 18.              COMMITMENTS AND CONTINGENCIES

Commitments

Future cash payments required under arrangements pursuant to contracts entered into by the Company in the normal course of business as of December 31, 2009 are as follows:

	Payments Due by Period
	Total	Year 1	Years 2-3	Years 4-5	More than 5 years
Off balance sheet arrangements:
Purchase obligations(1)	$4,632,055	$1,305,386	$1,632,264	$598,102	$1,096,303
Guarantees(2)	8,848	8,848	—	—	—
Letters of credit(3)	59,338	1,415	57,923	—	—
Total	$4,700,241	$1,315,649	$1,690,187	$598,102	$1,096,303

(1)                      Purchase obligations primarily include contractual commitments with various programming vendors to provide video services to the Company’s subscribers, minimum purchase obligations to purchase goods or services and contractual obligations under certain employment contracts.  Future fees payable under contracts with programming vendors are based on numerous factors, including the number of subscribers receiving the programming.  Amounts reflected above related to programming agreements are based on the number of subscribers receiving the programming as of December 2009 multiplied by the per subscriber rates or the stated annual fee, as applicable, contained in the executed agreements in effect as of December 31, 2009.

(2)                      Includes outstanding guarantees primarily by CSC Holdings in favor of certain financial institutions in respect of ongoing interest expense obligations and potential early termination events in connection with the monetization of the Company’s holdings of shares of Comcast Corporation common stock.  Does not include CSC Holdings’ guarantee of Newsday LLC’s obligations under its $650,000 senior secured credit facility.

(3)                      Consists primarily of letters of credit obtained by CSC Holdings in favor of insurance providers and certain governmental authorities for the Telecommunications Services segment.

EchoStar was issued a 20% interest in VOOM HD Holdings, the Company’s subsidiary operating VOOM, and that 20% interest will not be diluted until $500,000 in cash has been invested in VOOM HD Holdings by the Company.  On the fifth or eighth anniversary of the effective date of the investment agreement, the termination of the affiliation agreement by EchoStar, or other specified events, EchoStar has a put right to require a wholly-owned subsidiary of Rainbow Media Holdings to purchase all of its equity interests in VOOM HD Holdings at fair value.  On the seventh or tenth anniversary of the effective date of the investment agreement, or the second anniversary date of the termination of the affiliation agreement by EchoStar, a wholly-owned subsidiary of Rainbow Media Holdings has a call right to purchase all of EchoStar’s ownership in VOOM HD Holdings at fair value.  The table above does not include any future payments that would be required upon the exercise of this put right, if any.

An indirect subsidiary of Rainbow Media Holdings owns a 90% interest in DTV Norwich LLC.  The other investor has the right, for ten years, to put its remaining 10% interest to the Company at fair value to

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

be determined by a process involving independent valuation experts.  The table above does not include any future payments that would be required upon the exercise of this put right.

At any time after the thirteenth anniversary of the closing of the Newsday Transaction and on or prior to the date that is six months after such anniversary, Tribune Company will have the right to require CSC Holdings to purchase Tribune Company’s entire interest in Newsday Holdings LLC at the fair value of the interest at that time (see Note 4).  The table above does not include any future payments that would be required upon the exercise of this put right.

Many of the Company’s franchise agreements and utility pole leases require the Company to remove its cable wires and other equipment upon termination of the respective agreements.  The Company has concluded that the fair value of these asset retirement obligations cannot be reasonably estimated since the range of potential settlement dates is not determinable.

Legal Matters

Programming Litigation

On September 20, 2007, an antitrust lawsuit was filed in the U.S. District Court for the Central District of California against Cablevision and several other defendants, including other cable and satellite providers and programming content providers.  The complaint alleges that the defendants violated Section 1 of the Sherman Antitrust Act by agreeing to the sale and licensing of programming on a “bundled” basis and by offering programming in packaged tiers rather than on an “a la carte” basis.  The plaintiffs, purportedly on behalf of a nationwide class of cable and satellite subscribers, sought unspecified treble monetary damages and injunctive relief to compel the offering of channels to subscribers on an “a la carte” basis.  On December 3, 2007, the plaintiffs filed an amended complaint containing principally the same allegations as the plaintiffs’ original complaint.  On December 21, 2007, the defendants filed joint motions to dismiss the amended complaint for failure to state a claim and on the ground that the plaintiffs lacked standing to assert the claims in the amended complaint.  The district court granted the defendants’ motions on March 13, 2008, but granted the plaintiffs leave to amend their claims.

On March 20, 2008, the plaintiffs filed a second amended complaint.  The second amended complaint contained many of the same allegations as the plaintiffs’ original complaint, with limited modifications to address certain of the deficiencies identified in the court’s March 13 order.  Two of the principal modifications were (1) to reform the relief requested from an order requiring programmers and cable providers to offer channels on an “a la carte” basis, to an order requiring programmers and cable providers to offer the option to purchase on an unbundled basis; and (2) to allege that certain non-defendant programmers have been excluded from the market.  On April 22, 2008, the defendants filed joint motions to dismiss the second amended complaint.  The court denied those motions on June 26, 2008.  On August 1, 2008, Cablevision filed an answer to the second amended complaint.  On May 4, 2009, the plaintiffs filed a third amended complaint in order to remove any allegation that non-defendant programmers have been excluded from the market as a result of the practices being challenged in the lawsuit.  In conjunction with the filing of the third amended complaint, on May 1, 2009, the plaintiffs filed a motion to adjudicate that foreclosure of the non-defendant programmers is not a necessary element of the plaintiffs’ antitrust injury.  On June 12, 2009, the defendants filed motions to dismiss the third amended complaint.  On October 15, 2009, the court granted the defendants’ motion and dismissed the third amended complaint with prejudice.  The plaintiffs have filed a notice of appeal.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Patent Litigation

Cablevision is named as a defendant in certain lawsuits claiming infringement of various patents relating to various aspects of the Company’s businesses.  In certain of these cases other industry participants are also defendants.  In certain of these cases the Company expects that any potential liability would be the responsibility of the Company’s equipment vendors pursuant to applicable contractual indemnification provisions.  To the extent that the allegations in these lawsuits have been analyzed by the Company at the current stage of their proceedings, the Company believes that the claims are without merit and intends to defend the actions vigorously.  The final disposition of these actions is not expected to have a material adverse effect on the Company’s consolidated financial position.

EchoStar Contract Dispute

In 2005, subsidiaries of the Company entered into agreements with EchoStar and its affiliates by which EchoStar Media Holdings Corporation acquired a 20% interest in VOOM HD Holdings LLC (“VOOM HD”) and EchoStar Satellite LLC (“EchoStar Satellite”) agreed to distribute VOOM on its DISH Network for a 15-year term.  The affiliation agreement with EchoStar Satellite for such distribution provides that if VOOM HD fails to spend $100,000 per year (subject to reduction to the extent that the number of offered channels is reduced to fewer than 21), up to a maximum of $500,000 in the aggregate, on VOOM, EchoStar Satellite may seek to terminate the agreement under certain circumstances.  On January 30, 2008, EchoStar Satellite purported to terminate the affiliation agreement, effective February 1, 2008, based on its assertion that VOOM HD had failed to comply with this spending provision in 2006.  On January 31, 2008, VOOM HD sought and obtained a temporary restraining order from New York Supreme Court for New York County prohibiting EchoStar Satellite from terminating the affiliation agreement.  In conjunction with its request for a temporary restraining order, VOOM HD also requested a preliminary injunction and filed a lawsuit against EchoStar Satellite asserting that EchoStar Satellite did not have the right to terminate the affiliation agreement.  In a decision filed on May 5, 2008, the court denied VOOM HD’s motion for a preliminary injunction.  On or about May 13, 2008, EchoStar Satellite ceased distribution of VOOM on its DISH Network.  On May 27, 2008, VOOM HD amended its complaint to seek damages for EchoStar’s improper termination of the affiliation agreement.  On June 24, 2008, EchoStar Satellite answered VOOM HD’s amended complaint and asserted certain counterclaims.  On July 14, 2008, VOOM HD replied to EchoStar Satellite’s counterclaims.  The Company believes that the counterclaims asserted by EchoStar Satellite are without merit.  The lawsuit filed by VOOM HD remains pending.

Stock Option Related Matters

The Company announced on August 8, 2006 that, based on a voluntary review of its past practices in connection with grants of stock options and stock appreciation rights (“SARs”), it had determined that the grant date and exercise price assigned to a number of its stock option and SAR grants during the 1997-2002 period did not correspond to the actual grant date and the fair market value of Cablevision’s common stock on the actual grant date.  The Company advised the SEC and the U.S. Attorney’s Office for the Eastern District of New York of these matters and each commenced an investigation.  The SEC has notified the Company that the SEC has completed its investigation as to Cablevision and that it does not intend to recommend any enforcement action against the Company.

Shareholder Lawsuit

On January 29, 2010, Ronald Gross, an alleged shareholder of Cablevision, filed a shareholder derivative action purportedly on behalf of Cablevision in the United States District Court for the Eastern District of

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

New York.  The complaint alleges an “interlocking” directorship in violation of Section 8 of the Clayton Act because a Cablevision director, Thomas V. Reifenheiser, is also a director of Citadel Broadcasting Corporation (“Citadel”), Lamar Advertising Company (“Lamar”) and Mediacom Communications Corporation (“Mediacom”).  The plaintiff alleges that Cablevision, Citadel, Lamar and Mediacom all compete with one another because each relies on advertising revenues.  The complaint names as defendants all of the current members of the Cablevision Board and asserts claims under Section 8 of the Clayton Act and for breach of fiduciary duties.  Defendants have not yet responded to the complaint.

Other Legal Matters

In addition to the matters discussed above, the Company is party to various lawsuits, some involving claims for substantial damages.  Although the outcome of these other matters cannot be predicted with certainty and the impact of the final resolution of these other matters on the Company’s results of operations in a particular subsequent reporting period is not known, management does not believe that the resolution of these other lawsuits will have a material adverse effect on the financial position of the Company or the ability of the Company to meet its financial obligations as they become due.

NOTE 19.              SEGMENT INFORMATION

The Company classifies its business interests into three reportable segments:  (1) Telecommunications Services, consisting principally of its video, high-speed data, Voice over Internet Protocol and its commercial data and voice services operations; Rainbow, consisting principally of interests in national and regional television programming networks, including AMC, WE tv, IFC, Sundance Channel (since June 16, 2008), News 12, IFC Entertainment, and the VOOM HD Networks (the U.S. domestic programming of which ceased in January 2009) and (3) Newsday (subsequent to July 29, 2008), consisting of the Newsday daily newspaper and related assets.

The Company’s reportable segments are strategic business units that are managed separately.  The Company evaluates segment performance based on several factors, of which the primary financial measure is business segment adjusted operating cash flow (defined as operating income (loss) excluding depreciation and amortization (including impairments), share-based compensation expense or benefit and restructuring expense or credits), a non-GAAP measure.  The Company has presented the components that reconcile adjusted operating cash flow to operating income (loss), an accepted GAAP measure.  Information as to the operations of the Company’s reportable business segments is set forth below.

	Years Ended December 31,
	2009	2008	2007
Revenues, net from continuing operations
Telecommunications Services	$5,431,500	$5,165,367	$4,721,169
Rainbow	1,043,367	980,133	843,548
Newsday	342,336	180,597	—
All other(a)	82,100	76,872	77,873
Inter-segment eliminations	(52,002)	(83,117)	(44,155)
	$6,847,301	$6,319,852	$5,598,435

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Inter-segment eliminations are primarily revenues recognized by our Rainbow segment from the sale of cable network programming to our Telecommunication Services segment.

	Years Ended December 31,
	2009	2008	2007
Inter-segment revenues
Telecommunications Services	$4,437	$2,496	$1,621
Rainbow	41,680	77,860	42,534
Newsday	5,007	2,310	—
Other	878	451	—
	$52,002	$83,117	$44,155

Reconciliation (by Segment and in Total) of Adjusted Operating Cash Flow to Operating Income from Continuing Operations

	Years Ended December 31,
	2009	2008	2007
Adjusted operating cash flow from continuing operations
Telecommunications Services	$2,227,968	$2,035,884	$1,828,407
Rainbow	314,306	250,953	190,489
Newsday	21,775	18,766	—
All other (b)	(119,205)	(93,507)	(94,362)
	$2,444,844	$2,212,096	$1,924,534

	Years Ended December 31,
	2009	2008	2007
Depreciation and amortization (including impairments) included in continuing operations
Telecommunications Services	$(856,919)	$(890,912)	$(929,606)
Rainbow	(112,689)	(113,570)	(89,117)
Newsday (d)	(27,207)	(414,571)	—
All other (c)	(26,097)	(22,479)	(37,766)
	$(1,022,912)	$(1,441,532)	$(1,056,489)

	Years Ended December 31,
	2009	2008	2007
Share-based compensation expense included in continuing operations
Telecommunications Services	$(30,748)	$(23,125)	$(24,325)
Rainbow	(19,136)	(13,241)	(15,188)
Newsday	(687)	(318)	—
All other (c)	(9,171)	(6,253)	(6,466)
	$(59,742)	$(42,937)	$(45,979)

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

	Years Ended December 31,
	2009	2008	2007
Restructuring (expense) credits included in continuing operations
Telecommunications Services	$—	$—	$—
Rainbow	(5,145)	(46,834)	(2,820)
Newsday	(6,496)	(7,225)	—
All other (c)	913	4,176	(1,692)
	$(10,728)	$(49,883)	$(4,512)

	Years Ended December 31,
	2009	2008	2007
Operating income (loss) from continuing operations
Telecommunications Services	$1,340,301	$1,121,847	$874,476
Rainbow	177,336	77,308	83,364
Newsday (d)	(12,615)	(403,348)	—
All other (b)	(153,560)	(118,063)	(140,286)
	$1,351,462	$677,744	$817,554

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

A reconciliation of reportable segment amounts to Cablevision’s and CSC Holdings’ consolidated balances is as follows:

	Years Ended December 31,
	2009	2008	2007
Operating income (loss) from continuing operations before income taxes
Total operating income for reportable segments	$1,505,022	$795,807	$957,840
Other operating loss(b)	(153,560)	(118,063)	(140,286)
Operating income	1,351,462	677,744	817,554

Items excluded from operating income (loss):
CSC Holdings interest expense	(635,615)	(667,782)	(802,796)
CSC Holdings interest income	3,831	8,272	21,484
CSC Holdings intercompany interest income	62,405	26,155	—
Equity in net income of affiliates	—	—	4,467
Gain on sale of programming and affiliate interests, net	2,130	805	183,286
Loss on investments, net	(981)	(136,414)	(213,347)
Gain on equity derivative contracts, net	631	118,219	214,712
Loss on interest rate swap contracts, net	(78,868)	(205,683)	(76,568)
Write-off of deferred financing costs	(3,792)	—	(2,919)
Loss on extinguishment of debt	(69,078)	(2,424)	(19,113)
Miscellaneous, net	734	1,260	2,636
CSC Holdings income (loss) from continuing operations before income taxes	632,859	(179,848)	129,396
Cablevision interest expense	(114,120)	(125,874)	(134,446)
Intercompany interest expense	(62,405)	(26,155)	—
Cablevision interest income	383	591	3,453
Write-off of deferred financing costs	(72)	—	—
Loss on extinguishment of debt	(515)	—	—
Miscellaneous, net	—	4	—
Cablevision income (loss) from continuing operations before income taxes	$456,130	$(331,282)	$(1,597)

(a)                      Represents net revenues of Clearview Cinemas and PVI Virtual Media.

(b)                     Principally includes unallocated corporate general and administrative costs, in addition to the operating results of Clearview Cinemas, PVI Virtual Media and MSG Varsity.

(c)                      Includes expenses and/or credits relating to Clearview Cinemas, PVI Virtual Media, MSG Varsity, and certain corporate expenses/credits.

(d)                     See Note 6 for additional information relating to Newsday impairment charges recorded in 2008.

	Years Ended December 31,
	2009	2008	2007
Capital Expenditures
Telecommunications Services	$696,492	$783,711	$678,384
Rainbow	20,678	31,727	28,354
Newsday	7,514	3,045	—
Corporate and other	26,259	35,426	25,950
	$750,943	$853,909	$732,688

Substantially all revenues and assets of the Company’s reportable segments are attributed to or located in the United States primarily concentrated in the New York metropolitan area.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

NOTE 20.              INTERIM FINANCIAL INFORMATION (Unaudited)

The following is a summary of the Company’s selected quarterly financial data for the years ended December 31, 2009 and 2008:

	Cablevision
	March 31,	June 30,	September 30,	December 31,	Total
	2009	2009	2009	2009	2009
2009:
Revenues, net	$1,665,612	$1,702,857	$1,711,245	$1,767,587	$6,847,301
Operating expenses	(1,373,655)	(1,363,933)	(1,340,868)	(1,417,383)	(5,495,839)
Operating income	$291,957	$338,924	$370,377	$350,204	$1,351,462

Income from continuing operations	$16,891	$87,651	$92,256	$52,663	$249,461
Income (loss) from discontinued operations, net of taxes	4,127	(592)	6,343	25,960	35,838
Net income	21,018	87,059	98,599	78,623	285,299
Net loss (income) attributable to noncontrolling interest	199	(51)	343	(218)	273
Net income attributable to Cablevision Systems Corporation shareholders	$21,217	$87,008	$98,942	$78,405	$285,572
Basic income per share attributable to Cablevision Systems Corporation shareholders:
Income from continuing operations	$0.06	$0.30	$0.32	$0.18	$0.86
Income (loss) from discontinued operations	$0.01	$—	$0.02	$0.09	$0.12
Net income	$0.07	$0.30	$0.34	$0.27	$0.98

Diluted income per share attributable to Cablevision Systems Corporation shareholders:
Income from continuing operations	$0.06	$0.29	$0.31	$0.17	$0.84
Income (loss) from discontinued operations	$0.01	$—	$0.02	$0.09	$0.12
Net income	$0.07	$0.29	$0.33	$0.26	$0.96
Amounts attributable to Cablevision Systems Corporation shareholders:
Income from continuing operations, net of taxes	$17,090	$87,600	$92,599	$52,445	$249,734
Income (loss) from discontinued operations, net of taxes	4,127	(592)	6,343	25,960	35,838
Net income	$21,217	$87,008	$98,942	$78,405	$285,572

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

	Cablevision
	March 31,	June 30,	September 30,	December 31,	Total
	2008	2008	2008	2008	2008
2008:
Revenues, net	$1,488,891	$1,531,663	$1,619,556	$1,679,742	$6,319,852
Operating expenses	(1,231,128)	(1,249,851)	(1,329,840)	(1,831,289)	(5,642,108)
Operating income (loss)	$257,763	$281,812	$289,716	$(151,547)	$677,744

Income (loss) from continuing operations	$(22,154)	$86,581	$32,066	$(338,831)	$(242,338)
Income (loss) from discontinued operations, net of taxes	(5,492)	5,717	(664)	6,605	6,166
Net income (loss)	(27,646)	92,298	31,402	(332,226)	(236,172)
Net loss (income) attributable to noncontrolling interest	(2,905)	2,396	(454)	9,071	8,108
Net income (loss) attributable to Cablevision Systems Corporation shareholders	$(30,551)	$94,694	$30,948	$(323,155)	$(228,064)
Basic income (loss) per share attributable to Cablevision Systems Corporation shareholders:
Income (loss) from continuing operations	$(0.09)	$0.31	$0.11	$(1.13)	$(0.81)
Income (loss) from discontinued operations	$(0.02)	$0.02	$—	$0.02	$0.02
Net income (loss)	$(0.11)	$0.33	$0.11	$(1.11)	$(0.79)

Diluted income (loss) per share attributable to Cablevision Systems Corporation shareholders:
Income (loss) from continuing operations	$(0.09)	$0.30	$0.11	$(1.13)	$(0.81)
Income (loss) from discontinued operations	$(0.02)	$0.02	$—	$0.02	$0.02
Net income (loss)	$(0.11)	$0.32	$0.10	$(1.11)	$(0.79)
Amounts attributable to Cablevision Systems Corporation shareholders:
Income (loss) from continuing operations, net of taxes	$(25,059)	$88,977	$31,612	$(329,760)	$(234,230)
Income (loss) from discontinued operations, net of taxes	(5,492)	5,717	(664)	6,605	6,166
Net income (loss)	$(30,551)	$94,694	$30,948	$(323,155)	$(228,064)

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

	CSC Holdings
	March 31,	June 30,	September 30,	December 31,	Total
	2009	2009	2009	2009	2009
2009:
Revenues, net	$1,665,612	$1,702,857	$1,711,245	$1,767,587	$6,847,301
Operating expenses	(1,373,655)	(1,363,933)	(1,340,868)	(1,417,383)	(5,495,839)
Operating income	$291,957	$338,924	$370,377	$350,204	$1,351,462

Income from continuing operations	$44,070	$108,676	$117,412	$84,954	$355,112
Income (loss) from discontinued operations, net of taxes	4,127	(592)	6,343	25,960	35,838
Net income	48,197	108,084	123,755	110,914	390,950
Net loss (income) attributable to noncontrolling interest	199	(51)	343	(218)	273
Net income attributable to CSC Holdings sole member	$48,396	$108,033	$124,098	$110,696	$391,223
Amounts attributable to CSC Holdings, LLC sole member:
Income from continuing operations, net of taxes	$44,269	$108,625	$117,755	$84,736	$355,385
Income (loss) from discontinued operations, net of taxes	4,127	(592)	6,343	25,960	35,838
Net income	$48,396	$108,033	$124,098	$110,696	$391,223

	CSC Holdings
	March 31,	June 30,	September 30,	December 31,	Total
	2008	2008	2008	2008	2008
2008:
Revenues, net	$1,488,891	$1,531,663	$1,619,556	$1,679,742	$6,319,852
Operating expenses	(1,231,128)	(1,249,851)	(1,329,840)	(1,831,289)	(5,642,108)
Operating income (loss)	$257,763	$281,812	$289,716	$(151,547)	$677,744

Income (loss) from continuing operations	$(3,252)	$103,916	$56,713	$(307,926)	$(150,549)
Income (loss) from discontinued operations, net of taxes	(5,492)	5,717	(664)	6,605	6,166
Net income (loss)	(8,744)	109,633	56,049	(301,321)	(144,383)
Net loss (income) attributable to noncontrolling interest	(2,905)	2,396	(454)	9,071	8,108
Net income (loss) attributable to CSC Holdings sole member	$(11,649)	$112,029	$55,595	$(292,250)	$(136,275)
Amounts attributable to CSC Holdings, LLC sole member:
Income (loss) from continuing operations, net of taxes	$(6,157)	$106,312	$56,259	$(298,855)	$(142,441)
Income (loss) from discontinued operations, net of taxes	(5,492)	5,717	(664)	6,605	6,166
Net income (loss)	$(11,649)	$112,029	$55,595	$(292,250)	$(136,275)

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

NOTE 21.              OTHER MATTERS

Sales Tax Audit

The Company has been under examination by the New York State Department of Taxation and Finance (“NYS”) for sales tax with regard to the Optimum Voice business for the period June 1, 2006 through November 30, 2007.  NYS has recently concluded the audit and issued a Notice of Determination totaling approximately $16,000 for such period, including tax, interest and penalties.  The principal audit issue is the amount of Optimum Voice revenue that should be subject to tax.  NYS has asserted that all Optimum Voice revenue, less embedded sales tax included in the subscriber fee, bad debts and other customer adjustments, should be subject to sales tax.  The Company believes that it has substantial defenses to such claim based on, among other things, the provision of New York state law excluding interstate telephone service from taxation.  The Company intends to contest the determination vigorously.  No provision has been made for such claim in the accompanying condensed consolidated financial statements.

NOTE 22.              SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after December 31, 2009 up through February 25, 2010, the date the Company issued these consolidated financial statements.

Cablevision Dividend

On February 24, 2010, the Board of Directors of Cablevision declared a cash dividend of $0.10 per share payable on March 29, 2010 to stockholders of record on both its CNYG Class A common stock and Class B common stock as of March 8, 2010.

Item 15(a)(2).  Financial Statement Schedules

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS

Cablevision Systems Corporation

	Balance at Beginning of Period	Provision for Bad Debt	Deductions/ Write-Offs and Other Charges	Additions through Acquisitions	Balance at End of Period
Year Ended December 31, 2009
Allowance for doubtful accounts	$19,762	$66,835	$(63,097)	$—	$23,500

Year Ended December 31, 2008
Allowance for doubtful accounts	$9,519	$61,286	$(55,050)	$4,007	$19,762

Year Ended December 31, 2007
Allowance for doubtful accounts	$14,556	$50,978	$(56,015)	$—	$9,519

CSC Holdings, LLC

	Balance at Beginning of Period	Provision for Bad Debt	Deductions/ Write-Offs and Other Charges	Additions through Acquisitions	Balance at End of Period
Year Ended December 31, 2009
Allowance for doubtful accounts	$19,762	$66,835	$(63,097)	$—	$23,500

Year Ended December 31, 2008
Allowance for doubtful accounts	$9,519	$61,286	$(55,050)	$4,007	$19,762

Year Ended December 31, 2007
Allowance for doubtful accounts	$14,556	$50,978	$(56,015)	$—	$9,519